FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-17

MSC 2021-L7

Free Writing Prospectus

Structural and Collateral Term Sheet

$921,191,360

(Approximate Total Mortgage Pool Balance)

$769,052,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

KeyBank National Association

Starwood Mortgage Capital LLC

Bank of Montreal

Argentic Real Estate Finance LLC

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2021-L7

September 23, 2021

MORGAN STANLEY Co-Lead Bookrunning Manager	BMO Capital Markets Co-Lead Bookrunning Manager	KeyBanc Capital Markets Co-Lead Bookrunning Manager

Mischler Financial Group, Inc. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$18,400,000	30.000%	(7)	2.85	1 – 58	14.9%	41.0%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$92,100,000	30.000%	(7)	4.98	58 – 60	14.9%	41.0%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	$68,100,000	30.000%	(7)	6.87	82 – 84	14.9%	41.0%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$34,100,000	30.000%	(7)	7.47	60 – 117	14.9%	41.0%
Class A-4(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	14.9%	41.0%
Class A-5(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	14.9%	41.0%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$625,972,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/A(sf)	$143,080,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/AAA(sf)	$52,537,000(8)	24.125%	(7)(8)	9.92	119 – 119	13.7%	44.5%
Class B(8)	AA-sf/AA+(sf)/AA(sf)	$43,595,000(8)	19.250%	(7)(8)	9.94	119 – 120	12.9%	47.3%
Class C(8)	A-sf/A(sf)/A(sf)	$46,948,000(8)	14.000%	(7)(8)	10.01	120 – 120	12.1%	50.4%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB(sf)/NR	$53,654,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-F	BB+sf/BBB-(sf)/NR	$10,061,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-G	BB-sf/BB(sf)/NR	$14,531,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$29,063,000	10.750%	(7)	10.01	120 – 120	11.7%	52.3%
Class E	BBB-sf/BBB(sf)/NR	$24,591,000	8.000%	(7)	10.01	120 – 120	11.3%	53.9%
Class F	BB+sf/BBB-(sf)/NR	$10,061,000	6.875%	(7)	10.01	120 – 120	11.2%	54.6%
Class G	BB-sf/BB(sf)/NR	$14,531,000	5.250%	(7)	10.01	120 – 120	11.0%	55.5%
Class H-RR	B-sf/B+(sf)/NR	$10,060,000	4.125%	(7)	10.01	120 – 120	10.8%	56.2%
Class J-RR	NR/NR/NR	$36,888,512	0.000%	(7)	10.01	120 – 120	10.4%	58.6%

Non-Offered Eligible Vertical Interest(12)

Non-Offered Eligible Vertical Interest	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial VRR Interest Balance(2)	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$21,467,837.32	N/A	(14)	8.92	1 – 120	N/A	N/A
RR Interest	NR/NR/NR	$5,477,009.96	N/A	(14)	8.92	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-4 and Class A-5 certificates, such greater percentages as are contemplated by footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (8) below) or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the initial principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements (as defined herein). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates, the Class RR certificates and the RR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, and (b) a fraction, the numerator of which is the sum of the total initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the initial principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the sum of the total initial certificate balance of all the principal balance certificates.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, and (b) a fraction, the numerator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the initial principal balance of the VRR Interest multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the total initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates evidences interests in one or more “trust components”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates, together with the Exchangeable Certificates with certificate balances, are referred to as the “principal balance certificates.” The maximum certificate balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed under footnote (9)) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities, certificate balances or notional amounts and pass-through rates of the Exchangeable Certificates are described more fully below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $413,272,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component.

The maximum certificate balances of the Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date.

Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 - $190,000,000	N/A – 9.77	N/A / 101 – 118
Class A-5	$223,272,000 - $413,272,000	9.88 – 9.83	118 – 119 / 101 – 119

(10)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate or principal balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate of the principal balances of the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates. If the certificate balance of a class of principal balance certificates or principal balance of a trust component constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates or such trust component constitutes an “underlying class of principal balance certificates” or an “underlying trust component” for such class of Class X certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this Term Sheet.

(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Issue Characteristics

Offered Certificates:	$769,052,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 19 principal balance classes (Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp.
Co-Managers:	Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, KeyBank National Association, Starwood Mortgage Capital LLC, Bank of Montreal and Argentic Real Estate Finance LLC
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	KeyBank National Association
Special Servicer:	KeyBank National Association
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	LD III Holdco II, L.P.
Risk Retention Consultation Party:	KeyBank National Association
Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2021 (or, in the case of any mortgage loan that has its first due date after October 2021, the date that would have been its due date in October 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of September 27, 2021
Expected Closing Date:	On or about October 13, 2021
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in November 2021.
Rated Final Distribution Date:	The distribution date in October 2054
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2021-L7<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Allocation Between the Certificates and the VRR Interest:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest will be (i) net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the certificates, on the other hand. The portion of such aggregate amount (a) allocable to the VRR Interest will at all times be the product of such amounts multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of principal balance certificates and (y) the initial principal balance of the VRR Interest (the “Vertically Retained Percentage”), and (b) allocable to the certificates will at all times be the product of such aggregate amount multiplied by the difference between 100% and the percentage set forth in clause (a) (the “Non-Vertically Retained Percentage,” and the Non-Vertically Retained Percentage and the Vertically Retained Percentage are each a “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”.

Amount and Order of Distributions:

On each distribution date, the Non-Vertically Retained Percentage of the aggregate funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of the Non-Vertically Retained Percentage of available funds allocable to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate balance or principal balance of each of the Class A-S, Class B and Class C trust components and each class of the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates or trust components, to principal on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class or trust component at the pass-through rate for such class or trust component from the date the related loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of the Non-Vertically Retained Percentage of available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of the Non-Vertically Retained Percentage of available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of the Non-Vertically Retained Percentage of available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Seventh, to the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on any trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated to all classes thereof (other than the Class V and Class R Certificates) to reduce the interest entitlement on all classes of certificates (other than the Exchangeable Certificates and the Class V and Class R certificates) and trust components, pro rata, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust component. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$52,537,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$43,595,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$46,948,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A- 4, Class A-5, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2,  Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2,  Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2,  Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

(h) to the holders of the Class B-X1 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2,  Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2,  Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates, the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

The Vertically Retained Percentage of any yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom) will be distributed to the holders of the VRR Interest (pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest).

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The Non-Vertically Retained Percentage of the amount described in the first sentence of this paragraph will be applied to reduce the certificate balances of the Class J-RR, Class H-RR, Class G, Class F, Class E and Class D Certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The Vertically Retained Percentage of the amount described in the first sentence of this paragraph will be applied to reduce the principal balance of the VRR Interest until its principal balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and/or one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Superstition Gateway and Helios Plaza (prior to the securitization of the related control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Helios Plaza whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: One Soho Square and Helios Plaza (on and after the securitization of the related control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be LD III Holdco II, L.P.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H-RR and Class J-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (and not the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR interest (by principal balance). The initial risk retention consultation party is expected to be KeyBank National Association.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, the party processing such servicing action will generally be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party, the retaining sponsor or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any mortgage loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Any Appraisal Reduction Amount and Cumulative Appraisal Reduction Amounts relating or allocated to a Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above), and the Non-Vertically Retained Percentage thereof will be allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class J-RR, Class H-RR, Class G and Class F certificates, in that order, and then solely in the case of Appraisal Reduction Amounts, further to the Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Any Appraisal Reduction Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to (a) payment obligations or operating covenants under the related mortgage loan documents, (b) the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, or (c) such other modification, forbearance or waiver that is related or incidental to clause (a) or clause (b), that in each case (i) defers no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodation and (ii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on serviced mortgage loans and non-serviced mortgage loans and for Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan that is a specially serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is (or, if required by a related intercreditor agreement, two other offers are) received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Preliminary Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan), the risk retention consultation party (upon request) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2021-L7 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of ABS Interests evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce (i) the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable and (ii) the principal balance of the VRR Interest) allocable to the principal balance certificates and the VRR Interest, as applicable, requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates and the VRR Interest representing at least 75% of the voting rights that constitute a minimum Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders and the VRR Interest owners as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of ABS Interests representing a majority of the outstanding principal balance of all ABS Interests whose holders voted on the matter, provided that the ABS Interest holders that so voted on the matter (i) hold ABS Interests representing at least 20% of the outstanding principal balance of all ABS Interests on an aggregate basis and (ii) include at least three certificateholders, certificate owners and/or VRR Interest owners that are not affiliated with each other.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of ABS Interests representing at least 75% of the aggregate voting rights allocable to all principal balance certificates and the VRR Interest on an aggregate basis (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the certificates and the principal balance of the VRR Interest).

“ABS Interest” means any class of certificates (other than the Class R certificates) or the VRR Interest, as applicable.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2021-L7 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the ABS Interests will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates or the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of the class of certificates or the principal balance of the VRR Interest, as applicable, in each case, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

certificate balances of all classes of the principal balance certificates and the principal balance of the VRR Interest, in each case determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in such certificate balances and/or VRR Interest principal balance for Cumulative Appraisal Reduction Amounts allocated to the principal balance certificates or VRR Interest, as applicable). The voting rights of any class of certificates or the VRR Interest will be allocated among certificateholders of such class or the VRR Interest owners, as applicable, in proportion to their respective percentage interests. The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1, Class C-X2, Class V and Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any serviced mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced (or would not have been advanced in the absence of a non-recoverability determination) as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the VRR Interest owners, as a collective whole, as if those certificateholders and VRR Interest owners constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if the holders of ABS Interests representing at least 15% of the voting rights allocable to the Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of ABS Interests representing more than 50% of the voting rights allocable to the Non-Reduced Interests that exercise their right to vote, provided that the holders of ABS Interests representing at least 50% of the voting rights allocable to the Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the classes that constitute the HRR Certificates (i.e., the Class H-RR and Class J-RR Certificates) (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Interest” means any ABS Interest (other than the Class X and Class V certificates) then outstanding for which (a)(1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates or VRR Interest, as applicable, and (z) any realized losses previously allocated to such class of certificates or VRR Interest, as applicable, is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If holders of ABS Interests representing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently, (i) a majority of the voting rights allocable to those holders of ABS Interests who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of ABS Interests representing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of ABS Interests representing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders, VRR Interest owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders, VRR Interest owners and the asset representations reviewer. Upon the written direction of holders of ABS Interests representing at least 75% of the voting rights that constitute a minimum Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) or VRR Interest owner to deliver a repurchase request with respect to the mortgage loan (the “Initial Requesting Holder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Holder, if any, or such other certificateholder, certificate owner or VRR Interest owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class certificateholder and any holder of the VRR Interest (or any portion thereof)) will not be entitled to be an Initial Requesting Holder.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Structural Overview

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
KeyBank National Association	18	40	$274,695,494	29.8%
Starwood Mortgage Capital LLC	14	28	$239,364,812	26.0%
Bank of Montreal	9	12	$187,248,204	20.3%
Argentic Real Estate Finance LLC	11	11	$116,986,385	12.7%
Morgan Stanley Mortgage Capital Holdings LLC	8	11	$102,896,465	11.2%
Total:	60	102	$921,191,360	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$921,191,360
Number of Mortgage Loans:	60
Average Cut-off Date Balance per Mortgage Loan:	$15,353,189
Number of Mortgaged Properties:	102
Average Cut-off Date Balance per Mortgaged Property:	$9,031,288
Weighted Average Mortgage Rate:	3.4430%
% of Pool Secured by 5 Largest Mortgage Loans:	28.9%
% of Pool Secured by 10 Largest Mortgage Loans:	46.6%
% of Pool Secured by ARD Loans:	4.3%
Weighted Average Original Term to Maturity (months)(2):	111
Weighted Average Remaining Term to Maturity (months)(2):	110
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	13.3%
% of Pool Secured by Refinance Loans:	65.1%
% of Pool Secured by Acquisition Loans:	33.8%
% of Pool Secured by Recapitalization Loans:	1.1%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	15.1%
% of Pool with Subordinate Mortgage Debt:	5.6%
% of Pool with Mezzanine Debt:	5.6%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.67x
Weighted Average UW NOI Debt Yield(4):	10.4%
Weighted Average UW NCF DSCR:	2.55x
Weighted Average UW NCF Debt Yield(4):	9.8%
Weighted Average Cut-off Date LTV Ratio(4)(5):	58.6%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	54.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	381
Weighted Average Remaining Amortization Term (months)(6):	380
% of Pool Interest Only through Maturity:	54.3%
% of Pool Interest Only followed by Amortizing Balloon:	22.5%
% of Pool Amortizing Balloon:	18.9%
% of Pool Interest Only, ARD:	4.3%

Lockboxes
% of Pool with Springing Lockboxes:	49.3%
% of Pool with Hard Lockboxes:	39.2%
% of Pool with No Lockboxes:	9.7%
% of Pool with Soft (Residential) / Hard (Nonresidential) Lockboxes:	1.1%
% of Pool with Soft Lockboxes:	0.7%

Reserves
% of Pool Requiring Tax Reserves:	77.5%
% of Pool Requiring Insurance Reserves:	60.8%
% of Pool Requiring Replacement Reserves:	82.6%
% of Pool Requiring TI/LC Reserves(7):	76.1%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	76.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	9.8%
% of Pool without a lockout period, followed by yield maintenance, followed be defeasance or yield maintenance until open period:	5.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.0%
% of Pool with lockout period, followed by defeasance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2021.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily, self storage, school and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	SMC	Signature Office Portfolio II	Various	NJ	Office	$71,500,000	7.8%	448,372	$159.47	1.75x	10.5%	63.3%	54.4%
2	BMO	One SoHo Square	New York	NY	Office	$51,823,204	5.6%	786,891	$597.29	4.88x	13.6%	34.8%	34.8%
3	KeyBank	Inland Wentworth Self Storage Portfolio	Various	Various	Self Storage	$51,050,000	5.5%	798,975	$63.89	3.01x	9.3%	48.3%	48.3%
4	KeyBank	Superstition Gateway	Mesa	AZ	Retail	$47,125,000	5.1%	495,204	$155.74	1.72x	10.3%	68.5%	61.9%
5	SMC	Havenwood Office Park	Spring	TX	Office	$44,936,586	4.9%	239,629	$187.53	1.93x	9.0%	64.5%	58.1%
6	BMO	Helios Plaza	Houston	TX	Office	$40,000,000	4.3%	377,185	$314.17	3.10x	9.1%	64.1%	64.1%
7	SMC	12-24 Ford Street	Brooklyn	NY	Multifamily	$32,500,000	3.5%	98	$331,632.65	2.00x	7.2%	64.6%	64.6%
8	MSMCH	Bardin Place Shopping Center	Arlington	TX	Retail	$32,300,000	3.5%	294,323	$109.74	2.67x	10.3%	57.4%	57.4%
9	AREF	384-390 Fulton Street	Brooklyn	NY	Mixed Use	$32,000,000	3.5%	29,904	$1,070.09	1.86x	7.6%	62.9%	62.9%
10	BMO	ABX Industrial Portfolio	Various	Various	Industrial	$26,000,000	2.8%	972,499	$26.74	3.28x	10.6%	64.9%	64.9%
		Total/Wtd. Avg.				$429,234,790	46.6%			2.61x	9.9%	58.6%	55.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Cut-off Date Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
2	BMO	One SoHo Square	$51,823,204	$418,176,796	$470,000,000	SOHO 2021-SOHO	KeyBank	Midland	SOHO 2021-SOHO	4.88x	13.6%	34.8%
4	KeyBank	Superstition Gateway	$47,125,000	$30,000,000	$77,125,000	MSC 2021-L7	KeyBank	KeyBank	MSC 2021-L7	1.72x	10.3%	68.5%
6	BMO	Helios Plaza	$40,000,000	$78,500,000	$118,500,000	(2)	KeyBank	KeyBank	(2)	3.10x	9.1%	64.1%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The Helios Plaza controlling companion loan is currently held by BMO. The Helios Plaza whole loan will be serviced pursuant to the MSC 2021-L7 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Units	Cut-off Date Balance per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	BMO	One SoHo Square	New York	NY	Office	$51,823,204	5.6%	786,891	$597.29	4.88x	13.6%	34.8%	34.8%	GSMS 2019-SOHO
4	KeyBank	Superstition Gateway	Mesa	AZ	Retail	$47,125,000	5.1%	495,204	$155.74	1.72x	10.3%	68.5%	61.9%	CARB 2019-FL2
9	AREF	384-390 Fulton Street	Brooklyn	NY	Mixed Use	$32,000,000	3.5%	29,904	$1,070.09	1.86x	7.6%	62.9%	62.9%	WFCM 2012-LC5
11	KeyBank	Los Arcos Apartments	Houston	TX	Multifamily	$24,950,000	2.7%	516	$48,352.71	2.92x	10.1%	59.0%	59.0%	DBJPM 2016-C1
12	BMO	Lower East Side Multifamily Portfolio	New York	NY	Multifamily	$23,500,000	2.6%	66	$356,060.61	1.64x	6.5%	69.1%	69.1%	ARCLO 2020-FL1
14	SMC	Fairway Retail Center	Pasadena	TX	Retail	$17,033,151	1.8%	49,600	$343.41	1.74x	9.7%	69.1%	54.1%	UBSBB 2012-C2
15	MSMCH	Victory Winn-Dixie Portfolio	Various	Various	Retail	$16,166,465	1.8%	236,430	$68.38	1.66x	10.3%	71.0%	56.5%	WFRBS 2011-C3
17.01	SMC	178 Suydam Street	Brooklyn	NY	Multifamily	$3,145,946	0.3%	8	$393,243.24	1.83x	7.3%	64.9%	64.9%	FRESB 2018-SB51
17.03	SMC	239 Stanhope Street	Brooklyn	NY	Multifamily	$2,562,162	0.3%	5	$512,432.43	1.83x	7.3%	64.9%	64.9%	FRESB 2018-SB51
17.05	SMC	18-67 Madison Street	Ridgewood	NY	Multifamily	$2,335,135	0.3%	6	$389,189.19	1.83x	7.3%	64.9%	64.9%	FRESB 2016-SB15
29	SMC	Southland Plaza	San Diego	CA	Retail	$10,700,000	1.2%	80,486	$132.94	6.33x	16.3%	32.6%	32.6%	WFRBS 2012-C6
41	KeyBank	Rego Park	Rego Park	NY	Retail	$7,000,000	0.8%	34,099	$205.28	3.61x	20.8%	20.1%	16.6%	MSC 2012-C4
43.01	KeyBank	930 Providence Road	Chesapeake	VA	Multifamily	$2,030,873	0.2%	32	$63,464.79	1.61x	9.0%	56.8%	44.2%	FNA 2012-M2
43.02	KeyBank	710-722 East 29th Street	Norfolk	VA	Multifamily	$1,373,826	0.1%	28	$49,065.20	1.61x	9.0%	56.8%	44.2%	FNA 2012-M2
43.03	KeyBank	2011 Chesapeake Drive	Chesapeake	VA	Multifamily	$1,194,632	0.1%	24	$49,776.34	1.61x	9.0%	56.8%	44.2%	FNA 2012-M2
43.05	KeyBank	811-819 East 29th Street	Norfolk	VA	Multifamily	$1,194,631	0.1%	24	$49,776.30	1.61x	9.0%	56.8%	44.2%	FNA 2012-M2
48	KeyBank	Metro Self Storage	Taylor	MI	Self Storage	$5,489,983	0.6%	89,661	$61.23	3.14x	15.5%	35.8%	27.1%	WFRBS 2011-C5, CGCMT 2015-GC31
		Total				$249,625,008	27.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/ Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
2	BMO	One SoHo Square	$51,823,204	$597.29	$315,000,000	4.88x	13.6%	34.8%	2.92x	8.1%	58.1%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
2	BMO	One SoHo Square	$51,823,204	$597.29	$120,000,000	4.88x	13.6%	34.8%	2.28x	7.1%	67.0%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($92,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
6	BMO	Helios Plaza	TX	Office	$40,000,000	4.3%	$40,000,000	43.4%	377,185	$314.17	3.10x	9.1%	64.1%	64.1%	60	60
9	AREF	384-390 Fulton Street	NY	Mixed Use	$32,000,000	3.5%	$32,000,000	34.7%	29,904	$1,070.09	1.86x	7.6%	62.9%	62.9%	60	60
23	KeyBank	Columbus & Indy Industrial	Various	Industrial	$13,476,634	1.5%	$12,046,566	13.1%	326,664	$41.26	1.97x	11.6%	59.9%	53.5%	0	59
33	KeyBank	Hale Office Portfolio	Various	Office	$9,800,000	1.1%	$9,800,000	10.6%	62,391	$157.07	2.93x	10.9%	52.6%	52.6%	58	58
		Total/Wtd. Avg.			$95,276,634	10.3%	$93,846,566	101.9%			2.51x	9.1%	61.9%	61.0%	51	60

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($68,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	BMO	One SoHo Square	NY	Office	$51,823,204	5.6%	$51,823,204	76.1%	786,891	$597.29	4.88x	13.6%	34.8%	34.8%	82	82
24	MSMCH	West Park Promenade	MT	Retail	$13,000,000	1.4%	$13,000,000	19.1%	145,673	$89.24	3.35x	13.0%	55.6%	55.6%	83	83
49	MSMCH	Shoppes at Lake Mary	FL	Retail	$5,400,000	0.6%	$5,400,000	7.9%	37,685	$143.29	2.12x	10.8%	64.0%	64.0%	84	84
		Total/Wtd. Avg.			$70,223,204	7.6%	$70,223,204	103.1%			4.38x	13.3%	40.9%	40.9%	82	82

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	23	$274,847,505	29.8%	3.5079%	2.55x	11.4%	58.9%	53.3%
Anchored	12	$172,754,354	18.8%	3.5204%	2.36x	11.1%	62.5%	56.4%
Single Tenant	4	$48,784,999	5.3%	3.4972%	2.58x	10.5%	51.8%	49.1%
Shadow Anchored	4	$39,133,151	4.2%	3.2555%	3.29x	12.0%	58.1%	49.8%
Unanchored	3	$14,175,000	1.5%	4.0885%	2.77x	15.7%	42.8%	39.7%
Office	12	$251,575,305	27.3%	3.3402%	2.75x	10.5%	57.7%	53.5%
Suburban	7	$164,917,369	17.9%	3.4478%	2.18x	9.8%	63.3%	57.7%
CBD	3	$73,399,589	8.0%	3.0301%	4.13x	12.6%	43.7%	41.9%
Medical	1	$9,839,130	1.1%	3.7600%	1.97x	7.6%	69.8%	69.8%
Single Tenant	1	$3,419,216	0.4%	3.6000%	2.93x	10.9%	52.6%	52.6%
Multifamily	19	$145,488,593	15.8%	3.5312%	2.09x	7.9%	62.6%	61.4%
Mid Rise	7	$94,355,015	10.2%	3.5523%	2.00x	7.3%	63.5%	63.5%
Garden	7	$38,838,593	4.2%	3.3706%	2.40x	9.5%	59.8%	55.2%
Low Rise	5	$12,294,985	1.3%	3.8765%	1.84x	7.3%	64.9%	64.9%
Self Storage	22	$102,664,983	11.1%	3.1870%	2.92x	10.0%	51.5%	50.2%
Self Storage	22	$102,664,983	11.1%	3.1870%	2.92x	10.0%	51.5%	50.2%
Mixed Use	6	$62,815,075	6.8%	3.8760%	1.84x	8.7%	62.2%	59.0%
Office/Retail	3	$42,165,075	4.6%	3.9012%	1.81x	8.1%	61.7%	59.4%
Multifamily/Retail	1	$9,750,000	1.1%	3.4000%	1.47x	7.9%	70.1%	63.1%
Parking/Retail	1	$5,600,000	0.6%	4.9000%	1.56x	10.6%	56.6%	50.0%
Industrial/Self Storage/Retail	1	$5,300,000	0.6%	3.4700%	3.04x	12.7%	57.6%	57.6%
Industrial	8	$47,256,634	5.1%	3.1395%	2.82x	10.9%	62.4%	60.5%
Flex	4	$21,256,634	2.3%	3.2245%	2.26x	11.3%	59.3%	55.2%
Warehouse	2	$18,900,000	2.1%	3.0700%	3.28x	10.6%	64.9%	64.9%
Manufacturing	2	$7,100,000	0.8%	3.0700%	3.28x	10.6%	64.9%	64.9%
Manufactured Housing	9	$17,050,000	1.9%	3.5291%	1.91x	10.5%	51.2%	43.7%
Manufactured Housing	9	$17,050,000	1.9%	3.5291%	1.91x	10.5%	51.2%	43.7%
Hospitality	2	$15,493,265	1.7%	4.0041%	2.90x	18.7%	63.8%	51.6%
Limited Service	2	$15,493,265	1.7%	4.0041%	2.90x	18.7%	63.8%	51.6%
Other	1	$4,000,000	0.4%	3.0500%	5.68x	17.8%	33.9%	33.9%
School	1	$4,000,000	0.4%	3.0500%	5.68x	17.8%	33.9%	33.9%
Total/Wtd. Avg.	102	$921,191,360	100.0%	3.4430%	2.55x	10.4%	58.6%	54.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	20	$243,802,408	26.5%	3.3779%	2.83x	9.8%	55.4%	54.7%
Texas	20	$228,328,675	24.8%	3.2993%	2.65x	10.0%	58.8%	55.8%
Arizona	7	$82,079,549	8.9%	3.3250%	2.39x	10.2%	59.8%	56.0%
Florida	10	$77,863,171	8.5%	3.6859%	2.54x	11.3%	60.0%	56.3%
New Jersey	3	$71,500,000	7.8%	3.6500%	1.75x	10.5%	63.3%	54.4%
California	4	$24,500,000	2.7%	3.1226%	4.74x	15.9%	43.2%	39.1%
California – Southern(2)	3	$20,500,000	2.2%	3.1758%	4.52x	15.6%	45.7%	40.8%
California – Northern(2)	1	$4,000,000	0.4%	2.8500%	5.85x	17.3%	30.1%	30.1%
Georgia	5	$20,359,304	2.2%	3.4913%	2.03x	10.1%	67.2%	55.6%
Oregon	2	$16,560,963	1.8%	3.2491%	2.92x	9.8%	55.5%	55.5%
Kansas	1	$15,675,000	1.7%	3.8500%	1.90x	10.8%	54.1%	49.0%
North Carolina	3	$15,650,000	1.7%	3.7906%	2.19x	9.7%	61.1%	58.3%
Louisiana	2	$15,450,000	1.7%	3.6794%	2.05x	9.3%	67.2%	61.9%
Minnesota	1	$13,930,000	1.5%	3.4700%	1.56x	9.4%	68.6%	58.7%
Montana	1	$13,000,000	1.4%	3.4250%	3.35x	13.0%	55.6%	55.6%
Alabama	3	$12,192,250	1.3%	3.9500%	1.66x	10.3%	71.0%	56.5%
Virginia	6	$11,988,593	1.3%	3.5085%	1.65x	9.8%	57.6%	46.3%
Indiana	2	$10,168,888	1.1%	3.2643%	1.75x	10.2%	61.3%	52.4%
Nevada	1	$9,076,385	1.0%	4.3400%	1.58x	10.3%	75.0%	60.6%
Michigan	2	$7,864,983	0.9%	3.0486%	2.65x	13.4%	45.5%	35.7%
Ohio	2	$7,067,746	0.8%	2.9500%	1.97x	11.6%	59.9%	53.5%
Tennessee	1	$5,600,000	0.6%	4.9000%	1.56x	10.6%	56.6%	50.0%
Connecticut	1	$5,300,000	0.6%	3.4700%	3.04x	12.7%	57.6%	57.6%
Mississippi	1	$3,575,000	0.4%	3.9500%	1.76x	10.4%	65.0%	59.0%
Virgin Islands	1	$3,419,216	0.4%	3.6000%	2.93x	10.9%	52.6%	52.6%
Wisconsin	1	$2,350,000	0.3%	3.0700%	3.28x	10.6%	64.9%	64.9%
Washington	1	$2,114,228	0.2%	2.9540%	3.01x	9.3%	48.3%	48.3%
Illinois	1	$1,775,000	0.2%	5.4900%	1.40x	10.7%	67.7%	56.7%
Total/Wtd. Avg.	102	$921,191,360	100.0%	3.4430%	2.55x	10.4%	58.6%	54.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,775,000 - 10,000,000	29	178,967,432	19.4
10,000,001 - 20,000,000	18	241,139,139	26.2
20,000,001 - 30,000,000	4	97,850,000	10.6
30,000,001 - 40,000,000	4	136,800,000	14.9
40,000,001 - 50,000,000	2	92,061,586	10.0
50,000,001 - 60,000,000	2	102,873,204	11.2
60,000,001 - 71,500,000	1	71,500,000	7.8
Total:	60	$921,191,360	100.0%
Min: $1,775,000	Max: $71,500,000	Avg: $15,353,189

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	20	243,802,408	26.5
Texas	20	228,328,675	24.8
Arizona	7	82,079,549	8.9
Florida	10	77,863,171	8.5
New Jersey	3	71,500,000	7.8
California	4	24,500,000	2.7
California – Southern(3)	3	20,500,000	2.2
California – Northern(3)	1	4,000,000	0.4
Georgia	5	20,359,304	2.2
Oregon	2	16,560,963	1.8
Kansas	1	15,675,000	1.7
North Carolina	3	15,650,000	1.7
Louisiana	2	15,450,000	1.7
Minnesota	1	13,930,000	1.5
Montana	1	13,000,000	1.4
Alabama	3	12,192,250	1.3
Virginia	6	11,988,593	1.3
Indiana	2	10,168,888	1.1
Nevada	1	9,076,385	1.0
Michigan	2	7,864,983	0.9
Ohio	2	7,067,746	0.8
Tennessee	1	5,600,000	0.6
Connecticut	1	5,300,000	0.6
Mississippi	1	3,575,000	0.4
Virgin Islands	1	3,419,216	0.4
Wisconsin	1	2,350,000	0.3
Washington	1	2,114,228	0.2
Illinois	1	1,775,000	0.2
Total:	102	$921,191,360	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	23	274,847,505	29.8
Anchored	12	172,754,354	18.8
Single Tenant	4	48,784,999	5.3
Shadow Anchored	4	39,133,151	4.2
Unanchored	3	14,175,000	1.5
Office	12	251,575,305	27.3
Suburban	7	164,917,369	17.9
CBD	3	73,399,589	8.0
Medical	1	9,839,130	1.1
Single Tenant	1	3,419,216	0.4
Multifamily	19	145,488,593	15.8
Mid Rise	7	94,355,015	10.2
Garden	7	38,838,593	4.2
Low Rise	5	12,294,985	1.3
Self Storage	22	102,664,983	11.1
Self Storage	22	102,664,983	11.1
Mixed Use	6	62,815,075	6.8
Office/Retail	3	42,165,075	4.6
Multifamily/Retail	1	9,750,000	1.1
Parking/Retail	1	5,600,000	0.6
Industrial/Self Storage/Retail	1	5,300,000	0.6
Industrial	8	47,256,634	5.1
Flex	4	21,256,634	2.3
Warehouse	2	18,900,000	2.1
Manufacturing	2	7,100,000	0.8
Manufactured Housing	9	17,050,000	1.9
Manufactured Housing	9	17,050,000	1.9
Hospitality	2	15,493,265	1.7
Limited Service	2	15,493,265	1.7
Other	1	4,000,000	0.4
School	1	4,000,000	0.4
Total/Wtd. Avg.	102	$921,191,360	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.5430 - 3.2490	13	278,389,820	30.2
3.2500 - 3.4990	14	168,301,483	18.3
3.5000 - 3.9990	25	431,455,407	46.8
4.0000 - 5.4900	8	43,044,650	4.7
Total:	60	$921,191,360	100.0%
Min: 2.5430%	Max: 5.4900%	Wtd Avg: 3.4430%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	4	95,276,634	10.3
84	3	70,223,204	7.6
120	53	755,691,522	82.0
Total:	60	$921,191,360	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 111 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58 – 119	44	717,831,360	77.9
120	16	203,360,000	22.1
Total:	60	$921,191,360	100.0%
Min: 58 mos.	Max: 120 mos.	Wtd Avg: 110 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	540,367,333	58.7
360	28	335,887,441	36.5
540	1	44,936,586	4.9
Total:	60	$921,191,360	100.0%
Min: 360 mos.	Max: 540 mos.	Wtd Avg: 381 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	540,367,333	58.7
341 - 360	28	335,887,441	36.5
538	1	44,936,586	4.9
Total:	60	$921,191,360	100.0%
Min: 341 mos.	Max: 538 mos.	Wtd Avg: 380 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
KeyBank	18	274,695,494	29.8
SMC	14	239,364,812	26.0
BMO	9	187,248,204	20.3
AREF	11	116,986,385	12.7
MSMCH	8	102,896,465	11.2
Total:	60	$921,191,360	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	500,367,333	54.3
Interest Only, Amortizing Balloon	13	206,905,000	22.5
Amortizing Balloon	16	173,919,027	18.9
Interest Only - ARD	1	40,000,000	4.3
Total:	60	$921,191,360	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
20.1 - 45.0	7	97,513,186	10.6
45.1 - 50.0	5	108,200,000	11.7
50.1 - 55.0	4	34,165,075	3.7
55.1 - 60.0	13	150,520,227	16.3
60.1 - 75.0	31	530,792,872	57.6
Total:	60	$921,191,360	100.0%
Min: 20.1%	Max: 75.0%	Wtd Avg: 58.6%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
16.6 - 30.0	2	12,489,983	1.4
30.1 - 40.0	6	94,773,203	10.3
40.1 - 45.0	2	13,578,668	1.5
45.1 - 50.0	10	147,832,890	16.0
50.1 - 55.0	9	143,713,051	15.6
55.1 - 69.8	31	508,803,565	55.2
Total:	60	$921,191,360	100.0%
Min: 16.6%	Max: 69.8%	Wtd Avg: 54.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.30 - 1.60	10	70,456,460	7.6
1.61 - 1.80	10	206,638,209	22.4
1.81 - 2.00	11	195,485,240	21.2
2.01 - 2.20	2	7,500,000	0.8
2.21 - 2.40	4	51,025,000	5.5
2.41 - 6.33	23	390,086,451	42.3
Total:	60	$921,191,360	100.0%
Min: 1.30x	Max: 6.33x	Wtd Avg: 2.55x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.5 - 9.0	17	256,324,309	27.8
9.1.0-10	8	158,053,226	17.2
10.1 - 12.0	23	352,107,374	38.2
12.1 - 13.0	3	32,799,999	3.6
13.1 - 15.0	2	75,223,204	8.2
15.1 - 21.1	7	46,683,248	5.1
Total:	60	$921,191,360	100.0%
Min: 6.5%	Max: 21.1%	Wtd Avg: 10.4%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

Signature Office Portfolio II
1 110 Allen Road Basking Ridge, NJ
2 121 Chanlon Road New Providence, NJ
3 106 Allen Road Basking Ridge, NJ
Morristown
Florham Park
Morristown Memorial Hospital
Coll. of St. Elizabeth
NY Jets Training Facility
Novartis
AT&T Research Florham Park
Fairleigh Dickinson Univ. - Madison Campus
Drew University
Madison
Spring Brook Country Club
MORRISTOWN NATL. HISTORICAL PARK
Wick Farm and Garden
Jockey Hollow Visitors Center
New Vernon
MORRIS COUNTY
Loantaka Park
Chatham
Verizon
Great Swamp National Wildlife Refuge
Lord Stirling Park
Bernardsville
Basking Ridge
Far Hills
Lyons
New Providence
Murray Hill
Newark Intl. Airport 17 miles
Berkeley Square
Berkeley Heights
VA New Jersey Health Care - Lyons Campus
NJ TRANSIT
Bernards
New Jersey National Golf Club
Roka Bioscience
EMC Corp., Bellerophon Therapeutics
Ipsen
Matheson
HCL America, Inc.
Verizon Labs
Warren
Passaic River County Park
Sanofi
Barnes & Noble College (Corporate Office)
Chubb Group of Insurance Companies
Citi Warren Complex
Watchung
SOMERSET COUNTY
Twin Brooks Country Club
North Plainfield
UNION COUNTY
Plainfield
Warrenbrook Golf Course
Bridgewater
Green Knoll Golf Course
Washington Valley Park
Valeant Pharmaceuticals International
Bridgewater Commons
Dunellen
Somerville
Somerset Medical Center
Raritan
Bound Brook
Middlesex
MIDDLESEX COUNTY
South Plainfield
Piscataway
Bridgewater Promenade
Marketplace at Manville
Manville
Oticon
Comcast Cable
American Standards Brands
Philips Lighting
Garden State Convention Center
AT&T Global
IBM
Centennial Square
Raritan R.
NEW YORK
PENN.
NEW JERSEY
NEW YORK CITY
Newark
Paterson
Trenton
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Signature Office Portfolio II

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Various
Original Balance:	$71,500,000			General Property Type:	Office
Cut-off Date Balance:	$71,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Abraham Brach			Size:	448,372 SF
Guarantor:	Abraham Brach			Cut-off Date Balance per SF:	$159
Mortgage Rate:	3.6500%			Maturity Date Balance per SF:	$137
Note Date:	8/19/2021			Property Manager:	Diversified Management Plus, LLC
First Payment Date:	10/6/2021				(borrower-related)
Maturity Date:	9/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	36 months			UW NOI:	$7,506,780
Seasoning:	1 month			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.60x (IO) 1.75x (P&I)
Additional Debt Type:	NAP			Most Recent NOI:	$7,352,703 (4/30/2021 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$7,268,198 (12/31/2020)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$6,693,770 (12/31/2019)
Reserves(1)				Most Recent Occupancy(3):	91.9% (8/13/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (12/31/2020)
RE Tax:	$283,201	$94,400	N/A	3rd Most Recent Occupancy:	86.9% (12/31/2019)
Insurance:	$69,012	$9,433	N/A	Appraised Value (as of):	$113,000,000 (6/21/2021)
Recurring Replacements:	$0	$8,444	N/A	Appraised Value per SF:	$252
TI/LC:	$1,500,000	$44,837	N/A	Cut-off Date LTV Ratio:	63.3%
Deferred Maintenance:	$85,148	$0	N/A	Maturity Date LTV Ratio:	54.4%
Unfunded Obligations Reserve:	$524,475	$0	N/A
Major Tenant Reserve:	$0	Springing	$1,950,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$71,500,000	100.0%	Loan Payoff:	$67,453,710	94.3%
			Reserves:	$2,461,835	3.4%
			Closing Costs:	$1,017,817	1.4%
			Return of Equity:	$566,638	0.8%
Total Sources:	$71,500,000	100.0%	Total Uses:	$71,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Signature Office Portfolio II Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Signature Office Portfolio II Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	The borrower sponsor intends to relocate Pulte Homes of NJ, Inc. (21,793 SF; 4.9% NRA; 5.3% of UW Base Rent) from a non-collateral property to the 110 Allen Road property. The borrower sponsor expects Pulte Homes of NJ, Inc. to execute a lease for its new space in September 2021 and to take possession of its space at the 110 Allen Road property in October 2021. The borrower sponsor has entered into a 15-year master lease at the rent underwritten for Pulte Homes of NJ, Inc. for the related space between the borrower, as landlord, and the borrower sponsor as tenant, which lease is expected to be replaced by an acceptable lease with Pulte Homes of NJ, Inc. In addition, the Signature Office Portfolio II Mortgage Loan (as defined below) will be partial recourse to the borrower sponsor in an amount equal to 25% of the original principal balance until, on or after April 2023, (i) Pulte Homes of NJ, Inc. has taken occupancy of, and is paying rent for, its leased space, (ii) the debt yield (as calculated by the lender as described in the loan documents) under the Signature Office Portfolio II Mortgage Loan is equal to or greater than 10.5% and (iii) a satisfactory site visit has been conducted by the lender.

The Mortgage Loan. The largest mortgage loan (the “Signature Office Portfolio II Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal amount of $71,500,000 and secured by first priority fee mortgages encumbering three office buildings located in Basking Ridge and New Providence, New Jersey (the “Signature Office Portfolio II Properties”). Proceeds from the Signature Office Portfolio II Mortgage Loan were used to refinance the previous loans secured by the Signature Office Portfolio II Properties, return equity to the borrower, pay closing costs and fund upfront reserves.

The Borrowers and the Borrower Sponsor. The borrowers are SIG 106 LLC, SIG 110 LLC and 121 Chanlon LLC, each a New Jersey limited liability company and each structured to be bankruptcy-remote with one independent director at the managing member level. The borrower sponsor and non-recourse carveout guarantor of the Signature Office Portfolio II Mortgage Loan is Abraham Brach of Signature Acquisitions, which is a private real estate investment firm based in New York that develops, owns and manages office, retail, and multifamily properties throughout the tristate area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

Their holdings total over four million square feet across 31 commercial assets and several multifamily properties in Brooklyn, New York. Mr. Brach is the founder and President of Signature Acquisitions as well as numerous other business ventures.

In addition, Mr. Brach owns and manages non-real estate related companies including Northside Packaging Corp., Healthy Food Brands, LLC, and Simply Natural Foods. Mr. Brach’s partner, Eric Zabarkus, is responsible for the day-to-day asset management of Signature Acquisitions’ holdings. Mr. Zabarkus has over 20 years of experience in the industry and has transactional experiences across 14.0 million square feet.

Mr. Brach acquired the Signature Office Portfolio II Properties in two transactions between May 2016 and February 2018 for a combined purchase price of approximately $64.1 million.

The Properties. The Signature Office Portfolio II Properties are comprised of three office properties located in New Jersey.

The 106 Allen Road property is located on the south side of Allen Road, between Liberty Corner Road to the east and Somerville Road to the west in Basking Ridge, Somerset County, New Jersey. The 106 Allen Road property is located less than one mile from I-78 and less than 4.5 miles from I-287, the two major east/west and north/south arteries serving northern New Jersey. On-site amenities include an atrium lobby, bathrooms and elevators and a grab-and-go café. The site includes 440 parking spaces which equates to a parking ratio of approximately 3.3 parking spaces per 1,000 square feet of net rentable area.

The 106 Allen Road property was originally constructed in 2000 and was 73.0% occupied as of August 13, 2021. The 106 Allen Road property has averaged 84.7% occupancy since 2018. The largest tenant is Arla Foods, Inc. (16,922 square feet; 12.7% NRA), which has been at the 106 Allen Road property since 2014. The next largest tenant is Viking Termite & Pest Control, LLC (16,775 square feet; 12.5% NRA). Other notable tenants include IPSEN Biopharmaceuticals, Inc., Torrent Pharma, Inc. and Hess Corporation.

The 110 Allen Road property is located adjacent to the 106 Allen Road property in the same business park. On-site amenities also include an atrium lobby, bathrooms and elevators, and a grab-and-go café. The site includes 729 parking spaces which equates to a parking ratio of approximately 3.6 parking spaces per 1,000 square feet of net rentable area.

The 110 Allen Road property was originally constructed in 1989 and was 100.0% occupied as of August 13, 2021. The 110 Allen Road property has averaged 94.5% occupancy since 2018. The largest tenant is Regeneron Pharmaceuticals, Inc. (“Regeneron”) (65,079 square feet; 32.1% NRA), which uses the space for clinical operations and biostatistics, and has been at the 110 Allen Road property since 2011. Regeneron has expanded its footprint three times, once in 2015, once in 2017 and again in 2019. The next largest tenant is Lexicon Pharmaceuticals (New Jersey), Inc. (“Lexicon”) (24,841 square feet; 12.3% NRA). Other notable tenants include The Prudential Insurance Company of America, pSividia Corp. and Timber Pharmaceuticals Inc.

The 121 Chanlon Road property is located on the northwest corner of Chanlon Road and Floral Avenue in New Providence, Union County, New Jersey. The 121 Chanlon Road property is located less than 2.5 miles from I-78, the major east/west thoroughfare connecting New York City with northern New Jersey. On-site amenities include an atrium lobby, bathrooms and elevators, and a cafeteria.

The 121 Chanlon Road property was originally constructed in 1990 and was 100.0% occupied as of August 13, 2021. The 121 Chanlon Road property has averaged 88.8% occupancy since 2018. The largest tenant is Martindale, LLC (“Martindale”) (35,000 square feet; 31.3% NRA), which is an information services company serving the legal profession. Martindale has been at the 121 Chanlon Road property since 2014. Other notable tenants include Summit Health Management, LLC (“Summit Health Management”), Stafford Communications Group, Inc. and Phoenix Group Holdings, LLC (“Phoenix Group”).

The following table presents detailed information with respect to each of the Signature Office Portfolio II Properties:

Signature Office Portfolio II Properties Summary
Property Name / Location	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
110 Allen Road 110 Allen Road Basking Ridge, NJ	1989 / NAP	202,740	$36,000,000	50.3%	$56,500,000	50.0%	$3,885,474	51.8%
121 Chanlon Road 121 Chanlon Road New Providence, NJ	1990 / NAP	111,948	$18,150,889	25.4%	$26,000,000	23.0%	$1,946,384	25.9%
106 Allen Road 106 Allen Road Basking Ridge, NJ	2000 / NAP	133,684	$17,349,111	24.3%	$30,500,000	27.0%	$1,674,922	22.3%
Total		448,372	$71,500,000	100.0%	$113,000,000	100.0%	$7,506,780	100.0%
(1)	The Signature Office Portfolio II Mortgage Loan documents do not permit the release of any of the Signature Office Portfolio II Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

Major Tenants.

Regeneron (65,079 SF, 14.5% of portfolio NRA, 15.5% of portfolio underwritten base rent). Regeneron leases 65,079 SF at the 110 Allen Road property under a lease through August 2025. Regeneron is a biotechnology company and uses its space for clinical operations and biostatistics. Regeneron has occupied its space since 2011 and has expanded its footprint at the 110 Allen Road property three times since its initial lease. Regeneron has no termination options. Regeneron has two five-year lease renewal options remaining.

Martindale (35,000 SF, 7.8% of portfolio NRA, 8.3% of portfolio underwritten base rent). Martindale is an information services company for the legal profession. It is owned by Internet Brands and is part of the Martindale-Avvo Legal Marketing Network, creating the largest online legal network. Martindale publishes the Martindale Law Directory, which provides background information on lawyers and law firms in the United States and other countries. The 121 Chanlon Road property serves as Martindale’s headquarters. Martindale has been a tenant at the 121 Chanlon Road property since 2014. Martindale’s lease runs through December 2024. Martindale has no termination options. Martindale has one five-year lease renewal option remaining.

Summit Health Management (26,723 SF, 6.0% of portfolio NRA, 6.4% of portfolio underwritten base rent). Summit Health Management is a subsidiary of Summit Health that offers consulting and management services to physician practices in the United States. Summit Medical Group and CityMD merged in August 2019 to form Summit Health, a physician-owned, for-profit, multispecialty medical practice headquartered in Berkeley Heights, New Jersey. Summit Health Management uses its space as a business office. Summit Health Management has been at the 121 Chanlon Road property since 2015 and has a lease that runs through March 2026. Summit Health Management has no termination options. Summit Health Management has two five-year lease renewal options remaining.

Lexicon (24,841 SF, 5.5% of portfolio NRA, 6.2% of portfolio underwritten base rent). Lexicon is a biopharmaceutical company developing treatments for human disease. Over the years, Lexicon evolved from a genomics company into a drug discovery and development company focused on developing treatments for human disease. Lexicon has been a tenant at the 110 Allen Road property since 2015 under a lease through December 2022. Lexicon has no termination options. Lexicon has one five-year lease renewal option remaining.

Phoenix Group (22,886 SF, 5.1% of portfolio NRA, 5.9% of portfolio underwritten base rent). Phoenix Group is doing business as eNOVA, a medical communications company that is headquartered at the 121 Chanlon Road property. Phoenix Group has been a tenant at the 121 Chanlon Road property since 2014 and has a current lease expiration date in November 2023. Phoenix Group has no termination options. Phoenix Group has two five-year lease renewal options remaining.

The following table presents certain information relating to the tenants at the Signature Office Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options (Y/N)
Regeneron	NR/Baa3/BBB+	65,079	14.5%	$1,612,119	15.5%	$24.77	8/31/2025	2 x 5 yrs	N
Martindale	NR/NR/NR	35,000	7.8%	$857,500	8.3%	$24.50	12/31/2024	1 x 5 yrs	N
Summit Health Management	NR/NR/NR	26,723	6.0%	$660,458	6.4%	$24.71	3/31/2026	2 x 5 yrs	N
Lexicon	NR/NR/NR	24,841	5.5%	$643,922	6.2%	$25.92	12/31/2022	1 x 5 yrs	N
Phoenix Group	A/NR/NR	22,886	5.1%	$610,055	5.9%	$26.66	11/30/2023	2 x 5 yrs	N
Subtotal/Wtd. Avg.		174,529	38.9%	$4,384,054	42.3%	$25.12

Other Tenants		237,737	53.0%	$5,988,165	57.7%	$25.19
Vacant Space		36,106	8.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		448,372	100.0%	$10,372,219	100.0%	$25.16

(1)	Information is based on the underwritten rent roll dated August 13, 2021 with rent steps totaling $117,339 through August 2022. Straight-line rent has been underwritten for investment grade tenants totaling $52,946.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the lease rollover schedule at the Signature Office Portfolio II Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	1,534	$0.00	0.3%	0.3%	$0	0.0%	0.0%
2021	1	3,000	$25.00	0.7%	1.0%	$75,000	0.7%	0.7%
2022	5	53,613	$26.31	12.0%	13.0%	$1,410,576	13.6%	14.3%
2023	5	40,446	$24.74	9.0%	22.0%	$1,000,546	9.6%	24.0%
2024	4	53,990	$25.23	12.0%	34.0%	$1,362,067	13.1%	37.1%
2025	7	113,150	$24.96	25.2%	59.3%	$2,824,637	27.2%	64.3%
2026	7	67,017	$26.05	14.9%	74.2%	$1,745,656	16.8%	81.2%
2027	3	24,445	$26.34	5.5%	79.7%	$643,780	6.2%	87.4%
2028	2	44,638	$23.97	10.0%	89.6%	$1,069,997	10.3%	97.7%
2029	1	10,433	$23.00	2.3%	91.9%	$239,959	2.3%	100.0%
2030	0	0	$0.00	0.0%	91.9%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	91.9%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	91.9%	$0	0.0%	100.0%
Vacant	0	36,106	$0.00	8.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	36	448,372	$25.16	100.0%		$10,372,219	100.0%

(1)	Information is based on the underwritten rent roll dated August 13, 2021 with rent steps totaling $117,339 through August 2022. Straight-line rent has been underwritten for investment grade tenants totaling $52,946.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes café space.

COVID-19 Update. As of September 1, 2021, the Signature Office Portfolio II Properties are open and operating with most tenants working remotely. According to the borrower sponsor, 100.0% of tenants by underwritten base rent and 100.0% of tenants by occupied NRA paid their full July 2021 and August 2021 rent payments. No tenants requested or were granted rent relief. As of September 6, 2021, the Signature Office Portfolio II Mortgage Loan is not subject to any modification or forbearance requests, and its first payment date is October 6, 2021.

The Market. The Signature Office Portfolio II Properties are located in the Northern New Jersey office market. The Northern New Jersey office market contains approximately 153.6 million square feet of office inventory with a vacancy rate of 13.9% as of the first quarter of 2021. According to the appraisal, the average asking rent in the first quarter of 2021 was $26.24 PSF, compared to the prior quarter’s average asking rent of $26.19 PSF. Vacancy rates in the market have increased by 0.7% over the previous quarter, from 13.2% to 13.9%.

The Signature Office Portfolio II Properties are located in the Route 78 East office submarket. The Route 78 East office submarket contains approximately 18.8 million square feet of office inventory with a vacancy rate of 17.4% in the first quarter of 2021. According to the appraisal, the average asking rent in the first quarter of 2021 was $26.93 PSF, a $0.06 increase from the previous quarter’s average asking rent. Vacancy rates in the Route 78 East office submarket have increased by 2.5% over the previous quarter, from 14.9% to 17.4%.

According to the appraisal, the estimated 2021 population within the 121 Chanlon Road property zip code and county was 232,568 and 558,241, respectively. The 2021 estimated average household income within the same parameters was $211,869 and $129,237, respectively.

According to the appraisal, the estimated 2021 population within the 106 Allen Road and 110 Allen Road properties zip code and county was 9,442 and 328,529, respectively. The 2021 estimated average household income within the same parameters was $235,481 and $177,970, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	106 Allen Road and 110 Allen Road	121 Chanlon Road
Property SF	336,424	111,948
Market Rent (PSF)	$26.00	$26.00
Lease Term (Years)	7	5
Lease Type (Reimbursements)	Base Year + Electric	Base Year + Electric
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	$25.00	$15.00
Tenant Improvements (Renewal) (PSF)	$0.00	$0.00

Source: Appraisals

The following table presents certain information relating to comparable office leases for the 106 Allen Road and 110 Allen Road properties:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
110 Allen Road 110 Allen Road Basking Ridge, NJ	1989 / NAP	202,740(1)	100.0%(1)	-	-	-	-	-	-
106 Allen Road 106 Allen Road Basking Ridge, NJ	2000 / NAP	133,684(1)	73.0%(1)	-	-	-	-	-	-
10 Independence Boulevard 10 Independence Boulevard Warren, NJ	1988 / NAP	120,528	100.0%	1.0 miles	T-Mobile	May-21 / 60	31,125	$27.00	Base Year + Electric
CenterPointe at Bridgewater 1130-1160 U.S. 22 Bridgewater Township, NJ	2001 / NAP	331,354	76.3%	7.9 miles	R&J Strategic Communications	Jun-20 / 60	4,018	$25.33	Base Year + Electric
Liberty Corner Executive Center 645 Martinsville Road Basking Ridge, NJ	1985 / NAP	88,000	62.7%	0.9 miles	Confidential	Jun-20 / 60	10,350	$23.50	Base Year + Electric
Building 3 1430 U.S. 206 Bedminster, NJ	2000 / NAP	32,220	68.7%	6.3 miles	Confidential	Apr-20 / 60	1,951	$27.50	Base Year + Electric
Mount Airy Corners 180 Mount Airy Road Basking Ridge, NJ	1980 / NAP	50,729	61.0%	4.6 miles	Pavonia Life Insurance Company of New York	Jun-21 / 60	5,032	$23.00	Base Year + Electric
222 Mount Airy Road 222 Mount Airy Road Basking Ridge, NJ	1978 / NAP	49,000	84.7%	4.3 miles	Confidential	Jan-21 / 60	7,500	$24.00	Base Year + Electric

Source: Appraisals, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated August 13, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to comparable office leases for the 121 Chanlon Road property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
121 Chanlon Road 121 Chanlon Road New Providence, NJ	1990 / NAP	111,948(1)	100.0%(1)	-	-	-	-	-	-
Mount Kemble Corporate Center 350 Mount Kemble Avenue Morristown, NJ	2001 / NAP	234,000	80.8%	11.0 miles	WSP	Jan-21 / 60	16,716	$28.50	Base Year
Florham Park Corporate Center 25 Vreeland Road Florham Park, NJ	1983 / NAP	230,000	90.8%	8.5 miles	Confidential	May-21 / 60	39,060	$24.00	Base Year
Echo Executive Office Building 899 Mountain Avenue Springfield, NJ	1989 / 2009	40,880	100.0%	7.1 miles	Confidential	Dec-20 / 60	1,959	$23.00	Base Year
Cranford Business Park 11 Commerce Drive Cranford, NJ	1980 / NAP	90,000	48.4%	10.9 miles	Confidential	Oct-20 / 60	15,311	$24.50	Base Year
890 Mountain Avenue 890 Mountain Avenue New Providence, NJ	1977 / NAP	81,075	90.4%	1.9 miles	Confidential	Sep-20 / 36	7,748	$25.00	Base Year

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated August 13, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Signature Office Portfolio II Properties:

Cash Flow Analysis
	2018(1)	2019	2020	4/30/2021 TTM	UW	UW PSF
Base Rent(2)	$9,351,454	$9,416,393	$9,582,870	$9,667,563	$10,201,934	$22.75
Contractual Rent Steps(3)	$0	$0	$0	$0	$170,285	$0.38
Vacant Income	$0	$0	$0	$0	$927,132	$2.07
Reimbursements	$685,983	$1,096,438	$1,231,893	$1,187,940	$872,989	$1.95
Other Income	$2,001	$3,599	$3,346	$6,400	$6,400	$0.01
Vacancy and Concessions	$0	$0	$0	$0	($927,132)	($2.07)
Effective Gross Income	$10,039,437	$10,516,430	$10,818,109	$10,861,904	$11,251,608	$25.09

Taxes	$1,102,174	$1,164,219	$1,127,102	$1,127,685	$1,165,969	$2.60
Insurance	$73,386	$80,534	$90,819	$93,070	$113,196	$0.25
Other Operating Expenses	$2,540,272	$2,577,907	$2,331,990	$2,288,446	$2,465,662	$5.50
Total Operating Expenses	$3,715,832	$3,822,660	$3,549,911	$3,509,200	$3,744,828	$8.35

Net Operating Income	$6,323,605	$6,693,770	$7,268,198	$7,352,703	$7,506,780	$16.74
TI/LC	$0	$0	$0	$0	$538,046	$1.20
Capital Expenditures	$0	$0	$0	$0	$101,319	$0.23
Net Cash Flow	$6,323,605	$6,693,770	$7,268,198	$7,352,703	$6,867,415	$15.32

Occupancy %(4)	89.7%	86.9%	93.0%	91.9%	92.4%
NOI DSCR (IO)	2.39x	2.53x	2.75x	2.78x	2.84x
NOI DSCR (P&I)	1.61x	1.71x	1.85x	1.87x	1.91x
NCF DSCR (IO)	2.39x	2.53x	2.75x	2.78x	2.60x
NCF DSCR (P&I)	1.61x	1.71x	1.85x	1.87x	1.75x
NOI Debt Yield	8.8%	9.4%	10.2%	10.3%	10.5%
NCF Debt Yield	8.8%	9.4%	10.2%	10.3%	9.6%

(1)	The borrower sponsor acquired the 106 Allen Road and 110 Allen Road properties in February 2018. January and February 2018 figures were not available and as such, the 10-month 2018 operating statements for the 106 Allen Road and 110 Allen Road properties were annualized for presentation purposes.

(2)	UW Base Rent is based on the August 13, 2021 rent roll.

(3)	Contractual Rent Steps includes rent steps totaling $117,339 through August 2022 and straight-line rent for investment grade tenants totaling $52,946.

(4)	Occupancy % is shown as of December 31 of the corresponding year, unless otherwise indicated. 4/30/2021 TTM Occupancy % represents occupancy as of August 13, 2021. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #1	Cut-off Date Balance:	$71,500,000
Various	Signature Office Portfolio II	Cut-off Date LTV:	63.3%
Various		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	10.5%

Escrows and Reserves.

The borrowers deposited at origination approximately (i) $283,201 for property taxes, (ii) $69,012 for insurance, (iii) $1,500,000 for future tenant improvements and leasing commissions, (iv) $524,475 for unfunded obligations and (v) $85,148 for deferred maintenance.

Real Estate Taxes and Insurance - The borrowers are required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $94,400) and 1/12 of the estimated annual insurance premiums (currently approximately $9,433).

Recurring Replacements Reserve - The borrowers are required to reserve $8,444 monthly for replacements.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $44,837 per month.

Major Tenant Reserve - Upon the occurrence of a Major Tenant Trigger Event (as defined below), the borrowers will be required to deposit on each monthly payment date until such Major Tenant Trigger Event is cured $162,700 subject to a cap of $1,950,000. Such amounts will be held for tenant improvements and leasing commissions that may be incurred in connection with re-leasing the Major Tenant (as defined below) space.

A “Major Tenant Trigger Event” commences if Regeneron or an approved replacement tenant (a “Major Tenant”) (i) fails to extend its lease by five years or more on or before the date that is 12 months prior to its lease expiration, (ii) defaults under its lease, (iii) goes dark or otherwise ceases operations in its leased space (if such Major Tenant’s credit rating falls below BBB- by S&P or Fitch, and Baa3 by Moody’s), (iv) sublets any or all of its leased space (if such Major Tenant’s credit rating falls below BBB- by S&P or Fitch, and Baa3 by Moody’s), (v) vacates or gives notice to vacate its leased space, (vi) terminates or gives notice to terminate its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding.

A Major Tenant Trigger Event will terminate: with regard to clause (ii), upon the Major Tenant curing such default, with regard to clause (iii), (x) upon the Major Tenant resuming ordinary business operations in the entirety of the leased space or (y) if such Major Tenant’s credit rating is upgraded to BBB- or better by Fitch and S&P, and Baa3 or better by Moody’s, with regard to clause (iv), (x) upon the Major Tenant ceasing to sublet any portion of its leased space or (y) if such Major Tenant’s credit rating is upgraded to BBB- or better by Fitch and S&P, and Baa3 or better by Moody’s, with regard to clauses (v) and (vi), upon the written rescission of such Major Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, and with regard to clauses (i) through (vii) above, upon (x) the full execution and delivery to the lender of an approved lease extension (solely with regard to clause (i) above) or one or more approved replacement leases with respect to the entirety of the Major Tenant’s leased space, (y) delivery of satisfactory estoppels from the Major Tenant or approved replacement tenant(s) and (z) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Major Tenant space for which the borrowers are responsible have been paid.

Lockbox and Cash Management. The Signature Office Portfolio II Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into an account designated by the borrowers. The Signature Office Portfolio II Mortgage Loan requires that the borrowers deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Signature Office Portfolio II Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Signature Office Portfolio II Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Signature Office Portfolio II Mortgage Loan. To the extent that no Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default and (ii) the date on which the debt yield based on the trailing 12-month period is less than 7.25%.

A Trigger Event will end: with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), when the debt yield based on the trailing 12-month period is at least 7.75% for one calendar quarter.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. A member of the borrowers is permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the borrowers), provided that among other conditions: (i) no event of default is continuing under the Signature Office Portfolio II Mortgage Loan documents; (ii) after giving effect to the mezzanine loan, (a) the debt service coverage ratio is equal to or greater than 1.75x, (b) the debt yield is equal to or greater than 10.6%, and (c) the loan-to-value ratio is equal to or less than 63.6%, in each case with respect to the Signature Office Portfolio II Mortgage Loan and the mezzanine loan together, (iii) the mezzanine loan is co-terminous with the Signature Office Portfolio II Mortgage Loan, (iv) an intercreditor agreement is executed that is acceptable to the rating agencies and reasonably acceptable to the lender; and (v) at the lender’s option, a rating agency confirmation is delivered.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Signature Office Portfolio II Properties and business interruption insurance for (i) 18 months with a 180-day extended period of indemnity for the 110 Allen Road and 106 Allen Road properties and (ii) 12 months with a 180-day extended period of indemnity for the 121 Chanlon Road property. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

One SoHo Square
161 Avenue of the Americas and 233 Spring Street
New York, NY 10013
MANHATTAN
Meatpacking District
Greenwich Village
West Village
SoHo
Nolita
Little Italy
Tribeca
Chinatown
Hudson River
Washington Square
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
The Cooper Union
The Public Theater
Ukrainian Museum
Hudson Park Library
Washington Arch
Jerome S. Coles Sports Center
The Basilica of St. Patrick's Old Cathedral
Italian American Museum
Museum of Chinese in America
SoHo Playhouse
The Dominick
NYC Fire Museum
Metropolitan College of New York
375 Hudson Street
WebMD
UPS Customer Center
Morton Square
James J. Walker Park
St. John's Park
Citi Headquarters
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
NYC Criminal Court
NY County Supreme Court
US District Court
US Justice Department
Columbus Park
Tweed Courthouse
NYC City Hall
City Hall Park
NY Public Library
Woolworth Building
New York by Gehry
Pace University
Schimmel Center
New York Downtown Hospital
1 Police Plaza
Brooklyn Bridge
200 West Street
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
2 World Trade Ctr. Westfield WTC
Holland Tunnel
78
9A
PATH
Hudson River Greenway
Pier 48
Pier 45
Pier 40
W. 10th St
W. 9th St
W. 8th St
W. 4th St
W. 12th St
Bethune St
Bleecker St
Hudson St
Washington St
West St
Christopher St
Barrow St
Morton St
Greenwich St
W. Houston St
King St
Charlton St
Vandam St
Spring St
Canal St
Watts St
Hubert St
Franklin St
Chambers St
Warren St
Murray St
Park Pl
Varick St
7th Ave South
Bedford St
6th Ave
5th Ave
University Pl
MacDougal St
Sullivan St
Thompson St
West Broadway
Broadway
Lafayette St
Mercer St
Greene St
Wooster St
Church St
Walker St
White St
Leonard St
Duane St
Reade St
Grand St
Broome St
Kenmare St
Mott St
Mulberry St
Centre St
Bowery
Great Jones St
Bond St
Astor Pl
Waverly Pl
W. Houston St
Park Row
Pearl St
3rd Ave
St. Johns University-Manhattan Campus
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
West New York
Astoria
Long Island City
Greenpoint
Williamsburg
Midtown
Central Park
Upper West Side
Upper East Side
West Side
East Side
Chelsea
Greenwich Village
Little Italy
SoHo
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
East River

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – One SoHo Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/A/NR			Location:	New York, NY 10013
Original Balance(1):	$51,823,204			General Property Type:	Office
Cut-off Date Balance(1):	$51,823,204			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1904-1926/2016
Borrower Sponsor:	The Gluck Family Trust			Size:	786,891 SF
Guarantor:	The Gluck Family Trust			Cut-off Date Balance Per SF(1):	$597
Mortgage Rate:	2.72466879%			Maturity Date Balance Per SF(1):	$597
Note Date:	7/9/2021			Property Manager:	MEL Management Corp. (d/b/a
First Payment Date:	9/6/2021				Stellar Management)
Maturity Date:	8/6/2028
Original Term to Maturity:	84 months			Underwriting and Financial Information(5)
Original Amortization Term:	0 months			UW NOI:	$63,911,313
IO Period:	84 months			UW NOI Debt Yield(1):	13.6%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	13.6%
Prepayment Provisions(2):	YM(26),DorYM(52),O(6)			UW NCF DSCR(1):	4.88x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$51,408,293 (4/30/2021 TTM)
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			2nd Most Recent NOI:	$46,957,475 (12/31/2020)
Additional Debt Balance(1)(3):	$418,176,796/$315,000,000/$120,000,000			3rd Most Recent NOI:	$24,995,700 (12/31/2019)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy:	92.5% (6/1/2021)
Reserves(4)				2nd Most Recent Occupancy(6):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	NAP
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$1,350,000,000 (6/10/2021)
Insurance:	$0	Springing	N/A	Appraised Value Per SF:	$1,716
Replacement Reserve:	$0	Springing	$150,000	Cut-off Date LTV Ratio(1):	34.8%
TI/LC Reserve:	$0	Springing	$1,500,000	Maturity Date LTV Ratio(1):	34.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$470,000,000	51.8%	Loan Payoff:	$900,036,150	99.2%
Subordinate Notes(1):	$315,000,000	34.7%	Closing Costs:	$7,272,952	0.8%
Mezzanine Loan(1):	$120,000,000	13.2%
Borrower Sponsor Equity:	$2,309,102	0.3%
Total Sources:	$907,309,102	100.0%	Total Uses:	$907,309,102	100.0%

(1)	The One SoHo Square Mortgage Loan is part of the One SoHo Square Whole Loan (as defined below), which is comprised of 20 pari passu senior promissory notes with an aggregate original principal balance of $470,000,000 (collectively, the “One SoHo Square Senior Notes”) and three pari passu promissory notes that are subordinate to the One SoHo Square Senior Notes with an aggregate original principal balance of $315,000,000 (collectively, the “One SoHo Square Subordinate Notes”, and together with the One SoHo Square Senior Notes, the “One SoHo Square Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the One SoHo Square Senior Notes, without regard to the One SoHo Square Subordinate Notes or the One SoHo Square Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire One SoHo Square Whole Loan are $998, $998, 8.1%, 8.1%, 2.92x, 58.1% and 58.1%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan (the “One SoHo Square Total Debt”) are $1,150, $1,150, 7.1%, 7.1%, 2.28x, 67.0% and 67.0%, respectively.

(2)	Defeasance of the One Soho Square Mortgage Loan (as defined below) is permitted at any time after the first payment date following the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One Soho Square Mortgage Loan to be securitized and (b) the end of the three-year period commencing on July 9, 2021. The assumed prepayment lockout period of 26 payments is based on the closing date of this transaction in October 2021.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the One SoHo Square Whole Loan more severely than assumed in the underwriting of the One SoHo Square Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

The Mortgage Loan. The second largest mortgage loan (the “One SoHo Square Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 786,891 SF office property located in New York, New York (the “One SoHo Square Property”). The One SoHo Square Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and Bank of Montreal (“BMO”). The One SoHo Square Mortgage Loan is part of the One SoHo Square Whole Loan with an aggregate outstanding principal balance as of the Cut-off Date of $785.0 million consisting of the 20 senior pari passu One SoHo Square Senior Notes with an aggregate outstanding principal balance as of the Cut-off Date of $470.0 million and the three One SoHo Square Subordinate Notes, which are subordinate to the One SoHo Square Senior Notes and pari passu with each other,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.5%

with an aggregate outstanding principal balance as of the Cut-off Date of $315.0 million. The One SoHo Square Mortgage Loan is evidenced by the non-controlling Notes A-3-C-1, A-3-C-2 and A-3-C-3, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $51.8 million. The One SoHo Square Senior Notes that are not to be included in the MSC 2021-L7 securitization are referred to as the “One SoHo Square Non-Serviced Pari Passu Companion Loans.” The One SoHo Square Whole Loan is serviced pursuant to the trust and servicing agreement for the SOHO 2021-SOHO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loan— The One SoHo Square Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-S	$685,083	$685,083	SOHO 2021-SOHO	Yes
A-1-C-1	$53,950,000	$53,950,000	Benchmark 2021-B28	No
A-1-C-2	$75,000,000	$75,000,000	GSBI(1)	No
A-1-C-3	$50,000,000	$50,000,000	Benchmark 2021-B28	No
A-1-C-4	$50,000,000	$50,000,000	GSBI(1)	No
A-1-C-5	$50,000,000	$50,000,000	BCREI(2)	No
A-1-C-6	$20,000,000	$20,000,000	BCREI(2)	No
A-1-C-7	$20,000,000	$20,000,000	GSBI(1)	No
A-1-C-8	$2,353,868	$2,353,868	GSBI(1)	No
A-2-S	$204,420	$204,420	SOHO 2021-SOHO	No
A-2-C-1	$21,050,000	$21,050,000	Benchmark 2021-B28	No
A-2-C-2	$20,000,000	$20,000,000	DBRI(3)	No
A-2-C-3	$20,000,000	$20,000,000	DBRI(3)	No
A-2-C-4	$16,000,000	$16,000,000	DBRI(3)	No
A-2-C-5	$10,000,000	$10,000,000	Benchmark 2021-B28	No
A-2-C-6	$8,822,928	$8,822,928	DBRI(3)	No
A-3-S	$110,497	$110,497	SOHO 2021-SOHO	No
A-3-C-1	$24,000,000	$24,000,000	MSC 2021-L7(4)	No
A-3-C-2	$16,000,000	$16,000,000	MSC 2021-L7(4)	No
A-3-C-3	$11,823,204	$11,823,204	MSC 2021-L7(4)	No
Total Senior Notes	$470,000,000	$470,000,000
B-1	$215,801,105	$215,801,105	SOHO 2021-SOHO	No
B-2	$64,392,265	$64,392,265	SOHO 2021-SOHO	No
B-3	$34,806,630	$34,806,630	SOHO 2021-SOHO	No
Whole Loan	$785,000,000	$785,000,000

(1)	Held by GSBI and expected to be contributed to one or more future securitization transactions.
(2)	Held by Barclays Capital Real Estate Inc. (“BCREI”) and expected to be contributed to one or more future securitization transactions.

(3)	Held by DBRI and expected to be contributed to one or more future securitization transactions.

(4)	To be contributed by BMO.

The Borrower and the Borrower Sponsor. The borrowers are SOHO AOA Owner, LLC, OSS 2016 LLC and 2016 SOHO LLC, as tenants-in-common, each a recycled, singled-purpose Delaware limited liability company with at least two independent directors. The borrower sponsor is comprised of entities controlled by Laurence Gluck or trustees of the Amended and Restated 2013 LG Revocable Trust (d/b/a Stellar Management) and the non-recourse carveout guarantor is The Gluck Family Trust. At origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements and leasing commissions in an amount equal to $3,142,373.13. Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub and a current member of the executive committee of the Real Estate Board of New York. Stellar owns and manages over 12,000 apartments, over two million SF of office space and 1.2 million SF of retail space. Notable New York City projects, past and present, include 14 Wall Street, The Milk Building, 522 Fifth Avenue, 220 Fifth Avenue, Otto Greenpoint, The Windermere, Embassy House, Columbus Square and Independence Plaza. Since its inception, Stellar has partnered with a number of institutions and has been a fiduciary to investors on over 150 transactions. Stellar employs over 700 people.

The Property. The One SoHo Square Property is a 786,891 SF, Class A, office property located in New York, New York that was designed by the architecture firm Gensler. The One SoHo Square Property is situated in the Hudson Square / Meatpacking District submarket on the northwest corner of 6th Avenue and Spring Street. The One SoHo Square Property features multiple amenities, including roof decks with panoramic views, building management systems, destination dispatch elevators, 24/7 attended lobby with exclusive key card access, a bike room, a message center, and an online tenant service request system. The One SoHo Square Property serves as the corporate headquarters for Flatiron Health, MAC, Warby Parker, Glossier and Double Verify (through November 2023, at which time Flatiron Health is expected take the Double Verify space through February 2031 as further described below), which together constitute 59.2% of the NRA. As of June 1, 2021, the One SoHo Square Property was 92.5% leased to 14 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

Major Tenants.

Flatiron Health (223,402 SF, 28.4% of the net rentable area, 29.0% of underwritten rent). Flatiron Health is an oncology-focused electronic health records company that seeks to accelerate cancer research and improve the quality of care for cancer patients. Founded in 2012, Flatiron Health partners with hundreds of cancer centers and developers of oncology therapeutics to facilitate the collection of patient data for research and development purposes to accelerate and impact treatment worldwide. Flatiron Health’s lease at the One SoHo Square Property commenced in June 2018 and expires in February 2031. Flatiron Health’s lease has two, five-year extension options.

Aetna (106,350 SF, 13.5% of the net rentable area, 14.9% of underwritten rent). Aetna provides health insurance, as well as dental, vision and other plans to individuals, families and employers. Founded in 1853 in Hartford, Connecticut, Aetna offers: (i) a range of insurance and employee benefits products, (ii) programs and services that help control rising costs while striving to improve the quality of healthcare and (iii) tools and information to help people make better-informed decisions about their healthcare and financial well-being. Aetna’s lease at the One SoHo Square Property commenced in August 2018 and expires in July 2029. Aetna’s lease has two, one-year or five-year extension options.

MAC (88,699 SF, 11.3% of the net rentable area, 13.1% of underwritten rent). MAC, which stands for Make-Up Art Cosmetics (“MAC”), is a makeup and cosmetic supplier. Founded in 1984 in Toronto, Canada by photographer Frank Toskan and salon owner Frank Angelo, MAC is now sold in more than 120 countries around the globe and offers more than 50 collections each year. MAC’s lease at the One SoHo Square Property commenced in November 2017 and expires in March 2034. MAC’s lease has two, five-year extension options.

The following table presents a summary regarding the major tenants at the One SoHo Square Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx.% of SF	Annual UW Rent(2)	Annual UW Rent PSF(2)	App. % of Total Annual UW Rent(2)	Lease Expiration	Renewal Options	Term. Option
Flatiron Health(3)(4)	AA/Aa3/AA	223,402	28.4%	$19,473,782	$87.17	29.0%	2/28/2031	2 x 5 Yrs	N
Aetna	BBB/Baa2/BBB	106,350	13.5%	9,972,297	$93.77	14.9%	7/31/2029	Various(5)	N
MAC	NR/A1/A+	88,699	11.3%	8,784,122	$99.03	13.1%	3/31/2034	2 x 5 Yrs	N
Juul Labs(6)	NR/NR/NR	54,068	6.9%	6,927,707	$128.13	10.3%	5/31/2032	2 x 5 Yrs	N
Warby Parker	NR/NR/NR	83,286	10.6%	6,302,878	$75.68	9.4%	1/31/2025	1 x 5 Yrs	N
Glossier	NR/NR/NR	39,637	5.0%	3,493,168	$88.13	5.2%	4/30/2028	1 x 5 Yrs	N
Double Verify(7)	NR/NR/NR	30,668	3.9%	2,680,371	$87.40	4.0%	2/28/2031	NAP	N
Trader Joe’s	NR/NR/NR	26,126	3.3%	2,500,000	$95.69	3.7%	5/31/2033	3 x 5 Yrs	N
Managed By Q(8)	NR/NR/NR	27,334	3.5%	2,365,080	$86.53	3.5%	6/30/2028	NAP	N
Aveda	NR/A1/A+	20,194	2.6%	1,827,980	$90.52	2.7%	5/31/2025	1 x 5 Yrs	N
Subtotal/Wtd. Avg.		699,764	88.9%	$64,327,385	$91.93	95.8%

Other Tenants		28,208	3.6%	$2,812,852	$99.72	4.2%
Vacant Space		58,919	7.5%	$0	$0	0.0%
Total/Wtd. Avg.		786,891	100.0%	$67,140,237	$92.23	100.0%

(1)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(2)	Annual UW Rent, and Annual UW Rent PSF are based on the underwritten rent roll dated June 1, 2021 with rent steps through August 31, 2022.

(3)	Flatiron Health receives a rent abatement of 87.71% for the months of March 2027 through March 2028. Does not include space that has been pre-leased to Flatiron Health (35,523 SF), which is currently occupied by Double Verify (see footnote (7) below) and another tenant.

(4)	Flatiron Health originally put up approximately 111,000 SF (approximately 49%) of its leased space for sublease during the COVID-19 pandemic. The tenant currently has approximately 40,890 SF (approximately 17.9%) of its leased space up for sublease, of which 30,668 SF has been subleased to Petal for three years at approximately 35% of Flatiron Health’s contractual rent. We cannot assure you that Flatiron Health will be able to sublease its remaining space or continue paying rent.

(5)	Aetna has (i) one, one-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at fair-market rent with 15 months’ notice. If Aetna exercises the five-year renewal option, Aetna will subsequently have either (i) one, one-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at fair-market rent with 15 months’ notice.

(6)	Juul Labs has yet to take occupancy of its space but continues to pay its current rent. This space is presently on the market for sublease. We cannot assure you that this space will be subleased or that Juul Labs will continue to pay rent.

(7)	Suite 4 is presently leased to Double Verify through November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. Annual UW Rent depicts Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health receives a rent abatement on this suite of 91.28% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027.

(8)	Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for coworking.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover at the One SoHo Square Property:)

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling(3)	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023(4)	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	2	103,480	13.2%	13.2%	$8,130,858	$78.57	12.1%	12.1%
2026	1	4,855	0.6%	13.8%	$89,652	$18.47	0.1%	12.2%
2027	0	0	0.0%	13.8%	$0	$0.00	0.0%	12.2%
2028	2	66,971	8.5%	22.3%	$5,858,247	$87.47	8.7%	21.0%
2029	1	106,350	13.5%	35.8%	$9,972,297	$93.77	14.9%	35.8%
2030	0	0	0.0%	35.8%	$0	$0.00	0.0%	35.8%
2031	3	254,862	32.4%	68.2%	$22,332,354	$87.63	33.3%	69.1%
2032 & Thereafter	5	191,454	24.3%	92.5%	$20,756,829	$108.42	30.9%	100.0%
Vacant	0	58,919	7.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	14	786,891	100.0%		$67,140,237	$92.23	100.0%

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Total UW Rent Rolling and Annual UW Rent PSF Rolling are based on the underwritten rent roll dated June 1, 2021, with rent steps through August 31, 2022.

(4)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space subsequent to the expiration of Double Verify’s lease. Flatiron Health is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Annual UW Rent represents the terms of the Double Verify Lease. The lease expiration information reflects Flatiron Health’s successor lease.

COVID-19 Update. As of September 6, 2021, the One SoHo Square Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 6, 2021, the borrowers have reported that the One SoHo Square Property is open and operating, with 99.9% of tenants by occupied net rentable area and 99.9% of tenants by underwritten base rent having made their full September 2021 rent payments. No tenants have been granted any rent relief.

Market Overview. The One SoHo Square Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Hudson Square/Meatpacking Office submarket. The One SoHo Square Property benefits from the area’s mass transit infrastructure that connects Manhattan to the outer boroughs and the surrounding suburbs in the tri-state area. Air transportation is available via JFK International Airport, Newark Liberty International Airport and LaGuardia Airport, all of which are in close proximity to the One SoHo Square Property. Further, Penn Station and Grand Central are located in New York City, offering railroad access to Long Island, New York State, Connecticut and New Jersey. The New York City metropolitan area has a diverse economy, with major employers including JP Morgan Chase & Co., Bank of America, New York-Presbyterian Healthcare System, Macy’s, Verizon Communications, Price Waterhouse Coopers, Delta Air Lines Inc. and Time Warner Inc.

As of the first quarter of 2021, the Midtown South Office Market had approximately 3.4 million SF under construction with an overall vacancy rate of 17.5% and average asking rents of $76.60 per SF. As of the first quarter of 2021, the Hudson Square/Meatpacking Office submarket had approximately 988,866 SF under construction with an overall vacancy rate of 6.4% and average asking rents of $79.55 per SF.

The appraisal identified seven directly competitive comparable office buildings. The comparable buildings were built between 1910 and 1987 and range in size from 236,512 SF to 2,921,914 SF. Average asking rents ranged from $85.00 to $90.00 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the One SoHo Square Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Contract Rent Increase Projection
Office (2-7) West	$92.00	15	Modified Gross	2.5% a Year and $7.00/SF every 60 months
Office (8-9) West	$105.00	15	Modified Gross	2.5% a Year and $7.00/SF every 60 months
Office (10-13) West	$115.00	15	Modified Gross	2.5% a Year and $7.00/SF every 60 months
Office (Mezz-7) East	$92.00	15	Modified Gross	2.5% a Year and $7.00/SF every 60 months
Office (8-13) East	$97.00	15	Modified Gross	2.5% a Year and $7.00/SF every 60 months
Office (14-15) East	$115.00	15	Modified Gross	2.5% a Year and $7.00/SF every 60 months
Retail (Grade) East	$150.00	10	Modified Gross	3.0% a Year
Retail (Corner) East	$350.00	10	Modified Gross	3.0% a Year
Retail (Grade) West	$200.00	10	Modified Gross	3.0% a Year
Retail (Supermarket)	$100.00	15	Modified Gross	10.0% every 5 Year
Retail (Large) Spring Street	$175.00	15	Modified Gross	10.0% every 5 Year
Lower Level (Storage) East	$30.00	10	Modified Gross	3.0% a Year
Lower Level (Storage) West	$30.00	10	Modified Gross	3.0% a Year
Sub-Bsmt (Storage) East	$20.00	10	Gross	3.0% a Year

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

The following table presents comparable office leases with respect to the One SoHo Square Property:

Comparable Office Rent Summary
Property/Location	Tenant Name	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
75 Varick Street Hudson Square / Meatpacking, Midtown South	Confidential Lease Out	16.3	161,315	June 2021	$72.95	Modified Gross
40 Tenth Avenue Hudson Square / Meatpacking, Midtown South	Confidential Lease Out	10.6	14,300	June 2021	$133.23	Modified Gross
40 Tenth Avenue Hudson Square / Meatpacking, Midtown South	Confidential Lease Out	11.1	14,300	June 2021	$133.08	Modified Gross
60 Charlton Street Hudson Square / Meatpacking, Midtown South	Confidential Lease Out	7.8	9,200	June 2021	$99.05	Modified Gross
60 Charlton Street Hudson Square / Meatpacking, Midtown South	Confidential Lease Out	10.9	9,480	June 2021	$77.31	Modified Gross
40 Tenth Avenue Hudson Square / Meatpacking, Midtown South	RTW Investments	10.0	13,815	June 2021	$107.75	Modified Gross
345 Park Avenue South Flatiron / Union Square, Midtown South	Protara Theraputics	7.0	10,252	December 2020	$105.56	Modified Gross
421 Eighth Avenue Far West Side, Midtown	Facebook	16.2	770,000	August 2020	$94.16	Modified Gross
60-74 Gansevoort Street Hudson Square / Meatpacking, Midtown South	Match.com	11.3	40,569	May 2020	$98.68	Modified Gross
375 Hudson Street Hudson Square / Meatpacking, Midtown South	Lion Re:Sources, Inc.	25.0	960,225	December 2019	$87.05	Net (Grossed Up)
410 Tenth Avenue Far West Side, Midtown	Amazon	16.2	335,408	December 2019	$86.77	Modified Gross
341 Ninth Avenue Chelsea, Midtown South	Dentsu Holdings USA	16.2	322,000	December 2019	$103.86	Modified Gross
550 Washington Street Hudson Square / Meatpacking, Midtown South	Google	17.0	1,257,529	September 2019	$138.82	Net (Grossed Up)
295 Lafayette Street Noho / Soho, Midtown South	Plaid	8.5	30,733	August 2019	$97.96	Modified Gross
620 Avenue of the Americas Flatiron / Union Square, Midtown South	WeWork	12.5	212,037	June 2019	$86.68	Modified Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One SoHo Square Property:

Cash Flow Analysis(1)
	2019	2020	4/30/2021 TTM	UW	UW PSF
Base Rent(2)	$53,253,724	$63,763,493	$65,746,242	$67,140,237	$85.32
Contractual Rent Steps(3)	$0	$0	$0	$5,035,662	$6.40
Vacant Income	$0	$0	$0	$3,588,186	$4.56
Total Recoveries	$2,129,581	$2,664,812	$2,973,859	$10,451,209	$13.28
Other Income(4)	$665,493	$545,417	$410,353	$515,692	$0.66
Less Vacancy & Credit Loss	($16,604,337)	($5,059,796)	($2,158,794)	($3,588,186)	($4.56)
Effective Gross Income	$39,444,461	$61,913,927	$66,971,660	$83,142,799	$105.66

Real Estate Taxes	$8,227,689	$8,719,383	$9,219,628	$12,375,948	$15.73
Insurance	$206,930	$243,429	$250,248	$260,503	$0.33
Management Fee	$999,290	$1,803,666	$2,032,696	$1,000,000	$1.27
Other Expenses	$5,014,852	$4,189,974	$4,060,796	$5,595,035	$7.11
Total Expenses	$14,448,761	$14,956,452	$15,563,367	$19,231,486	$24.44

Net Operating Income(5)	$24,995,700	$46,957,475	$51,408,293	$63,911,313	$81.22
Replacement Reserves	$0	$0	$0	$15,738	$0.02
TI/LC	$0	$0	$0	$566,788	$0.72
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	$80.48

Occupancy %(6)	NAP	NAP	92.5%	95.9%
NOI DSCR(7)	1.93x	3.62x	3.96x	4.92x
NCF DSCR(7)	1.93x	3.62x	3.96x	4.88x
NOI Debt Yield(7)	5.3%	10.0%	10.9%	13.6%
NCF Debt Yield(7)	5.3%	10.0%	10.9%	13.5%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Underwritten Base Rent is based on the in-place rent roll as of June 1, 2021.

(3)	Underwritten Contractual Rent Steps reflects the present value of contractual rent steps from investment grade credit tenants and are taken through the remainder of tenants’ lease terms.

(4)	Underwritten Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

(5)	The increase from the 4/30/2021 TTM Net Operating Income to UW Net Operating Income is primarily attributable to the inclusion of the present value of contractual rent step increments over the remainder of the investment-grade tenants’ lease terms ($5,035,662), as well as incremental expense reimbursements to account for adjusted real estate taxes ($6,755,521).

(6)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

(7)	The debt service coverage ratios and debt yields are based solely on the One SoHo Square Senior Notes.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes.

Insurance – During the continuance of a Cash Sweep Period, unless the borrowers maintain a blanket policy in accordance with the One SoHo Square Whole Loan documents, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of reasonably estimated insurance premiums.

TI/LC Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a rollover reserve, an amount equal to the lesser of (i) $65,984 and (ii) the amount that would cause the rollover reserve account to contain $1.5 million.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve during the continuance of a Cash Sweep Period, an amount equal to the lesser of (i) $13,197 and (ii) the amount that would cause the replacement reserve account to contain $150,000.

Lockbox and Cash Management. The One SoHo Square Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the One SoHo Square Property and all other money received by the borrowers or the property manager with respect to the One SoHo Square Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Cash Sweep Period, all amounts in the lockbox account are required to be remitted to the cash management account. Provided no Cash Sweep Period is continuing, all amounts in the lockbox account are required to be remitted each business day to a borrower-controlled operating account.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

On each due date during the continuance of a Cash Sweep Period (as defined below), all funds on deposit in the cash management account will be applied to debt service, operating expenses, rollover reserve, replacement reserve, extraordinary expenses and mezzanine debt service, in accordance with the payment priorities in the One SoHo Square Whole Loan documents and any excess funds are required to be deposited into an excess cash flow reserve account as additional collateral for the One SoHo Square Whole Loan.

“Cash Sweep Period” means a period:

(A)	commencing on any of the following;

(i)	an event of default under the One SoHo Square Whole Loan documents and concluding upon a cure of such event of default;

(ii)	an event of default under the One SoHo Square Mezzanine Loan and concluding upon a cure or waiver of such event of default;

(iii)	the debt yield (as calculated under the related loan documents) on the One SoHo Square Total Debt, as determined as of the last day of any two consecutive fiscal quarters, is less than 5.0% (a “Debt Yield Trigger”), and concluding when the One SoHo Square Total Debt debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, exceeds 5.0%; and

(iv)	a failure to deliver annual, quarterly or monthly financial reports as and when required under the One SoHo Square Whole Loan documents and concluding when such reports are delivered and indicate that no other Cash Sweep Period is continuing.

If a Cash Sweep Period is in effect or would be in effect solely as a result of a Debt Yield Trigger, the borrowers may avoid the commencement of or terminate the continuance of a Cash Sweep Period by either (x) prepaying (or partially defeasing) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0%, or (y) delivering to the lender, as additional collateral (the “One SoHo Square Debt Yield Collateral”), a letter of credit or cash equivalents satisfactory to the lender in an amount (the “One SoHo Square Debt Yield Cure Amount”) that, when subtracted from the sum of the then outstanding principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan would result in a debt yield that exceeds 5.0%. Thereafter, if the One SoHo Square Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the One SoHo Square Debt Yield Collateral held by the lender, then a Cash Sweep Period will commence unless the borrowers prepay (or partially defease) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0% or increases the amount of the One SoHo Square Debt Yield Collateral to the then-current One SoHo Square Debt Yield Cure Amount.

Additional Secured Indebtedness (not including trade debts). In addition to the One SoHo Square Mortgage Loan, the One SoHo Square Property also secures the remaining One SoHo Square Senior Notes (the “One SoHo Square Non-Serviced Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $418,176,796, and the One SoHo Square Subordinate Notes, which have an aggregate Cut-off Date principal balance of $315,000,000. The One SoHo Square Non-Serviced Pari Passu Companion Loans and the One SoHo Square Subordinate Notes bear interest at the same rate as the One SoHo Square Mortgage Loan. The One SoHo Square Mortgage Loan and the One SoHo Square Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the One SoHo Square Subordinate Notes. The holders of the One SoHo Square Mortgage Loan, the One SoHo Square Non-Serviced Pari Passu Companion Loans and the One SoHo Square Subordinate Notes have entered into a co-lender agreement which sets forth the allocation of collections on the One SoHo Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loan—The One SoHo Square Whole Loan” in the prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the One SoHo Square Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $120.0 million (the “One SoHo Square Mezzanine Loan”). The One SoHo Square Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the One SoHo Square Whole Loan. The One SoHo Square Mezzanine Loan accrues interest at a rate of 5.05000% per annum and requires interest-only payments until its maturity date. The One SoHo Square Mezzanine Loan has been sold to a third-party holder.

The One SoHo Square Total Debt as of the origination date is summarized in the following table:

One SoHo Square Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Notes	$470,000,000	2.72466879%	4.88x	13.6%	34.8%
Subordinate Notes	$315,000,000	2.72466879%	2.92x	8.1%	58.1%
Mezzanine Loan	$120,000,000	5.0500%	2.28x	7.1%	67.0%
Total Debt	$905,000,000	3.0330%	2.28x	7.1%	67.0%

Permitted Future Mezzanine or Subordinate Secured Indebtedness. The related loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others, such mezzanine debt (i) is not in excess of $90.5 million, (ii) is subordinate to the One SoHo Square Mezzanine Loan, (iii) is obtained any time after July 9, 2023, (iv) is provided by a qualified lender (as defined in the loan documents), (v) is subject to an intercreditor agreement reasonably acceptable to the lender, (vi) is either coterminous with the One SoHo Square Whole Loan or freely pre-payable without premium or penalty from and after the related One SoHo Square Whole Loan maturity date, (vii) as of the date of its incurrence, does not cause the debt service coverage ratio of the One SoHo Square Total Debt and such additional mezzanine loan, to be less than 2.22x or the debt yield of the One SoHo Square Total Debt and such additional mezzanine loan to be less than 6.82%, (viii) as of the date of its incurrence, does not cause the aggregate loan-to-value ratio of the One SoHo Square Total Debt and such additional mezzanine loan, based on an updated appraisal of the One SoHo Square Property, to be greater than 67.0%, (ix) delivery of a rating agency confirmation and (x) if the mezzanine debt bears a floating rate of interest, execution of an interest rate cap agreement from a counterparty reasonably acceptable to the lender.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$51,823,204
161 Avenue of the Americas	One SoHo Square	Cut-off Date LTV:	34.8%
and 233 Spring Street		U/W NCF DSCR:	4.88x
New York, NY 10013		U/W NOI Debt Yield:	13.6%

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the One SoHo Square Property together with 24 months of business interruption insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA. If TRIPRA or a subsequent statute is no longer in effect, then the borrowers are required to obtain standalone policies covering terrorist acts, provided if the insurance premiums payable with respect to such policies exceed the Terrorism Premium Cap, the lender may, at its option, purchase such standalone policies, with the borrowers paying such portions of the premiums equal to the Terrorism Premium Cap and the lender paying any portions of such premiums in excess of the Terrorism Premium Cap (without seeking reimbursement from the borrowers). “Terrorism Premium Cap” means an amount equal to the greater of (A) the product of the rate of $0.10 per $100 times the lesser of (1) the outstanding principal balance of the One SoHo Square Whole Loan and (2) the sum of one hundred percent (100%) of the full replacement cost of the One SoHo Square Property and the required amount of rental loss and/or business income interruption insurance and (B) two times the amount of annual insurance premium that is payable at such time for the insurance coverage required pursuant to the One SoHo Square Whole Loan documents (without giving effect to the cost of terrorism coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

WASHINGTON
OREGON
Vancouver
PORTLAND
Downtown
Hillsboro
Aloha
Beaverton
Tigard
Lake Oswego
Milwaukie
Happy Valley
Bethany
Rockcreek
Cedar Mill
Hazel Dell
Five Corners
Orchards
CLARK COUNTY
MULTNOMAH COUNTY
WASHINGTON COUNTY
CLACKAMAS COUNTY
Sunnyside

Gainesville
Canton
Holly Springs
Milton
Alpharetta
Roswell
Woodstock
Johns Creek
Duluth
Sugar Hill
Buford
Flowery Branch
Kennesaw
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Smyrna
Mableton
ATLANTA
Tucker
Snellville
Loganville
Douglasville
Decatur
Redan
Conyers
Social Circle
East Point
Union City
Fairburn
Stockbridge
Jonesboro
McDonough
Tyrone
Peachtree City
Covington
Monroe
Winder
Auburn

NEVADA
UTAH
COLO.
Saint George
Mesquite
LAS VEGAS
Henderson
Farmington
Kingman
Bullhead City
Flagstaff
Sedona
Winslow
Snowflake
CALIF.
Lake Havasu City
Prescott
ARIZONA
NEW MEXICO
Wickenburg
PHOENIX
Glendale
MESA
Tempe
Blythe
Buckeye
Maricopa
Eloy
Yuma
Marana
TUCSON
Sahuarita
Benson
Nogales
MEXICO
Gulf of California

Inland Wentworth Self Storage Portfolio		
1	Mesa	Mesa, AZ
2	Phoenix	Phoenix , AZ
3	Cinnabar	Phoenix, AZ
4	Loop 410	San Antonio, TX
5	Portland	Portland, OR
6	Perrin Beitel	San Antonio, TX
7	Glendale	Glendale, AZ
8	Lake Mary	Lake Mary, FL
9	Ingram	San Antonio, TX
10	Vancouver	Vancouver, WA
11	Tucson	Tucson, AZ
12	Duluth	Duluth, GA
13	San Pedro	San Antonio, TX
14	Vance Jackson	San Antonio, TX
15	Peachtree Corners	Peachtree Corners, GA

Boerne
Bulverde
Canyon Lake
New Braunfels
Fair Oaks Ranch
Timberwood Park
Garden Ridge
Schertz
Cibolo
Marion
Universal City
Live Oak
Converse
SAN ANTONIO
Helotes
Leon Valley
Kirby
St. Hedwig
China Grove
La Vernia
Elmendorf
Somerset
Lytle
Floresville

Lake George
Pierson
Daytona Beach
Atlantic Ocean
Port Orange
De Leon Springs
DeLand
New Smyrna Beach
Orange City
Deltona
Edgewater
De Bary
Sanford
Oak Hill
Mount Plymouth
Apopka
Lake Mary
Longwood
Winter Springs
Oviedo
Casselberry
Maitland
Winter Park
ORLANDO
Titusville
VOLUSIA COUNTY
LAKE COUNTY
SEMINOLE COUNTY
BREVARD COUNTY
ORANGE COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Inland Wentworth Self Storage Portfolio

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	KeyBank	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR	Location:	Various
Original Balance:	$51,050,000	General Property Type:	Self Storage
Cut-off Date Balance:	$51,050,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	5.5%	Title Vesting:	Fee
Loan Purpose:	Acquisition	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Inland Private Capital Corporation	Size:	798,975 SF
Guarantor:	Inland Private Capital Corporation	Cut-off Date Balance per SF:	$64
Mortgage Rate:	2.9540%	Maturity Date Balance per SF:	$64
Note Date:	7/30/2021	Property Manager:	Life Storage Solutions, LLC
First Payment Date:	9/1/2021	(Third Party)
Maturity Date:	8/1/2031
Original Term to Maturity:	120 months	Underwriting and Financial Information(3)
Original Amortization Term:	0 months	UW NOI(4):	$4,737,883
IO Period:	120 months	UW NOI Debt Yield:	9.3%
Seasoning:	2 months	UW NOI Debt Yield at Maturity:	9.3%
Prepayment Provisions:	L(25),YM1(92),O(3)	UW NCF DSCR:	3.01x
Lockbox/Cash Mgmt Status:	None/Springing	Most Recent NOI(4):	$4,246,152 (5/31/2021 TTM)
Additional Debt Type:	NAP	2nd Most Recent NOI(4):	$3,818,358 (12/31/2020)
Additional Debt Balance:	NAP	3rd Most Recent NOI:	NAP
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	93.2% (7/9/2021)
Reserves(1)(2)	2nd Most Recent Occupancy(5):	86.1% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	86.7% (12/31/2019)
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(6):	$105,800,000 (7/19/2021)
Insurance:	$0	Springing	N/A	Appraised Value per SF(6):	$132
Recurring Replacements:	$180,000	Springing	$180,000	Cut-off Date LTV Ratio(6):	48.3%
Maturity Date LTV Ratio(6):	48.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,050,000	46.2%	Purchase Price:	$102,100,000	92.5%
Sponsor Equity:	$59,336,559	53.8%	Reserves(2):	$6,946,943	6.3%
			Closing Costs:	$1,339,616	1.2%
Total Sources:	$110,386,559	100.0%	Total Uses:	$110,386,559	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Under the terms of the master lease, described under “Delaware Statutory Trust Master Lease” below, the borrower funded $6,766,943 at loan origination into a trust reserve account for the benefit of the borrower, which is collateral for the Inland Wentworth Self Storage Portfolio Mortgage Loan (as defined below) but is not held with the lender and is separate from the $180,000 initial replacements reserve. Collectively, the initial replacement reserve and the trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Wentworth Self Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Inland Wentworth Self Storage Portfolio Mortgage Loan more severely than assumed in the underwriting of the Inland Wentworth Self Storage Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The increase in UW NOI from Most Recent NOI and 2nd Most Recent NOI is primarily driven by the seller increasing occupancy at several of the Inland Wentworth Self Storage Portfolio Properties, with occupancy for the Inland Wentworth Self Storage Portfolio (as defined below) increasing from 86.1% as of December 31, 2020 to 93.2% as of July 9, 2021.

(5)	2nd Most Recent Occupancy only represents three of the Inland Wentworth Self Storage Portfolio Properties and 3rd Most Recent Occupancy only represents six of the Inland Wentworth Self Storage Portfolio Properties due to the seller of the Inland Wentworth Self Storage Portfolio Properties providing limited occupancy history as a result of multiple changes in operators and/or managers at several of the Inland Wentworth Self Storage Portfolio Properties over the past few years.

(6)	The Appraised Value reflects an “as-portfolio” appraised value, which includes a 3.7% portfolio premium based on a portfolio valuation of the Inland Wentworth Self Storage Portfolio Properties. The Appraised Value excluding the portfolio premium is $101,980,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the $101,980,000 value are 50.1% and 50.1%, respectively. See “Inland Wentworth Self Storage Portfolio Properties Summary” chart below for individual appraised values for the Inland Wentworth Self Storage Portfolio Properties.

The Mortgage Loan. The third largest mortgage loan (the “Inland Wentworth Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $51,050,000. The Inland Wentworth Self Storage Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering 15 self-storage facilities located in six states (collectively, the “Inland Wentworth Self Storage Portfolio” or “Inland Wentworth Self Storage Portfolio Properties”). Proceeds from the Inland Wentworth Self Storage Portfolio Mortgage Loan were used to acquire the Inland Wentworth Self Storage Portfolio Properties for $102.1 million, fund the trust reserve account and the recurring replacements reserve, and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

The Borrower and the Borrower Sponsor. The borrower is Self-Storage Portfolio XIII DST, a newly formed Delaware statutory trust (“DST”) that is structured to be bankruptcy-remote with one independent director. The master tenant is Self-Storage Portfolio XIII LeaseCo, L.L.C., a Delaware limited liability company (“Master Tenant”) and the signatory trustee is Self-Storage Portfolio XIII Exchange, L.L.C., a Delaware limited liability company (“Signatory Trustee”). See “Delaware Statutory Trust Master Lease” below.

Inland Private Capital Corporation (“IPCC”) is the non-recourse carveout guarantor and the borrower sponsor with respect to the Inland Wentworth Self Storage Portfolio Mortgage Loan. IPCC reported that as of December 31, 2020 it had sponsored 266 1031-exchange private placement programs that have provided approximately $6.3 billion in equity and included 748 properties. IPCC reported approximately $9.0 billion in assets under management for the same period.

The Properties. The Inland Wentworth Self Storage Portfolio Properties are comprised of 15 self-storage properties located in six states. Five of the Inland Wentworth Self Storage Portfolio Properties comprising approximately 49.4% of the UW NOI are located in Arizona, four in the Phoenix metropolitan area and one in Tucson. Five of the Inland Wentworth Self Storage Portfolio Properties comprising approximately 27.7% of the UW NOI are located in San Antonio, Texas. Two of the Inland Wentworth Self Storage Portfolio Properties comprising approximately 4.5% of the UW NOI are located in the Atlanta, Georgia metropolitan area. The three remaining properties in the Inland Wentworth Self Storage Portfolio comprise approximately 9.8%, 4.6%, and 4.1% of the UW NOI and are located in Portland, Oregon, Lake Mary, Florida, and Vancouver, Washington, respectively. The Inland Wentworth Self Storage Portfolio Properties were built between 1977 and 2009. The Inland Wentworth Self Storage Portfolio Properties range from 22,912 to 156,896 SF and contain a total of 6,162 storage units. Approximately 13.4% of the storage units are climate controlled. Nine of the Inland Wentworth Self Storage Portfolio Properties contain leasable parking spaces, for a total of 407 spaces that are 91.4% leased as of July 9, 2021. Occupancy across the Inland Wentworth Self Storage Portfolio Properties was 93.2% as of July 9, 2021 and individual occupancies range between 81.1% and 98.1%.

The following table presents certain information with respect to each of the Inland Wentworth Self Storage Portfolio Properties:

Inland Wentworth Self Storage Portfolio Properties Summary
Property Name	City	State	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	Appraised Value per SF	UW NOI	% of UW NOI
Mesa	Mesa	AZ	$8,280,204	16.2%	$15,150,000	$184	$775,484	16.4%
Phoenix	Phoenix	AZ	$6,429,085	12.6%	$12,550,000	$206	$573,429	12.1%
Cinnabar	Phoenix	AZ	$5,978,920	11.7%	$12,550,000	$203	$520,612	11.0%
Loop 410	San Antonio	TX	$5,842,864	11.4%	$10,700,000	$68	$560,104	11.8%
Portland	Portland	OR	$4,060,963	8.0%	$7,400,000	$211	$462,341	9.8%
Perrin Beitel	San Antonio	TX	$3,812,173	7.5%	$7,000,000	$70	$356,848	7.5%
Glendale	Glendale	AZ	$3,400,652	6.7%	$6,470,000	$138	$301,554	6.4%
Lake Mary	Lake Mary	FL	$2,502,018	4.9%	$5,550,000	$145	$219,674	4.6%
Ingram	San Antonio	TX	$2,355,225	4.6%	$5,190,000	$102	$208,656	4.4%
Vancouver	Vancouver	WA	$2,114,228	4.1%	$4,000,000	$169	$193,497	4.1%
Tucson	Tucson	AZ	$1,865,688	3.7%	$3,470,000	$142	$167,377	3.5%
Duluth	Duluth	GA	$1,547,555	3.0%	$3,300,000	$85	$138,674	2.9%
San Pedro	San Antonio	TX	$1,188,451	2.3%	$2,500,000	$81	$107,838	2.3%
Vance Jackson	San Antonio	TX	$860,225	1.7%	$2,800,000	$113	$78,672	1.7%
Peachtree Corners	Peachtree Corners	GA	$811,749	1.6%	$3,350,000	$146	$73,124	1.5%
Total/Wtd. Avg.			$51,050,000	100.0%	$105,800,000(1)	$132(1)	$4,737,883	100.0%

(1)	The Total Appraised Value reflects an “as-portfolio” appraised value, which includes a 3.7% premium based on a portfolio valuation of the Inland Wentworth Self Storage Portfolio Properties. The sum of the Appraised Values of each of the Inland Wentworth Self Storage Portfolio Properties on an individual basis, which are reflected in the table above, excluding the portfolio premium, is $101,980,000, or approximately $128 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

The following table presents certain information with respect to each of the Inland Wentworth Self Storage Portfolio Properties:

Inland Wentworth Self Storage Portfolio Properties Collateral Summary
Property Name	Year Built	Year Renovated	NRA (SF)(1)	Number of Buildings	Number of Stories	Occupancy(1)	Total Units(1)	Climate Controlled Units(1)	Leasable Parking Spaces(1)
Mesa	1983	NAP	82,180	14	1	94.2%	790	298	133
Phoenix	1986	NAP	60,990	3	2	96.6%	708	0	11
Cinnabar	1985	2020	61,822	6	2	91.2%	534	101	0
Loop 410	1985	NAP	156,896	22	1	94.8%	764	0	17
Portland	1980	NAP	35,056	7	1	91.2%	368	0	15
Perrin Beitel	1983	NAP	100,458	11	1	90.2%	670	0	0
Glendale	1985	NAP	46,786	12	1	91.7%	313	0	0
Lake Mary	2001, 2009	NAP	38,253	8	1	93.9%	231	29	62
Ingram	1999	NAP	51,100	9	1	98.0%	447	124	0
Vancouver	1977	NAP	23,700	5	1	95.1%	225	0	50
Tucson	1978, 1981	NAP	24,520	7	1	98.0%	253	0	86
Duluth	1986	NAP	38,700	5	1	93.7%	257	0	25
San Pedro	1985	NAP	30,777	5	1	81.1%	191	0	0
Vance Jackson	1991	NAP	24,825	3	1	87.7%	249	112	8
Peachtree Corners	1992	NAP	22,912	1	2	98.1%	162	162	0
Total/Wtd. Avg.			798,975			93.2%	6,162	826	407

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 9, 2021.

The following table presents historical occupancy percentages at the Inland Wentworth Self Storage Portfolio Properties:

Inland Wentworth Self Storage Portfolio Properties Historical Occupancy

Property Name	12/31/2019(1)	12/31/2020(1)	7/9/2021(2)
Mesa	81.6%	84.1%	94.2%
Phoenix	NAV	NAV	96.6%
Cinnabar	NAV	NAV	91.2%
Loop 410	87.4%	88.4%	94.8%
Portland	NAV	NAV	91.2%
Perrin Beitel	89.1%	84.1%	90.2%
Glendale	86.4%	NAV	91.7%
Lake Mary	NAV	NAV	93.9%
Ingram	NAV	NAV	98.0%
Vancouver	NAV	NAV	95.1%
Tucson	90.9%	NAV	98.0%
Duluth	NAV	NAV	93.7%
San Pedro	NAV	NAV	81.1%
Vance Jackson	NAV	NAV	87.7%
Peachtree Corners	86.3%	NAV	98.1%
Inland Wentworth Self Storage Portfolio Properties	86.7%	86.1%	93.2%

(1)	Occupancy history was provided by the seller and is very limited due to multiple changes in operators and/or managers at several of the Inland Wentworth Self Storage Portfolio Properties over the past few years.

(2)	Based on the underwritten rent roll dated July 9, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

The Markets. The Inland Wentworth Self Storage Portfolio Properties are located in 10 cities across six states.  Based on the rent comparables, the appraisal concluded to market rents of $0.66 to $1.84 PSF and market vacancy rates of 5.0% to 15.0% for the Inland Wentworth Self Storage Portfolio Properties.  Based on the rent roll dated July 9, 2021, the Inland Wentworth Self Storage Portfolio Properties have in place rents between $0.67 to $1.85 PSF and vacancy rates between 1.9% to 18.9%.

The following table presents certain information relating to the rent comparables and the appraisal’s market rent conclusions for the Inland Wentworth Self Storage Portfolio Properties:

Market Rent Summary
Property Name	Rent Comparables Average Vacancy	Appraisal Stabilized Vacancy	Appraisal Concluded Rent PSF	In Place Vacancy(1)	In Place Rent PSF(1)
Mesa	8.5%	7.0%	$1.13	5.8%	$1.08
Phoenix	8.7%	6.0%	$1.20	3.4%	$1.24
Cinnabar	6.6%	6.0%	$1.72	8.8%	$1.23
Loop 410	11.6%	12.0%	$0.66	5.2%	$0.67
Portland	8.8%	10.0%	$1.84	8.8%	$1.85
Perrin Beitel	8.0%	10.0%	$0.95	9.8%	$0.74
Glendale	10.0%	7.0%	$1.00	8.3%	$0.94
Lake Mary	9.2%	10.0%	$1.28	6.1%	$0.90
Ingram	10.1%	10.0%	$1.09	2.0%	$0.82
Vancouver	12.5%	10.0%	$1.38	4.9%	$1.37
Tucson	10.5%	8.0%	$1.07	2.0%	$1.10
Duluth	9.6%	15.0%	$0.89	6.3%	$0.95
San Pedro	8.0%	10.0%	$0.93	18.9%	$0.82
Vance Jackson	9.1%	10.0%	$1.31	12.3%	$0.99
Peachtree Corners	5.0%	5.0%	$0.90	1.9%	$0.93

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 9, 2021.

The following table presents certain 2021 demographic information for the Inland Wentworth Self Storage Portfolio Properties:

Demographics Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Mesa	Mesa, AZ	15,684	91,466	296,783	$48,767	$48,353	$51,122
Phoenix	Phoenix, AZ	24,580	202,715	452,735	$43,216	$48,230	$50,791
Cinnabar	Phoenix, AZ	16,093	102,146	352,613	$51,123	$64,443	$57,478
Loop 410	San Antonio, TX	13,643	126,918	301,980	$40,220	$52,754	$54,183
Portland	Portland, OR	8,291	98,881	277,545	$81,408	$78,599	$73,861
Perrin Beitel	San Antonio, TX	13,138	97,465	279,357	$38,592	$50,712	$58,358
Glendale	Glendale, AZ	21,275	218,682	541,448	$39,126	$39,460	$44,477
Lake Mary	Lake Mary, FL	7,040	52,946	156,627	$80,478	$82,232	$72,850
Ingram	San Antonio, TX	15,402	118,706	374,554	$42,354	$44,767	$47,345
Vancouver	Vancouver, WA	14,989	67,206	200,869	$60,560	$58,597	$67,525
Tucson	Tucson, AZ	15,738	97,362	217,980	$36,313	$38,184	$44,192
Duluth	Duluth, GA	4,050	73,138	202,132	$75,038	$97,291	$101,503
San Pedro	San Antonio, TX	13,492	133,569	345,270	$42,350	$49,523	$45,425
Vance Jackson	San Antonio, TX	20,380	154,033	410,818	$34,168	$42,375	$43,825
Peachtree Corners	Peachtree Corners, GA	5,766	74,375	242,564	$82,348	$63,329	$58,334

Source: Third party market research report.

COVID-19 Update. The Inland Wentworth Self Storage Portfolio Mortgage Loan is current as of its September 2021 debt service payment and is not subject to any forbearance, modification or debt service relief request. As of September 15, 2021, all the Inland Wentworth Self Storage Portfolio Properties are open and operating. The borrower sponsor provided an accounts receivable report dated September 15, 2021, which showed approximately $122,940 (1.7% of underwritten base rent) more than 30 days delinquent. No lease modifications or rent relief was granted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Inland Wentworth Self Storage Portfolio:

Cash Flow Analysis(1)
	2020	5/31/2021 TTM	UW	UW Per SF
Gross Potential Rent(2)	$9,272,651	$7,793,351	$9,062,462	$11.34
Parking Income(3)	$0	$0	$441,705	$0.55
Other Income(4)	$606,724	$655,159	$683,575	$0.86
Vacancy(2)	($1,897,993)	$0	($1,300,231)	($1.63)
Credit Loss	($159,076)	($171,954)	($173,822)	($0.22)
Concessions	($271,196)	($252,820)	($306,442)	($0.38)
Effective Gross Income	$7,551,109	$8,023,736	$8,407,246	$10.52

Real Estate Taxes	$910,758	$909,138	$1,025,853	$1.28
Insurance	$150,705	$165,112	$122,470	$0.15
Other Expenses	$2,671,288	$2,703,333	$2,521,040	$3.16
Total Expenses	$3,732,751	$3,777,584	$3,669,363	$4.59

Net Operating Income(5)	$3,818,358	$4,246,152	$4,737,883	$5.93
Capital Expenditures	$0	$0	$135,425	$0.17
Net Cash Flow	$3,818,358	$4,246,152	$4,602,458	$5.76

Occupancy %(6)	86.1%	93.2%	80.4%
NOI DSCR	2.50x	2.78x	3.10x
NCF DSCR	2.50x	2.78x	3.01x
NOI Debt Yield	7.5%	8.3%	9.3%
NCF Debt Yield	7.5%	8.3%	9.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.

(2)	The seller-provided financials for 5/31/2021 TTM are inconsistent in the reporting of vacant rent across the Inland Wentworth Self Storage Portfolio Properties, with vacant rent either included as a separate line item or netted out of Gross Potential Rent. Therefore, 5/31/2021 TTM Gross Potential Rent is reported net of vacant rent.

(3)	Parking Income is included in Gross Potential Rent for 2020 and 5/31/2021 TTM.

(4)	Other Income is comprised of tenant paid insurance, merchandise sales, and fee income, as well as billboard income for the Portland and Duluth properties.

(5)	The increase in UW Net Operating Income from 5/31/2021 TTM Net Operating Income is primarily driven by the seller increasing occupancy at several of the Inland Wentworth Self Storage Portfolio Properties, with occupancy for the Inland Wentworth Self Storage Portfolio increasing from 86.1% as of December 31, 2020 to 93.2% as of July 9, 2021.

(6)	2020 Occupancy % is as of December 31, 2020 and only represents occupancy for the Mesa, Loop 410, and Perrin Beitel properties due to limited occupancy history available from the seller. 5/31/2021 TTM Occupancy % is as of July 9, 2021. UW Occupancy % represents underwritten economic occupancy.

Delaware Statutory Trust Master Lease. The borrower has master leased the Inland Wentworth Self Storage Portfolio Properties to the Master Tenant, which is ultimately owned by the guarantor. The Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the Master Tenant for the operation, maintenance and management of the Inland Wentworth Self Storage Portfolio Properties and payment of all expenses incurred in the maintenance and repair of the Inland Wentworth Self Storage Portfolio Properties, other than capital expenses. The Master Tenant’s interest in all tenant rents was assigned directly to the lender. The master lease is subordinate to the Inland Wentworth Self Storage Portfolio Mortgage Loan and, upon an event of default under the Inland Wentworth Self Storage Portfolio Mortgage Loan documents, the lender has the right to cause the termination of the master lease.

The borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the Inland Wentworth Self Storage Portfolio Properties to a new special purpose entity owned by the same beneficial owners as the borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the borrower and the Signatory Trustee if one or more of the Inland Wentworth Self Storage Portfolio Properties is in jeopardy of being foreclosed upon due to an event of default, and the borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from its receipt of Conversion Notice unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation. If the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion then the borrower is required to effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #3	Cut-off Date Balance:	$51,050,000
Property Addresses – Various	Inland Wentworth Self Storage Portfolio	Cut-off Date LTV:	48.3%
		UW NCF DSCR:	3.01x
		UW NOI Debt Yield:	9.3%

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) the borrower maintains a blanket insurance policy acceptable to the lender.

Recurring Replacements – The Inland Wentworth Self Storage Portfolio Mortgage Loan documents provide for an upfront reserve of $180,000 for approved capital expenditures, and if the balance of the reserve falls below $180,000, ongoing monthly deposits of $11,285 into such reserve for approved capital expenditures, until such time as the reserve is restored to $180,000.

Lockbox and Cash Management. The Inland Wentworth Self Storage Portfolio Mortgage Loan is structured with no lockbox and with springing cash management. Within five business days of the borrower’s receipt of the lender’s notice that a Cash Sweep Event has occurred, the borrower is required to establish and maintain a cash management account controlled by the lender and the borrower, Master Tenant, or property manager are required to send direction letters to all tenants under commercial leases instructing them to deposit all rents directly into the cash management account. Notwithstanding the foregoing, the borrower, Master Tenant, property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Inland Wentworth Self Storage Portfolio Mortgage Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the Inland Wentworth Self Storage Portfolio Mortgage Loan.

A “Cash Sweep Event” will commence upon:

(1)	the occurrence of an event of default and will continue until such event of default is cured; or

(2)	the date on which the debt service coverage ratio as calculated in the Inland Wentworth Self Storage Portfolio Mortgage Loan documents based on the trailing three-month period is less than 1.95x (a “DSCR Trigger Event”) and will continue until such time as the debt service coverage ratio for two consecutive quarters based upon the trailing three-month period immediately preceding the date of determination is at least 2.00x.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after September 1, 2023, and prior to the Inland Wentworth Self Storage Portfolio Mortgage Loan maturity date, the borrower may obtain the release of any of the Inland Wentworth Self Storage Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays a portion of the Inland Wentworth Self Storage Portfolio Mortgage Loan equal to 120% of the allocated loan amount of the property being released (the “Release Amount”), and if such property is released prior to May 2, 2031, the payment of a yield maintenance premium pursuant to the Inland Wentworth Self Storage Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio for the remaining properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 3.01x) and (y) 3.01x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 9.02%) and (y) 9.02%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 48.25% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Inland Wentworth Self Storage Portfolio Properties and business interruption insurance of at least 18 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

Michaels
Where Creativity Happens
ULTA
BEAUTY
KOHL'S
Walmart
Hallmark
KRAZY SUBS
BoSa DONUTS
GNC LIVE WELL
LO ANN NAILS
SUPERCUTS
COLD STONE
ATI PHYSICAL THERAPY
GameStop
Anchor / Major
Inline
Vacant
Non-Collateral
Marshalls
ROSS DRESS FOR LESS
BED BATH & BEYOND
Rubio's
crumbl
SMILE DENTAL
MOD PIZZA
Visionworks
verizon
IN-N-OUT BURGER
MATTRESS FIRM
OLD NAVY
EASTERN BUFFET
H&R BLOCK
PACIFIC DENTAL
CELEBRITY TANNING
Village Inn
DEL TACO
PETSMART
five BELOW
LA FITNESS
SHIPPING WITH EASE
One Stop Nutrition
ANGEL TOUCH NAILS
elements massage
ROC PHYSICAL THERAPY
The Paleta Bar
SportClips
COOL DOWN CRYO
Famous Footwear
SALLY BEAUTY
T-Mobile
SUBWAY
Massage Envy
THE JOINT
Panera BREAD
SNOCASTLE
AMC THEATRES
KFC
CHASE
FastMed
CHIPOTLE
native grill wings

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

TONTO NATIONAL FOREST
SALT RIVER INDIAN RESERVATION
N. Bush Hwy
Red Mt. Ranch Country Club
Las Sendas Golf Course
Thunder Mountain
McDowell Rd
Red Mountain Promenade
Red Mtn. Frwy
MARICOPA COUNTY
Usery Mountain Regional Park
Red Mountain Gateway
E. McKellips Rd
Mesa Comm. College Red Mtn. Campus
Grandview Estates
N. Ellsworth Rd
E. Brown Rd
View Point GC
Sun Valley Plaza
E. University Dr
Red Mtn. Plaza
E. Main St
N. Recker Rd
N. Power Rd
Banner Baywood Medical Ctr.
E. Broadway Rd
E. Broadway Ave
N. Crismon Rd
MESA
Leisure World CC
Power Road Marketplace
Superstition Springs Ctr.
Mesa Pavilions
Mountain Vista Medical Center
Superstition Frwy
Phoenix Sky Harbor Airport 21 miles
E. Baseline Rd
Power Square Mall
Monte Vista Village Center
Sunland Springs Village
E. Guadalupe Rd
Gilbert
E. Elliot Rd
Santan Frwy
S. Ellsworth Rd
S. Power Rd
Gateway North Business Park
Eastmark
Rancho Apache
S. Signal Butte Rd
Gilbert Gateway Towne Center
Toka Sticks Golf Course
Arizona State University - Polytechnic Campus
Phoenix-Mesa Gateway Airport
AZ HIGHWAY 24 UNDER CONSTRUCTION
Power Ranch
E. Rittenhouse Rd
Queen Creek
Tonto Forest Estates
Youngberg
N. Ironwood Dr
Superstition Mtn.-Lost Dutchman Museum
N. Apache Trail
Meridian Hills
Marketplace at Signal Butte
Old West Marketplace
E. Old West Hwy
Goldfield Rd
S. Mountain View Rd
Ironwood Plaza Business Park
Apache Junction
E. Southern Ave
Apache Creek Golf Club
E. Baseline Rd
Gold Canyon
PINAL COUNTY
S. Ironwood Dr
202
60
88
Superstition Gateway
1614-1959 South Signal Butte Road and
10720-10746 East Baseline Road
Mesa, AZ 85209
Scottsdale
PHOENIX
Tempe
MESA
Gilbert
Chandler
Apache Junction
Gold Canyon
TONTO NATIONAL FOREST
USERY MOUNTAINS
MARICOPA COUNTY
PINAL COUNTY
Queen Creek
San Tan Valley
Sun Lakes
Ahwatukee Foothills
Paradise Valley

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – Superstition Gateway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Mesa, AZ 85209
Original Balance(1):	$47,125,000			General Property Type:	Retail
Cut-off Date Balance(1):	$47,125,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006-2007/2018-2021
Borrower Sponsors:	Daniel S. Smith, DANCIN Trust and			Size:	495,204 SF
	Deck, L.L.C.			Cut-off Date Balance per SF(1):	$156
Guarantors:	Daniel S. Smith, DANCIN Trust and			Maturity Date Balance per SF(1):	$141
	Deck, L.L.C.			Property Manager:	Troon Management Company
Mortgage Rate:	3.6200%				(borrower-related)
Note Date:	9/16/2021
First Payment Date:	11/1/2021
Maturity Date:	10/1/2031			Underwriting and Financial Information(4)
Original Term to Maturity:	120 months			UW NOI:	$7,914,811
Original Amortization Term:	360 months			UW NOI Debt Yield(1):	10.3%
IO Period:	60 months			UW NOI Debt Yield at Maturity(1):	11.4%
Seasoning:	0 months			UW NCF DSCR(1):	2.56x (IO) 1.72x (P&I)
Prepayment Provisions(2):	L(24),D(92),O(4)			Most Recent NOI:	$7,855,520 (6/30/2021 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$7,825,009 (12/31/2020)
Additional Debt Type(1):	Pari Passu			3rd Most Recent NOI:	$7,209,895 (12/31/2019)
Additional Debt Balance(1):	$30,000,000			Most Recent Occupancy:	94.2% (8/19/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	88.4% (12/31/2020)
Reserves(3)				3rd Most Recent Occupancy:	88.2% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$112,600,000 (8/26/2021)
RE Tax:	$676,125	$112,687	N/A	Appraised Value per SF:	$227
Insurance:	$107,343	$10,734	N/A	Cut-off Date LTV Ratio(1):	68.5%
Recurring Replacements:	$6,435	$6,435	$231,651	Maturity Date LTV Ratio(1):	61.9%
TI/LC:	$47,871	$47,871	$1,723,344
Existing TI/LC Reserve:	$47,600	$0	N/A
Rent Concession Reserve:	$22,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$77,125,000	93.1%	Loan Payoff:	$81,342,904	98.2%
Borrower Equity:	$5,701,350	6.9%	Reserves:	$907,374	1.1%
			Closing Costs:	$576,072	0.7%
Total Sources:	$82,826,350	100.0%	Total Uses:	$82,826,350	100.0%

(1)	The Superstition Gateway Mortgage Loan (as defined below) is part of the Superstition Gateway Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $77,125,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Superstition Gateway Whole Loan.

(2)	Defeasance of the Superstition Gateway Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last portion of the Superstition Gateway Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in October 2021.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Superstition Gateway Mortgage Loan more severely than assumed in the underwriting of the Superstition Gateway Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “Superstition Gateway Mortgage Loan”) is part of a whole loan (the “Superstition Gateway Whole Loan”) evidenced by four promissory notes in the aggregate original principal amount of $77,125,000, which is secured by a first priority fee mortgage encumbering an anchored retail property located in Mesa, Arizona (the “Superstition Gateway Property”). The Superstition Gateway Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-4 with an aggregate original principal amount of $47,125,000. The remaining promissory notes comprising the Superstition Gateway Whole Loan (the “Superstition Gateway Serviced Pari Passu Companion Loans”) are summarized in the below table. The Superstition Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2021-L7 securitization trust. Proceeds of the Superstition Gateway Whole Loan, along with approximately $5.7 million of borrower equity, were used to pay off a prior loan, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

Superstition Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	MSC 2021-L7	Yes
A-2	$20,000,000	$20,000,000	KeyBank	No
A-3	$10,000,000	$10,000,000	KeyBank	No
A-4	$7,125,000	$7,125,000	MSC 2021-L7	No
Total	$77,125,000	$77,125,000

The Borrowers and the Borrower Sponsors. The borrowers are DT-SGE, LLC and DT-SGW, LLC, each an Arizona limited liability company, structured to be bankruptcy-remote with two independent directors. The borrower sponsors and non-recourse carve-out guarantors are Daniel S. Smith, Deck, L.L.C., and DANCIN Trust. Mr. Smith is the president and co-founder of Desert Troon Companies, a commercial real estate company based in Scottsdale, Arizona that manages a diverse portfolio of investments throughout the United States. Desert Troon Companies has been established for more than 30 years, focusing on ownership of commercial, retail and lifestyle properties. Desert Troon Companies’ current development and investment holdings include 600,000 square feet of commercial and retail projects; one fully-developed private golf resort community; a 150-unit apartment complex under development; and a marina consisting of over 1,000 wet and dry slips.

The Property. The Superstition Gateway Property is a 495,204 SF anchored retail property situated on a 65.8-acre site in Mesa, Arizona and constructed in two phases in 2006 and 2007. The west phase (“Superstition Gateway West”) of the Superstition Gateway Property contains 244,451 SF of owned net rentable area and ground leased parcels with an aggregate of 100,308 SF of improvements owned by the respective ground tenants, Kohl’s, KFC, Chase Bank, and Del Taco. The east phase (“Superstition Gateway East”) of the Superstition Gateway Property contains 136,906 SF of owned net rentable area and ground leased parcels with an aggregate of 13,539 SF of improvements owned by the respective ground tenants, Chili’s Grill, Village Inn, and In-N-Out Burger. Superstition Gateway West is anchored by Kohl’s and Superstition Gateway East is anchored by AMC Theaters and LA Fitness. The Superstition Gateway Property contains 3,332 parking spaces, resulting in a parking ratio of approximately 6.7 parking spaces per 1,000 square feet. The Superstition Gateway Property is also shadow anchored by a Walmart Supercenter.

As of August 19, 2021, the Superstition Gateway Property was 94.2% occupied by 59 tenants. In addition to anchor tenants Kohl’s, LA Fitness, and AMC Theaters, the Superstition Gateway Property contains junior anchors Ross Dress for Less, Bed Bath & Beyond, Michaels, Marshalls, and PetSmart, which collectively represent 25.2% of the NRA and 19.7% of the underwritten base rent. Including Kohl’s, seven tenants totaling 113,847 SF or 23.0% of the NRA and 13.6% of underwritten base rent have ground leases in place where the tenants lease ground from the borrowers and own the related improvements during the applicable ground lease term. Excluding Kohl’s, no other tenant occupies more than 9.1% of the NRA or accounts for more than 9.7% of the underwritten base rent. Since January 2020, 20 tenants totaling 134,428 SF or 27.1% of NRA and 29.6% of the underwritten base rent executed new or renewal leases at the Superstition Gateway Property.

Major Tenants.

Kohl’s Corporation (88,904 SF, 18.0% of NRA, 2.6% of underwritten rent) (“Kohl’s”). Kohl’s is a specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products. Kohl’s operates more than 1,100 stores across 49 states and employs more than 85,000 people. Situated in Superstition Gateway West, Kohl’s owns its improvements and leases the underlying land under a ground lease that commenced October 1, 2006 and expires January 31, 2027, with eight, five-year renewal options.

LA Fitness (45,000 SF, 9.1% of NRA, 9.7% of underwritten rent). LA Fitness is a chain of health clubs with more than 700 clubs across the United States and Canada. LA Fitness has been a tenant at Superstition Gateway East since 2007 and has a current lease expiration of June 30, 2034, with three, five-year renewal options.

AMC Theaters (42,280 SF, 8.5% of NRA, 8.9% of underwritten rent). AMC Theaters is an American movie theater chain with approximately 1,000 theaters and 11,000 screens primarily located in the United States and Europe. AMC Theaters has been a tenant at Superstition Gateway East since 2017 and has a lease expiration of May 31, 2033, with three, five-year renewal options.

Ross Dress for Less (30,187 SF, 6.1% of NRA, 5.0% of underwritten rent). Ross Dress for Less is an off-price apparel and home fashion department store chain in the United States with 1,611 locations in 40 states, the District of Columbia and Guam. Ross Dress for Less has been a tenant at Superstition Gateway West since 2007 and has a current lease expiration of January 31, 2028, with three, five-year renewal options remaining.

Bed Bath & Beyond (28,042 SF, 5.7% of NRA, 4.3% of underwritten rent). Bed Bath & Beyond is an omnichannel retailer that sells an assortment of home, baby, beauty, and wellness merchandise, operating under the three main brands of Bed Bath & Beyond, buybuy BABY, and Harmon Health and Beauty. As of February 27, 2021, Bed Bath & Beyond operated 834 Bed Bath & Beyond stores worldwide. Bed Bath & Beyond has been a tenant at Superstition Gateway West since 2007 and has a current lease expiration of January 31, 2032, and has three, five-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the leases at the Superstition Gateway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Options (Y/N)
Kohl’s(3)	BBB-/Baa2/BBB-	88,904	18.0%	$221,400	2.6%	$2.49	1/31/2027	N
LA Fitness	NR/NR/NR	45,000	9.1%	$813,600	9.7%	$18.08	6/30/2034	N
AMC Theaters	NR/Caa2/CCC+	42,280	8.5%	$745,080	8.9%	$17.62	5/31/2033	N
Ross Dress for Less	NR/A2/BBB+	30,187	6.1%	$422,618	5.0%	$14.00	1/31/2028	N
Bed Bath & Beyond	NR/B1/B+	28,042	5.7%	$364,546	4.3%	$13.00	1/31/2032	N
Subtotal/Wtd. Avg.		234,413	47.3%	$2,567,244	30.6%	$10.95

Other Tenants		231,960	46.8%	$5,827,659	69.4%	$25.12
Vacant		28,831	5.8%	$0	0.0%	$0
Total/Wtd. Avg.(4)		495,204	100.0%	$8,394,903	100.0%	$18.00

(1)	Information obtained from the underwritten rent roll dated August 19, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Kohl’s owns its improvements and leases the underlying land under a ground lease that commenced October 1, 2006 and expires January 31, 2027, with eight, five-year renewal options.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Superstition Gateway Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	8	20,272	$29.70	4.1%	4.1%	$602,150	7.2%	7.2%
2023	3	16,149	$24.84	3.3%	7.4%	$401,074	4.8%	12.0%
2024	6	12,380	$30.70	2.5%	9.9%	$380,049	4.5%	16.5%
2025	5	11,847	$31.81	2.4%	12.2%	$376,835	4.5%	21.0%
2026	9	21,174	$33.17	4.3%	16.5%	$702,425	8.4%	29.3%
2027	13	153479	$13.41	31.0%	47.5%	$2,057,774	24.5%	53.8%
2028	5	51,824	$18.56	10.5%	58.0%	$961,924	11.5%	65.3%
2029	2	24786	$13.37	5.0%	63.0%	$331,346	3.9%	69.3%
2030	1	10880	$18.00	2.2%	65.2%	$195,840	2.3%	71.6%
2031	3	25,700	$14.40	5.2%	70.4%	$370,100	4.4%	76.0%
2032 & Beyond	4	117,882	$17.10	23.8%	94.2%	$2,015,386	24.0%	100.0%
Vacant	0	28,831	$0.00	5.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	59	495,204	$18.00	100.0%		8,394,903	100.0%

(1)	Information obtained from the underwritten rent roll dated August 19, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Superstition Gateway Mortgage Loan is November 1, 2021, and as of September 16, 2021, the Superstition Gateway Whole Loan is not subject to any modification or forbearance requests. The borrowers for the previous mortgage loan on the Superstition Gateway Property entered into a forbearance agreement with the previous lender. The previous lender agreed to five months of forbearance of all interest payments and reserve deposits due on the previous loan on the payment dates from May through September 2020, totaling approximately $2,274,809. Such amounts were repaid on December 18, 2020, prior to origination of the current mortgage loan and nine months ahead of schedule. As of September 10, 2021, the borrowers have reported that the Superstition Gateway Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. Eight tenants (13.7% of NRA and 19.2% of underwritten rent) are still in the process of repaying deferred rent pursuant to the terms of repayment agreements with remaining repayment terms that range between three and 27 months.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

The Market. The Superstition Gateway Property is located in Mesa, Maricopa County, Arizona, within the Phoenix-Mesa-Scottsdale metropolitan area. The Superstition Gateway Property is situated in a neighborhood that consists of primarily retail, multifamily, and industrial uses. Primary highway access to the area is provided by U.S. 60 and the Loop 202 Freeway. U.S. 60 is a major arterial that crosses the area in an east-west direction and eventually connects to Interstate 10 near Phoenix. Access to the Superstition Gateway Property from U.S. 60 is provided by South Signal Butte Road. The Phoenix-Mesa Airport is located approximately seven miles southwest of the Superstition Gateway Property and serves as a demand generator and major employer for surrounding residential communities. Other nearby developments include Eastmark, a 3,154-acre master-planned community located approximately three miles south of the Superstition Gateway Property and adjacent to the Elliot Road Technology Corridor, which is home to Apple’s Global Operations Center.

According to a third party market research report, the estimated 2021 populations within a one-, three- and five-mile radius of the Superstition Gateway Property were 10,552, 94,401, and 205,358, respectively, which represent annual growth rates since 2010 of 3.90%, 1.87%, and 2.21%. The 2021 median household incomes within the same radii were $86,206, $61,673, and $61,767, respectively. According to a third party market research report, the East Valley multifamily submarket has a vacancy rate of 2.7% and more than 2,000 units under construction as of the second quarter of 2021, with a 284-unit complex under construction just to the north of the Superstition Gateway Property.

According to the appraisal, the Superstition Gateway Property is part of the Phoenix retail market and the Gateway Airport retail submarket. As of the second quarter of 2021, the Phoenix retail market consisted of approximately 235.9 million SF of retail space with an overall market vacancy of 7.9% and average asking rents of approximately $15.82 PSF. The Gateway Airport retail submarket consisted of approximately 2.9 million SF of retail space with an overall market vacancy of 4.3% and average asking rents of approximately $12.88 PSF as of the second quarter of 2021. For the trailing four quarters ending as of the second quarter of 2021, the Gateway Airport retail submarket had approximately 54,955 SF of retail inventory delivered and had positive net absorption of 126,769 SF.

The appraisal concluded a market rent at the Superstition Gateway Property for large anchor spaces to be $7.00 PSF; junior anchor spaces to be $13.00 PSF; small anchor spaces, fitness spaces, and movie theater spaces to be $18.00 PSF; and restaurant spaces to range from $35.00 PSF to $45.00 PSF.

The following table presents certain information relating to comparable retail leases with respect to the Superstition Gateway Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Red Mountain Gateway Mesa, AZ	2017	9.7 miles	6,000	Cafe Rio	2,800	Jan-18	$40.00	5.0	Triple Net
Augusta Ranch Mesa, AZ	2000	2.5 miles	97,714	Royal Dental	1,742	Oct-16	$25.34	3.2	Triple Net
The Highland Gilbert, AZ	2017	7.6 miles	6,242	Gather Loft	4,860	Feb-20	$38.00	10.0	Triple Net
Higley Plaza Gilbert, AZ	2017	13.5 miles	54,930	Valley Wellness Spa	2,100	Feb-19	$32.00	5.0	Triple Net
The Steelyard - Gilbert Road Chandler, AZ	2020	21.4 miles	26,201	National Retailer	2,000	Dec-20	$37.00	10.1	Triple Net
Queen Creek Commons Queen Creek, AZ	2021	13.7 miles	22,400	Nail Salon	2,080	Aug-21	$40.00	10.0	Triple Net
Crossroads Towne Center Chandler, AZ	2005	17.8 miles	254,109	Local Tenant	1,400	Mar-18	$30.00	5.0	Triple Net
Gilbert Gateway Towne Center North Gilbert, AZ	2005	8.9 miles	265,878	Retail Tenant	7,631	Feb-21	$16.00	0.0	Triple Net

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Superstition Gateway Property:

Cash Flow Analysis(1)
	2018	2019	2020	6/30/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$7,461,128	$7,835,249	$8,495,776	$8,473,047	$9,063,981	$18.30
Reimbursements	$2,080,743	$2,182,888	$2,175,296	$2,322,608	$2,639,475	$5.33
Other Income	$18,585	$5,665	$7,150	$6,600	$0	$0.00
Vacancy	$0	$0	$0	$0	($822,749)	($1.66)
Effective Gross Income	$9,560,456	$10,023,803	$10,678,222	$10,802,255	$10,880,707	$21.97

Real Estate Taxes	$1,263,592	$1,187,152	$1,243,410	$1,281,702	$1,303,181	$2.63
Insurance	$113,126	$128,419	$125,255	$121,138	$122,678	$0.25
Other Operating Expenses	$1,481,630	$1,498,337	$1,484,548	$1,543,896	$1,540,038	$3.11
Total Expenses	$2,858,348	$2,813,908	$2,853,212	$2,946,736	$2,965,897	$5.99

Net Operating Income	$6,702,107	$7,209,895	$7,825,009	$7,855,520	$7,914,811	$15.98
Capital Expenditures	$0	$0	$0	$0	$99,041	$0.20
TI/LC	$0	$0	$0	$0	$579,565	$1.17
Net Cash Flow	$6,702,107	$7,209,895	$7,825,009	$7,855,520	$7,236,205	$14.61

Occupancy%(3)	84.7%	88.2%	88.4%	94.2%	93.0%
NOI DSCR (IO)(4)	2.37x	2.55x	2.76x	2.78x	2.80x
NOI DSCR (P&I)(4)	1.59x	1.71x	1.86x	1.86x	1.88x
NCF DSCR (IO)(4)	2.37x	2.55x	2.76x	2.78x	2.56x
NCF DSCR (P&I)(4)	1.59x	1.71x	1.86x	1.86x	1.72x
NOI Debt Yield(4)	8.7%	9.3%	10.1%	10.2%	10.3%
NCF Debt Yield(4)	8.7%	9.3%	10.1%	10.2%	9.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the UW.

(2)	UW Gross Potential Rent is greater than the historical periods due to the inclusion of $669,078 for grossed-up vacant space.

(3)	Occupancy % shown is the average occupancy for each respective year. 6/30/2021 TTM Occupancy % is as of August 19, 2021. UW Occupancy % represents underwritten economic occupancy.

(4)	Debt service coverage ratios and debt yields include the Superstition Gateway Serviced Pari Passu Companion Loans.

Escrows and Reserves.

Real Estate Taxes - The borrowers deposited approximately $676,125 into a real estate tax reserve at origination and are required to deposit an ongoing monthly amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to approximately $112,687.

Insurance - The borrowers deposited approximately $107,343 into an insurance reserve at origination and are required to deposit an ongoing monthly amount equal to 1/12 of the annual insurance premiums, which currently equates to approximately $10,734.

Replacements Reserve - The Superstition Gateway Whole Loan documents provide for an upfront reserve of $6,435 for approved capital expenditures, and ongoing monthly deposits of $6,435 into such reserve for approved capital expenditures, provided that such deposits are not required at any time the amount of such reserve equals or exceeds $231,651.

TI/LC Reserve - The Superstition Gateway Whole Loan documents provide for an upfront reserve of $47,871 for tenant improvements and leasing commissions, and ongoing monthly deposits of $47,871 into such reserve for tenant improvements and leasing commissions, provided that such deposits are not required at any time the amount of such reserve equals or exceeds $1,723,344.

Existing TI/LC Reserve - The Superstition Gateway Whole Loan documents provide for an upfront reserve of $47,600 for outstanding tenant improvement allowances owed to Chipotle and Paleta Bar.

Rent Concession Reserve - The Superstition Gateway Whole Loan documents provide for an upfront reserve of $22,000 for rent that has not yet commenced under the existing lease for Paleta Bar.

Lockbox and Cash Management. The Superstition Gateway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant of the Superstition Gateway Property to deposit funds directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the borrowers or property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Event (as defined below) is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrowers. Upon the occurrence of a Cash Sweep Event, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$47,125,000
1614-1959 South Signal Butte Road	Superstition Gateway	Cut-off Date LTV:	68.5%
10720-10746 East Baseline Road		U/W NCF DSCR:	1.72x
Mesa, AZ 85209		U/W NOI Debt Yield:	10.3%

in accordance with the Superstition Gateway Whole Loan documents, with any excess cash held by the lender as additional security for the Superstition Gateway Whole Loan during the continuance of such Cash Sweep Event.

A “Cash Sweep Event” will commence upon:

(i)	the occurrence of an event of default under the Superstition Gateway Whole Loan documents and will continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the borrowers (in no event will a Cash Sweep Event due to a bankruptcy action of the borrowers be cured);

(iii)	the occurrence of any bankruptcy action of the property manager, and will continue until the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or

(iv)	the date on which the amortizing debt service coverage ratio as calculated in the Superstition Gateway Whole Loan documents based on the trailing three-month period is less than 1.20x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.25x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the Superstition Gateway Mortgage Loan, the Superstition Gateway Property also secures the Superstition Gateway Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $30,000,000. The Superstition Gateway Serviced Pari Passu Companion Loans accrue interest at the same rate as the Superstition Gateway Mortgage Loan. The Superstition Gateway Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Superstition Gateway Serviced Pari Passu Companion Loans. The holders of the Superstition Gateway Mortgage Loan and the Superstition Gateway Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Superstition Gateway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Superstition Gateway Property and business interruption insurance in an amount equal to 100% of the projected gross revenues from the operation of the property for a period of not less than 18 months with a 180-days extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

Havenwood Office Park
25700 Interstate 45
Spring, TX 77386
Alden Bridge
242
St. Lukes Health - The Woodlands
Houston Methodist- The Woodlands Emergency Dept.
45
Texas Children's Hospital - The Woodlands
The Woodlands CC
Lone Star College Montgomery
Gosling Rd
Research Forest Dr
Woodforest Bank Stadium
Lake Woodlands Dr
Memorial Hermann The Woodlands Med. Center
Woodlands Pkwy
ExxonMobil - Hughes Landing
Lake Woodlands Plaza
Main Dr
Tamina
Flintridge Dr
The Woodlands Children's Museum
Market Street
The Woodlands Mall
The Woodlands
Cherron Phillips Chemical Co.
The Woodlands CC
Hanna Rd
Robinson Rd
The Woodlands Resort
Augusta Creek
Grogans Mill Rd
Elan Blvd
Birnham Woods Dr
99
Northcrest Dr
Wood Winds Shopping Center
Rayford
Rayford Rd
Grand Parkway
Gosling Rd
ExxonMobil Houston Campus
Hardy Toll Rd
MONTGOMERY COUNTY
Avonak
Grand Parkway
Southwestern Energy Co.
Hardy Rd
Spring Stuebner Rd
The Market at Springwoods Village
Northland Center
Lexington Woods
Pundt Park
2920
Hurricane Harbor Splashtown
2920
Holzwarth Rd
Louetta Central
Hardy Toll Road
Cypresswood Dr
Spring Creek Greenway
Wind Rose GC
HARRIS COUNTY
Spring Cypress Rd
North Spring
Cypresswood Dr
Spring Village Center
Birnam Wood Blvd
Aldine Westfield Rd
Bridgestone Shopping Ctr.
Bending Bough
Cypresswood Court Shopping Center
Spring Park Village
Hardy Rd
Ella Blvd
Louetta Rd
Village Green Plaza
Spring
Sandpiper
Forest Oaks Park
Cypresswood Dr
North Frwy
Mercer Botanic Gardens
Inverness Forest
Cypresswood Center
Treaschwig Rd
Louetta Rd
T.C. Jester Blvd
Memorial Hills Shopping Ctr.
1960
North Junction Plaza
Northgate Country Club
HCA Houston Healthcare Northwest
Cypress Pointe
Humble-Westfield Rd
George Bush Intercontinental Airport
Kuykendahl Rd
HOUSTON
Gulf States Toyota Vehicle Processing Center
Oak Creek Village
Sugar Pine Village Shopping Center
Cypress Station
Downtown Houston 19 miles
Lone Star College North Harris
Conroe
The Woodlands
Spring
Alascocita
Humble
HOUSTON
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Katy
Cypress
Tomball
Magnolia
Pinehurst
Cleveland
Dayton
Crosby
Deer Park
Bellaire
Richmond
Orchard
Brookshire
Manvel
Alvin

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Havenwood Office Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):		NR/NR/NR		Location:	Spring, TX 77386
Original Balance:		$45,000,000		General Property Type:	Office
Cut-off Date Balance:		$44,936,586		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.9%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2017/NAP
Borrower Sponsor:		Rodrigo Pelaez Diaz		Size:	239,629 SF
Guarantor:		Rodrigo Pelaez Diaz		Cut-off Date Balance per SF:	$188
Mortgage Rate:		3.5500%		Maturity Date Balance per SF:	$169
Note Date:		7/9/2021		Property Manager:	The J. Beard Property
First Payment Date:		9/6/2021			Management Company, LLC
Maturity Date:		8/6/2031		Underwriting and Financial Information(2)
Original Term to Maturity:		120 months		UW NOI(2):	$4,047,409
Original Amortization Term:		540 months		UW NOI Debt Yield:	9.0%
IO Period:		0 months		UW NOI Debt Yield at Maturity:	10.0%
Seasoning:		2 months		UW NCF DSCR:	1.93x
Prepayment Provisions:		L(26),D(87),O(7)		Most Recent NOI:	$1,822,471 (5/31/2021 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$1,666,986 (12/31/2020)
Additional Debt Type:		NAP		3rd Most Recent NOI:	$751,847 (12/31/2019)
Additional Debt Balance:		NAP		Most Recent Occupancy:	86.8% (7/6/2021)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent Occupancy:	58.6% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	62.9% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$69,650,000 (6/17/2021)
RE Tax:	$456,795	$57,099	N/A	Appraised Value per SF:	$291
Insurance:	$41,658	$8,332	N/A	Cut-off Date LTV Ratio:	64.5%
Recurring Replacements:	$0	$4,992	$179,722	Maturity Date LTV Ratio:	58.1%
TI/LC:	$500,000	$16,667	$1,500,000
Free Rent Reserve:	$937,102	$0	N/A
Outstanding TI/LC Reserve:	$316,970	$0	N/A
Rent Gap Reserve:	$91,832	$0	N/A
Med-Data Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$34,237,512	76.1%
			Return of Equity:	$7,566,838	16.8%
			Reserves:	$2,344,357	5.2%
			Closing Costs:	$851,293	1.9%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Havenwood Office Park Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Havenwood Office Park Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fifth largest mortgage loan (the “Havenwood Office Park Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $45,000,000 and secured by a first priority fee mortgage encumbering an office building located in Spring, Texas (the “Havenwood Office Park Property”). Proceeds from the Havenwood Office Park Mortgage Loan were used to refinance the previous loan secured by the Havenwood Office Park Property, return equity to the borrower, pay closing costs and fund upfront reserves.

The Borrower and the Borrower Sponsor. The borrower is Havenwood Land Developments, L.P., a Texas limited partnership and single purpose entity with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Rodrigo Pelaez Diaz. Rodrigo Pelaez Diaz is a partner and founder of Synergy SAR, a commercial real estate investor and developer in the Spring, Texas area. Mr. Diaz currently has an ownership interest in seven commercial properties encompassing approximately 471,000 SF. Mr. Diaz’s portfolio focuses largely on traditional and medical office product type. The borrower sponsor has a total cost basis in the Havenwood Office Park Property of approximately $59.7 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

The Property. The Havenwood Office Park Property consists of one Class A, LEED silver certified, four-story office building developed by the borrower sponsor in 2017. As of July 6, 2021, the Havenwood Office Park Property was currently 86.8% leased and occupied by 18 tenants. The Havenwood Office Park Property offers amenities including an adjacent parking garage, covered walkways, high-quality finishes throughout, a fitness room, a large conference room and an outdoor plaza with seating area. The Havenwood Office Park Property also offers key-card access and 24-hour on-site security. The parking spaces at the Havenwood Office Park Property results in a parking ratio of approximately 4.4 spaces per 1,000 SF. Each floor level at the Havenwood Office Park Property is designed with two floor plates of approximately 31,000 SF each. The floor plates are interconnected by a common lobby, which allows for flexible bay depths and efficient space planning options for tenants of all sizes.

Major Tenants.

GSA (61,331 SF, 25.6% of NRA, 34.9% of underwritten base rent). The GSA is the nation’s largest government real estate organization, providing workspace for more than 1.2 million federal workers through its public buildings service. The GSA recently signed a lease for a term of 15 years with an initial lease expiration date in June 2036 (the “GSA Lease”). The GSA Lease commenced in June 2021. The GSA is currently in a free rent period through January 2022, which free rent was escrowed at the origination of the Havenwood Office Park Mortgage Loan. The GSA uses the site as a branch of the United States Department of Homeland Security. There are no termination, contraction or appropriation rights contained in the GSA Lease.

Med-Data (50,717 SF, 21.2% of NRA, 20.9% of underwritten base rent). Med-Data is a leading provider of technology-enabled revenue cycle management services designed to engage patients, empower hospitals and health systems, and improve financial outcomes throughout the healthcare space. For four decades, Med-Data has partnered with care providers at nearly 2,000 facilities nationwide to serve millions of patients onsite, in the field, and from its regional offices across the U.S. Med-Data has occupied space at the Havenwood Office Park Property since October 2019 and leases its space through September 2026. Med-Data has two five-year lease renewal options remaining. Med-Data has the right to terminate its lease after October 1, 2024 with (i) eight months’ prior written notice and (ii) a termination fee equal estimated to be approximately $615,759 plus unamortized tenant improvements and leasing commissions.

The Work Lodge (22,683 SF, 9.5% of NRA, 9.7% of underwritten base rent). The Work Lodge is a co-working space that provides private office suites for teams up to 100 people, shared workspace, virtual mailbox, meeting and conference room spaces and training rooms. The Work Lodge has been a tenant at the Havenwood Office Park Property since July 2017. The Work Lodge’s lease expires in December 2028 and has two five-year lease renewal options remaining. The Work Lodge does not have any unilateral termination options.

Enercorp (8,508 SF, 3.6% of NRA, 4.3% of underwritten base rent). Enercorp is an energy solutions company that focuses primarily on designing, building, selling and renting energy technologies. Enercorp has been a tenant at the Havenwood Office Park Property since December 2019. Enercorp’s lease expires in December 2024 and it has one three-year lease renewal option remaining. Enercorp does not have any unilateral termination options.

Momentum Title (8,231 SF, 3.4% of NRA, 3.9% of underwritten base rent). Momentum Title is a Texas-based title company serving the greater Houston area. Momentum Title has been at the Havenwood Office Park Property since July 2016, and expanded its footprint at the Havenwood Office Park Property by 4,290 SF in March 2019. Momentum Title’s lease expires in June 2025 and has two five-year lease renewal options remaining. Momentum Title does not have any unilateral termination options.

The following table presents a summary regarding the tenants at the Havenwood Office Park Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
GSA(3)	AAA/Aaa/AA+	61,331	25.6%	$1,525,723	34.9%	$24.88	6/30/2036	N	NAP
Med-Data(4)	NR/NR/NR	50,717	21.2%	$912,906	20.9%	$18.00	9/30/2026	Y	2 x 5 Yrs
The Work Lodge	NR/NR/NR	22,683	9.5%	$425,306	9.7%	$18.75	12/31/2028	N	2 x 5 Yrs
Enercorp	NR/NR/NR	8,508	3.6%	$187,176	4.3%	$22.00	12/31/2024	N	1 x 3 Yrs
Momentum Title	NR/NR/NR	8,231	3.4%	$172,686	3.9%	$20.98	6/30/2025	N	2 x 5 Yrs
Subtotal/Wtd. Avg.		151,470	63.2%	$3,223,798	73.7%	$21.28

Other Tenants		56,418	23.5%	$1,149,543	26.3%	$20.38
Vacant Space		31,741	13.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		239,629	100.0%	$4,373,341	100.0%	$21.04

(1)	Information is based on the underwritten rent roll dated as of July 6, 2021 with rent steps taken through March 2022 totaling $51,580.

(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

(3)	The GSA is currently in a free rent period through January 2022, which free rent was escrowed at the origination of the Havenwood Office Park Mortgage Loan.

(4)	Med-Data has the right to terminate its lease after October 1, 2024 with (i) eight months’ prior written notice and (ii) a termination fee equal estimated to be approximately $615,759 plus unamortized tenant improvements and leasing commissions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information with respect to the lease rollover at the Havenwood Office Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	3	11,904	$22.61	5.0%	5.0%	$269,133	6.2%	6.2%
2024	4	21,896	$21.17	9.1%	14.1%	$463,567	10.6%	16.8%
2025	2	13,027	$18.21	5.4%	19.5%	$237,210	5.4%	22.2%
2026	6	74,599	$18.71	31.1%	50.7%	$1,396,098	31.9%	54.1%
2027	0	0	$0.00	0.0%	50.7%	$0	0.0%	54.1%
2028	2	25,131	$19.16	10.5%	61.2%	$481,610	11.0%	65.1%
2029	0	0	$0.00	0.0%	61.2%	$0	0.0%	65.1%
2030	0	0	$0.00	0.0%	61.2%	$0	0.0%	65.1%
2031	0	0	$0.00	0.0%	61.2%	$0	0.0%	65.1%
2032 & Beyond	1	61,331	$24.88	25.6%	86.8%	$1,525,723	34.9%	100.0%
Vacant	0	31,741	$0.00	13.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	239,629	$21.04	100.0%		$4,373,341	100.0%

(1)	Information is based on the underwritten rent roll dated July 6, 2021 with rent steps taken through March 2022 totaling $51,580.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

COVID-19 Update. As of September 1, 2021, the Havenwood Office Park Property is open and operating with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full July and August 2021 rent payments. No tenants requested or were granted rent relief. As of September 6, 2021, the Havenwood Office Park Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Havenwood Office Park Mortgage Loan is on September 6, 2021 and the Havenwood Office Park Mortgage Loan is current as of September 6, 2021.

The Market. The Havenwood Office Park Property is located in the Houston market and The Woodlands submarket. Major retailers in the area include Kroger, Walmart Supercenter, HEB, Walgreens, and Dollar Tree, as well as numerous casual and quick-serve restaurants, dental offices, several bank branches and freestanding emergency rooms. The approximately 75-acre, 450,000 SF Grand Parkway Marketplace I & II are situated at the southeast corner of Grand Parkway and Kuykendahl Road, just south of the market area. Stores include Target Supercenter, Burlington Coat Factory, PetSmart, Ulta, TJ Maxx, Ross Dress for Less, Five Below, and Famous Footwear. Located along Lake Woodlands Drive, west of Interstate Highway 45 are Spring Mall and Lake Woodlands Plaza. Spring Mall is anchored by JCPenney, Dick’s Sporting Goods, Macy’s, Nordstrom and Dillard’s. Other specialty retailers in the area include Apple, Bath and Body Works, Abercrombie & Fitch and Sephora. Target and Academy are located across Lake Woodlands Drive. While office development is scattered throughout the neighborhood area, a majority is found along I-45. Major employers in Spring, Texas include Anadarko, Baker Hughes, Huntsman and Chevron Phillips. In the southeast corner of the neighborhood area is the ExxonMobil Houston Campus.

According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Havenwood Office Park Property was 11,924, 66,621 and 162,292, respectively; and the 2021 estimated average annual household income within the same radii was approximately $96,413, $126,093 and $132,479, respectively.

According to the appraisal, the Havenwood Office Park Property is situated within The Woodlands office submarket of the Houston office market. As of the first quarter of 2021, the Houston office market reported a total inventory of approximately 340.9 million SF with an approximately 18.6% vacancy rate, and an average asking rent of $28.53 PSF. As of the first quarter of 2021, The Woodlands office submarket reported a total inventory of approximately 24.0 million SF with an approximately 15.5% vacancy rate, and an average asking rent of $32.36 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Havenwood Office Park Property:

Market Rent Summary

Property SF	239,629
Market Rent (PSF)	$21.00
Lease Term (Months)	60
Lease Type (Reimbursements)	NNN
Rent Increase Projection	None
Tenant Improvements (New Tenant) (PSF)	$15.00
Tenant Improvements (Renewal) (PSF)	$0.00

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Havenwood Office Park Property:

Comparable Leases Summary
Property Name / City, State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (mos.)	Rent PSF	Lease Type
Havenwood Office Park 25700 Interstate 45 Spring, TX	2017 / NAP	239,629(1)	-	86.8%(1)	-	-	-	-	-
Town Center II 1330 Lake Robbins Drive Spring, TX	1998 / NAP	143,126	3.3 miles	83.4%	Confidential	10,151	Jun. 2021 / 60	$25.00	NNN
24 Waterway 24 Waterway Avenue The Woodlands, TX	2008 / NAP	311,938	3.4 miles	90.8%	ChemEx Global	24,910	Jul. 2020 / 60	$24.50	Gross
Ten Two Hundred Office 10200 Grogans Mill Road Spring, TX	1980 / NAP	80,825	4.0 miles	79.1%	Pepper & Associates	2,918	Feb. 2020 / 68	$19.00	NNN
Sierra Pines II 1575 Sawdust Road Spring, TX	2014 / NAP	163,145	2.5 miles	84.7%	Jones & Carter	27,025	Jul. 2017 / 72	$24.00	NNN
19221 Southwood Tower 19221 Interstate 45 Shenandoah, TX	1984 / 2004	83,136	3.8 miles	82.3%	Liberty Energy Services	2,139	Aug. 2019 / 60	$24.00	Gross

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated July 6, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Havenwood Office Park Property:

Cash Flow Analysis(1)
	2018	2019	2020	5/31/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$677,652	$1,482,687	$2,191,712	$2,484,660	$5,030,347	$20.99
Reimbursements	$407,752	$907,740	$1,347,044	$1,306,151	$1,719,585	$7.18
Other Income	$20,328	$24,486	$34,652	$32,912	$32,912	$0.14
Vacancy and Concessions	$0	$0	$0	$0	($657,006)	($2.74)
Effective Gross Income	$1,105,732	$2,414,913	$3,573,408	$3,823,723	$6,125,838	$25.56

Taxes	$596,041	$600,971	$530,472	$530,472	$685,193	$2.86
Insurance	$93,794	$86,726	$89,171	$89,412	$99,979	$0.42
Other Operating Expenses	$723,414	$975,369	$1,286,780	$1,381,368	$1,293,257	$5.40
Total Operating Expenses	$1,413,249	$1,663,066	$1,906,423	$2,001,252	$2,078,429	$8.67

Net Operating Income	($307,517)	$751,847	$1,666,986	$1,822,471	$4,047,409	$16.89
TI/LC	$0	$0	$0	$0	$119,815	$0.50
Capital Expenditures	$0	$0	$0	$0	$59,907	$0.25
Net Cash Flow	($307,517)	$751,847	$1,666,986	$1,822,471	$3,867,687	$16.14

Occupancy %(3)	30.6%	62.9%	58.6%	86.8%	90.3%
NOI DSCR	(0.15x)	0.38x	0.83x	0.91x	2.02x
NCF DSCR	(0.15x)	0.38x	0.83x	0.91x	1.93x
NOI Debt Yield	(0.7%)	1.7%	3.7%	4.1%	9.0%
NCF Debt Yield	(0.7%)	1.7%	3.7%	4.1%	8.6%

(1)	The Havenwood Office Park Property was built in 2017. The increase in Net Operating Income and Occupancy % can be primarily attributed to (i) the initial lease-up after completion of the Havenwood Office Park Property and (ii) the GSA recently signing a 15-year lease for 61,331 SF (25.6% of the NRA) and approximately $1.85 million in underwritten rent and reimbursements. Additionally, the borrower sponsor spent significant capital on COVID-19-related improvements including installation of touchless faucets throughout the building, renovations to outdoor areas for social distancing, automatic swinging doors in the restrooms, elevator air purification systems and the installation of an HVAC needlepoint bipolar ionization system. The capital improvements totaled in the hundreds of thousands of dollars and have not been removed from the historical operating expenses.

(2)	UW Gross Potential Rent is based on the underwritten rent roll dated July 6, 2021 with vacant space grossed up to market rents and rent steps taken through March 2022 totaling $51,580.

(3)	Occupancy % is as of December 31, of each respective year except for 5/31/2021 TTM, which is as of July 6, 2021. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

The borrower deposited at origination approximately (i) $456,795 for property taxes, (ii) $41,658 for insurance, (iii) $500,000 for future tenant improvements and leasing commissions, (iv) $925,432 for free rent related to the GSA, (v) $316,970 for outstanding tenant improvements and leasing commissions, (vi) $51,855 for a rent gap reserve related to Synergy SAR, (vii) $39,977 for a rent gap reserve for Houston Association of Realtors, Inc. and (viii) $11,670 for free rent related to Silver Spring Healthcare.

Real Estate Taxes and Insurance - The borrower is required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $57,099) and 1/12 of the estimated annual insurance premiums (currently approximately $8,332).

Recurring Replacements Reserve - The borrower is required to reserve $4,992 monthly for replacements, subject to a cap of $179,722.

TI/LC Reserve - Ongoing deposits into the TI/LC Reserve are required in the amount of $16,667 per month, subject to a cap of $1,500,000. The TI/LC Reserve cap will be lowered to $500,000 upon the renewal of Med-Data’s lease for at least five years or a replacement tenant entering into a replacement lease for the Med-Data space for at least five years.

Med-Data Reserve - Upon the occurrence of a Med-Data Trigger Event (as defined below), the borrower will be required to deposit on each monthly payment date until such Med-Data Trigger Event is cured $167,000. Such amounts will be held for tenant improvements and leasing commissions that may be incurred in connection with re-leasing the Med-Data space. Additionally, any lease termination payments received from Med-Data are required to be deposited into the Med-Data Reserve.

A “Med-Data Trigger Event” commences if Med-Data or an approved replacement tenant (a “Med-Data Tenant”) (i) fails to extend its lease on or before the date that is 12 months prior to its lease expiration, (ii) defaults under its lease, (iii) goes dark or otherwise ceases operations in its leased space, (iv) sublets more than 15% of its leased space, (v) vacates or gives notice to vacate its leased space, (vi) terminates or gives notice to terminate its lease, (vii) becomes a debtor in any bankruptcy or other insolvency proceeding or (viii) fails to deliver to the lender on or before October 1, 2023 a written estoppel that irrevocably waives any and all termination rights available to the Med-Data Tenant under the related lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$44,936,586
25700 Interstate 45	Havenwood Office Park	Cut-off Date LTV:	64.5%
Spring, TX 77386		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	9.0%

A Med-Data Tenant Trigger Event will terminate: with regard to clause (ii), upon the Med-Data Tenant curing such default, with regard to clause (iii), upon the Med-Data Tenant resuming ordinary business operations in the entirety of the leased space for at least two calendar quarters, with regard to clauses (v) and (vi), upon the written rescission of such Med-Data Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Med-Data Tenant is assumed or affirmed in such proceeding and the Med-Data Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, with regard to clause (viii), the borrower delivers to the lender a written notice or signed estoppel from the Med-Data Tenant that such tenant waives any and all termination rights available under its lease, and with regard to clauses (i) through (vii) above, (1) upon the borrower depositing $2,000,000 into the Med-Data Reserve, not including any lease termination payments received from or otherwise with respect to, or unamortized tenant improvements attributable to, the Med-Data Tenant or (2) upon (x) the full execution and delivery to the lender of an approved lease extension (solely with regard to clause (i) above) or one or more approved replacement leases with respect to the entirety of the Med-Data Tenant’s leased space or (ii) a portion of the Med-Data space equal to or greater than 70% of the square footage of the Med-Data space as reasonably determined by the lender provided that, upon and following such re-tenanting of less than the entirety of the Med-Data space, the lender determines that (a) at least 80% of the square footage of the Havenwood Office Park Property is occupied, (b) the Havenwood Office Park Property supports a debt yield (as calculated by the lender) equal to or greater than 8.5%, and (c) the amortizing debt service coverage ratio (based on the trailing 12 calendar months) is equal to or greater than 1.45x for two consecutive calendar quarters, (y) delivery of satisfactory estoppels from the Med-Data Tenant or approved replacement tenant(s) and (z) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Med-Data Tenant space for which the borrower is responsible have been paid.

Lockbox and Cash Management. The Havenwood Office Park Mortgage Loan is structured with a springing lockbox and springing cash management. Prior to the occurrence of a Sweep Event Period (as defined below), all rents will be deposited into an account designated by the borrower. The Havenwood Office Park Mortgage Loan requires that during the continuance of a Sweep Event Period, the borrower must deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Havenwood Office Park Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Havenwood Office Park Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Havenwood Office Park Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio (calculated assuming a 30-year amortization period) based on the trailing 12-month period is less than 1.15x and (iii) the occurrence of a Major Tenant Trigger Event.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio (calculated assuming a 30-year amortization period) based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters and with regard to clause (iii), when such Major Tenant Trigger Event is cured, as further described below.

A “Major Tenant Trigger Event” commences if the GSA or an approved replacement tenant (a “Major Tenant”) (i) fails to renew its lease on or before the date that is 12 months prior to its lease expiration, (ii) defaults under its lease, (iii) goes dark or otherwise ceases operations in its leased space, (iv) sublets any or all of its leased space, (v) vacates or gives notice to vacate its leased space, (vi) terminates or gives notice to terminate its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding.

A Major Tenant Trigger Event will terminate: with regard to clause (ii), upon the Major Tenant curing such default, with regard to clause (iii), upon the Major Tenant resuming ordinary business operations in the entirety of the leased space for at least one calendar quarter, with regard to clauses (v) and (vi), upon the written rescission of such Major Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, and with regard to clauses (i) through (vii) above, upon (x) the full execution and delivery to the lender of an approved lease extension (solely with regard to clause (i) above) or one or more approved replacement leases with respect to the entirety of the Major Tenant’s leased space, (y) delivery of satisfactory estoppels from the Major Tenant or approved replacement tenant(s) and (z) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Major Tenant space for which the borrower is responsible have been paid.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Havenwood Office Park Property and business interruption insurance for 18 months with a 180-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

Helios Plaza
201 Helios Way
Houston, TX 77079
HOUSTON
Bear Creek Village
Bear Creek Golf Course
Bear Creek Pioneers Park
Bear Creek Comm. Ctr
Northwest Houston
HARRIS COUNTY
Energy Corridor
Memorial
Briarforest
Westside
Westchase
George Bush Park
Lakes of Bellaire
FORT BEND COUNTY
George Bush Intctl. Airport 22 miles
Downtown Houston 14 miles
Little York Rd
Tanner Rd
Clay Rd
Patterson Rd
Park Row
Katy Frwy
Eldridge Pkwy
Brittmoore Rd
Sam Houston Tollway
Kempwood Dr
Hammerly Blvd
Memorial Dr
Buffalo Bayou
Briar Forest Dr
Dairy Ashford Rd
Wilcrest Dr
Westheimer Rd
Westheimer Pkwy
Synott Rd
Richmond Ave
Westpark Dr
Westpark Tollway
Addicks Clodine Rd
Bellaire Blvd
Kirkwood Rd
Toshiba Intl. Corp.
Brittmoore Business Park
Siemens
Clara Road Business Park
Chamberlain Univ. - College of Nursing
Sprint Corp. Office
Best Buy Corporate Office
West Belt Business Park
Kormex Foods Inc.
Westview Business Park
Wapiti Energy
Houston Comm. College - Spring Branch Campus
City Centre
Town & Country Shopping Ctr.
Texas Children's Hospital West Campus
Energy Center One
Conoco Phillips
Shell Oil Company
BP Energy
ExxonMobil
Marubeni Oil & Gas
Darrell Tully Stadium
Don Coleman Coliseum
Calliope Shopping Center
Lakeside Country Club
BNC
Phillips 66
Maersk Oil
Carillon Shopping Center
Westheimer Commons
Westchase Shopping Center
Houston Comm. College - Alief Hayes Campus
Westchase Shopping Center
West Oaks Mall
Market Square
West Houston Medical Center
SHELL TECHNOLOGY CENTER
Westchase Corporate Center
Royal Oaks CC
Clog Outlet Warehouse
Alief Amity Park
CGG
Jacobs Engineering
Halliburton
DataVox
Arthur Storey Park
Presidio Square
Pavilion Village
Hong Kong City Mall
Houston Plaza 88
10
90
6
8
The Woodlands
Spring
Atascocita
Cypress
Katy
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City
Friendswood
Hitchcock

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Helios Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Houston, TX 77079
Original Balance(1):	$40,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2009/NAP
Borrower Sponsor:	AGC Equity Partners Holding Ltd.			Size:	377,185 SF
Guarantor:	HOUCRE I Cayman Holding Ltd.			Cut-off Date Balance Per SF(1):	$314
Mortgage Rate:	2.9000%			Maturity Date or ARD Balance Per SF(1)(2):	$314
Note Date:	9/15/2021			Property Manager:	Transwestern Property
First Payment Date:	11/6/2021				Company SW GP, L.L.C.
Anticipated Repayment Date(2):	10/6/2026
Maturity Date:	10/6/2031
Original Term to Maturity(2):	60 months			Underwriting and Financial Information(5)
Original Amortization Term(2):	0 months			UW NOI:	$10,793,013
IO Period(2):	60 months			UW NOI Debt Yield(1):	9.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(1)(2):	9.1%
Prepayment Provisions(3):	L(24),DorYM1(31),O(5)			UW NCF DSCR(1):	3.10x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$10,115,465 (6/30/2021 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$10,015,401(12/31/2020)
Additional Debt Balance(1):	$78,500,000			3rd Most Recent NOI:	$9,819,021(12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (10/6/2021)
Reserves(4)				2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$185,000,000 (8/18/2021)
Insurance:	$0	Springing	N/A	Appraised Value Per SF:	$490
Replacement Reserve:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	64.1%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(2):	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$118,500,000	64.3%	Purchase Price:	$178,000,000	96.6%
Borrower Equity:	$65,705,360	35.7%	Additional Consideration(6):	$5,114,012	2.8%
			Closing Costs:	$1,091,349	0.6%
Total Sources:	$184,205,360	100.0%	Total Uses:	$184,205,360	100.0%

(1)	The Helios Plaza Mortgage Loan (as defined below) is part of the Helios Plaza Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $118,500,000. The Cut-off Date Balance Per SF, Maturity Date or ARD Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the applicable aggregate principal balance of the Helios Plaza Whole Loan.

(2)	The Helios Plaza Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of October 6, 2026 and a final maturity date of October 6, 2031. Prior to the ARD, the Helios Plaza Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD, until the outstanding principal balance of the Helios Plaza Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 6, 2031, whichever event occurs first, the Helios Plaza Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and, after the payment of interest at the Initial Interest Rate and any applicable reserves and fees in accordance with the Helios Plaza Whole Loan documents, all excess cash flow from the Helios Plaza Property will be collected by the lender and applied as follows: first, to reduce the principal balance of the Helios Plaza Whole Loan until the entire outstanding principal balance is paid in full, and second, to pay any additional interest on the Helios Plaza Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Helios Plaza Whole Loan. The information presented in the charts above for Original Term to Maturity, Original Amortization Term, Maturity Date or ARD Balance per SF, UW NOI Debt Yield at Maturity and Maturity Date LTV Ratio are based on the ARD.

(3)	Defeasance of the Helios Plaza Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Helios Plaza Whole Loan to be securitized and (b) November 6, 2025. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in October 2021.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Helios Plaza Whole Loan more severely than assumed in the underwriting of the Helios Plaza Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	In conjunction with the acquisition, the borrower paid defeasance costs of approximately $5,539,300 associated with the seller’s debt prepayment and received a seller rent credit of approximately $425,289.

The Mortgage Loan. The sixth largest mortgage loan (the “Helios Plaza Mortgage Loan”) is part of a whole loan (the “Helios Plaza Whole Loan”) evidenced by five pari passu notes in the aggregate original principal balance of $118,500,000. The Helios Plaza Whole Loan was co-originated by BMO and Barclays Capital Real Estate Inc. (“Barclays”) and is secured by a first priority fee mortgage encumbering an office property located in Houston, Texas (the “Helios Plaza Property”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

The non-controlling Notes A-2 and A-3, with an aggregate original principal balance of $40,000,000, represent the Helios Plaza Mortgage Loan and will be included in the MSC 2021-L7 securitization trust. The controlling Note A-4 and the non-controlling Notes A-1 and A-5, with an aggregate original principal balance of $78,500,000 (the “Helios Plaza Pari Passu Companion Loans”) will be held by BMO and Barclays and are expected to be contributed to one or more future securitizations. The Helios Plaza Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2021-L7 securitization; however, once Note A-4 is contributed to a securitization trust, the Helios Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-4 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

The Helios Plaza Whole Loan has a 5-year interest-only term through the ARD of October 6, 2026. Prior to the ARD, the Helios Plaza Whole Loan will accrue interest at a rate equal to 2.9000% per annum (the “Initial Interest Rate”). From and after the ARD, until the outstanding principal balance of the Helios Plaza Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 6, 2031, whichever event occurs first, (i) the Helios Plaza Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), with interest accrued at the excess of the Extension Rate over the Initial Rate deferred until principal is repaid in full, and, (ii) after the payment of interest at the Initial Interest Rate and any applicable reserves and fees in accordance with the Helios Plaza Whole Loan documents, all excess cash flow from the Helios Plaza Property will be collected by the lender and applied as follows: first, to reduce the principal balance of the Helios Plaza Whole Loan until the entire outstanding principal balance is paid in full, and second, to pay any additional interest on the Helios Plaza Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Helios Plaza Whole Loan. The Helios Plaza Whole Loan proceeds along with borrower sponsor equity were used to purchase the Helios Plaza Property for $178.0 million, pay the seller’s defeasance costs and pay closing costs.

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	BMO	No
A-2	$25,000,000	$25,000,000	MSC 2021-L7	No
A-3	$15,000,000	$15,000,000	MSC 2021-L7	No
A-4	$28,500,000	$28,500,000	BMO	Yes
A-5	$20,000,000	$20,000,000	Barclays	No
Total	$118,500,000	$118,500,000

The Borrower and the Borrower Sponsor. The borrower is HOUCRE1 Investments LP, a Delaware limited partnership structured with two independent directors. The borrower is indirectly owned by HOUCRE I Cayman Holding Ltd (99%) and C&M Holding Ltd (1%, controlling member). The borrower sponsor is AGC Equity Partners Holding Ltd. (“AGC”), which indirectly owns C&M Holding Ltd. AGC, and which does not have any guarantee obligations under the Helios Plaza Mortgage Loan, is a London-based investment company established in 2009 that currently has approximately $6.5 billion assets under management. The non-recourse guarantor is HOUCRE I Cayman Holding Ltd. which entity does not have significant assets other than its interest in the borrower.

The Property. The Helios Plaza Property is a Class A+, 6-story office property totaling 377,185 SF, located in Houston, Texas. The Helios Plaza Property was built in 2009 and offers a structured parking garage with 1,699 spaces, resulting in a parking ratio of 4.5 spaces per 1,000 SF of net rentable area. The Helios Plaza Property is the first LEED Platinum certified building in Houston and features a fully equipped trading floor backed by infrastructure with redundant systems along with a complete building management system, providing monitoring and control functions for the electrical, mechanical, and security systems. Additional amenities include a 17,232 SF ground floor cafeteria, multiple enclosed meeting rooms, a 240-person capacity main conference center, and an 11,522 SF wellness center.

The Helios Plaza Property was constructed as a build-to-suit for, and as of October 6, 2021, was 100.0% leased to, Amoco Properties (“Amoco”), a subsidiary of BP Corporation North America (“BP N.A.”). The Helios Plaza Property is located adjacent to BP N.A.’s U.S headquarters, the Westlake Campus.

Major Tenant.

Amoco Properties (377,185 SF, 100.0% of net rentable area, 100.0% of underwritten rent). Amoco is a wholly-owned subsidiary of BP N.A. (rated NR/A3/A- by Fitch/Moody’s/S&P), which guarantees the lease. BP N.A. is wholly-owned by BP plc, a global energy company with a $94 billion market capitalization. BP N.A’s operations comprise substantially all of BP plc’s upstream and downstream activities in North America. BP plc was incorporated in 1889 and is based in Houston, Texas. The BP N.A. lease guarantee is subject to a cap of $275 million, which burns down by the amount of base rent already paid under the lease.

The Helios Plaza Property was built-to-suit for Amoco and houses BP N.A.’s gas and power trading operations, central disaster command center, wind operations and remote operations center. The trading floor at the Helios Plaza Property is one of two major BP N.A. trading operations in the United States, and one of five in the world. The Helios Plaza Property serves as BP N.A.’s central disaster command center in the event of a major disruptive event such as a hurricane or large-scale oil spill. The Helios Plaza Property also contains a remote operations center that centrally monitors all BP-operated wind farms on a continuous basis. According to the borrower sponsor, Amoco invested approximately $10.2 million into the Helios Plaza Property, converting the existing gas turbine and replacing the system with a new generator and prefabricated chiller/pump package that is expected to be more cost-effective and maintain redundancy.

The Amoco Properties Lease (the “Amoco Lease”). The Amoco Lease has a commencement date of December 16, 2016, and a current expiration date of December 15, 2031. There are three 5-year renewal options with notice of exercise sent to the landlord not less than 12 months and not more than 36 months prior to expiration of the current term, and no unilateral termination options. Amoco is required to pay absolutely net base rent and additional rent throughout the Amoco Lease term, and has fixed 2.0% annual rent escalations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

The following table presents the annual base rent under the Amoco Lease for the designated years:

Amoco Lease Base Rent Schedule
Start Date	End Date	Lease Year	Annual Base Rent
12/16/2020	12/15/2021	5	$10,206,929.31
12/16/2021	12/15/2022	6	$10,411,067.90
12/16/2022	12/15/2023	7	$10,619,289.26
12/16/2023	12/15/2024	8	$10,831,675.04
12/16/2024	12/15/2025	9	$11,048,308.54
12/16/2025	12/15/2026	10	$11,269,274.71
12/16/2026	12/15/2027	11	$11,494,660.21
12/16/2027	12/15/2028	12	$11,724,553.41
12/16/2028	12/15/2029	13	$11,959,044.48
12/16/2029	12/15/2030	14	$12,198,225.37
12/16/2030	12/15/2031	15	$12,442,189.88

The base rent payable in connection with renewals of the Amoco Lease will be based on 90% of the fair market rental rate applicable to the triple net annual amount per rentable square foot a willing tenant would pay and a willing landlord would accept in arm’s length, bona fide negotiations for space of comparable size, use and quality to the Helios Plaza Property at the time of determination of the then applicable renewal option based upon comparable lease transactions made in other similarly classed buildings in the Katy Freeway/Energy Corridor. Such fair market rent will take into account a number of factors outlined in the Amoco Lease, including location, efficiency of space, and length of term, and is required to be provided to Amoco by landlord within 30 days after receiving the renewal notice.

Amoco is required to maintain insurance as set forth in the Amoco Lease, however, as long as no event of default has occurred and the self-insurance conditions under the Amoco Lease are met, Amoco may fulfill its insurance obligations under the Amoco Lease by self-insurance. Under the terms of the Helios Plaza Whole Loan, the borrower is entitled to rely on Amoco’s self-insurance, provided, among other things, BP N.A. maintains a rating of A- or better from S&P. Amoco has the right to sublet all or any portion of the Helios Plaza Property and to assign its rights under the Amoco Lease without landlord’s consent to any permitted transferee (successors, affiliates or third-party entities that are rated at least Baa3 by Moody’s or BBB- by S&P) under the Amoco Lease. Amoco is permitted to sublease the land or any portions thereof and sublease portions of the building (but not the entire building, except to permitted transferees under the Amoco Lease) without landlord’s consent, but must provide written notice to landlord within 30 days of any such sublease. In all other instances Amoco is not permitted to assign or sublet without landlord’s written prior consent. Amoco will be released from all obligations after the date of a transfer or permitted transfer under the Amoco Lease provided the transferee or the transferee’s guarantor has a credit rating of ‘’Baa3” or higher according to Moody’s, or a credit rating of “BBB-” or higher according to S&P, as of the date of such transfer or permitted transfer.

The following table presents a summary regarding the sole tenant at the Helios Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Term. Option	Renewal Options	Lease Expiration
Amoco Properties	NR/A3/A-	377,185	100.0%	$10,793,013	$28.61	100.0%	N	3 x 5-yr	12/15/2031
Subtotal/Wtd. Avg.		377,185	100.0%	$10,793,013	$28.61	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		377,185	100.0%	$10,793,013	$28.61	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Ratings represent those of the parent company, BP Corporation North America, which guarantees the lease.

(3)	Annual UW Rent includes rent steps of $204,139 through December 2021 and straight lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to the lease rollover at the Helios Plaza Property:)

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Annual UW Rent PSF Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2029	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2030	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2031	1	377,185	100.0%	100.0%	$10,793,013	$28.61	100.0%	100.0%
2032 & Beyond	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	377,185	100.0%		$10,793,013	$28.61	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Rent Rolling includes rent steps of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

COVID-19 Update. The first debt service payment for the Helios Plaza Whole Loan is due in November 2021. As of September 15, 2021, the Helios Plaza Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, the borrower has reported that the Helios Plaza Property is open and operating, with the sole tenant having paid its full September 2021 rent payment. Amoco has not been granted any rent relief and has not missed any rent payments.

Market Overview. The Helios Plaza Property is located in Houston, Texas within the Energy Corridor. Major employers in the area include energy sector companies such as Citgo, ConocoPhillips and Shell Oil Company, along with non-energy companies such as Sysco and Gulf States Toyota Distributors, both of which are headquartered in the region. The Helios Plaza Property is located off Interstate 10 in the Katy Freeway submarket of Houston’s Energy Corridor, approximately 16-miles west of the Houston central business district. The Energy Corridor area contains more buildings than any other Houston-area market with nearly 200 buildings. The Helios Plaza Property’s local area is a combination of established single-family developments, newer apartment buildings and suburban office buildings. Primary access to the Helios Plaza Property is provided by Interstate 10, Westpark Tollway, Texas 8 Beltway and State Highway 6. According to the appraisal, as of the second quarter of 2021, the Houston office market had approximately 189.4 million SF of office space inventory, overall vacancy in the market was approximately 25.4% and asking rent was $30.89 PSF. According to the appraisal, as of the second quarter of 2021, the Katy Freeway office submarket had approximately 29.6 million SF of office space inventory, overall vacancy was approximately 28.6% and Class A average asking rent was $34.84 PSF. According to the appraisal, the 2020 estimated population within a 5.0-mile radius was approximately 241,628, with average annual household income of approximately $109,661.

The appraiser concluded a market rent for the Helios Plaza Property of $28.00 PSF, in line with the underwritten rent of $28.61 PSF.

The following table presents comparable office leases with respect to the Helios Plaza Property:

Comparable Office Lease Summary
	Lease Type	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
Comparable 1	New (1st Gen)	12.5	50k-100k SF	Jun. 2021	$26.67	NNN
Comparable 2	New (2nd Gen)	11.0	50k-100k SF	Feb. 2022	$21.50	NNN
Comparable 3	New (1st Gen)	13.5	50k-100k SF	Jan. 2022	$36.50	NNN
Comparable 4	New (1st Gen)	11.5	50k-100k SF	Jan. 2021	$25.00	NNN
Comparable 5	New (2nd Gen)	12.3	50k-100k SF	Sep. 2021	$22.00	NNN
Comparable 6	New (2nd Gen)	13.0	Over 100k SF	Jan. 2020	$29.50	NNN
Comparable 7	New (2nd Gen)	11.3	Over 100k SF	May 2020	$22.00	NNN

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Helios Plaza Property:

Cash Flow Analysis(1)
	2019	2020	T-12 6/30/2021	UW	UW PSF
Gross Potential Rent(2)	$9,819,021	$10,015,401	$10,115,464	$10,793,013	$28.61
Total Recoveries	$0	$0	$1,739,767	$0	$0.00
Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Effective Gross Income	$9,819,021	$10,015,401	$11,855,231	$10,793,013	$28.61

Real Estate Taxes	$0	$0	$1,739,766	$0	$0.00
Insurance	$0	$0	$0	$0	$0.00
Management Fee	$0	$0	$0	$0	$0.00
Other Expenses	$0	$0	$0	$0	$0.00
Total Expenses(3)	$0	$0	$1,739,766	$0	$0.00

Net Operating Income	$9,819,021	$10,015,401	$10,115,465	$10,793,013	$28.61
Capital Expenditures	$0	$0	$0	$0	$0.00
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$9,819,021	$10,015,401	$10,115,465	$10,793,013	$28.61

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	2.82x	2.87x	2.90x	3.10x
NCF DSCR(4)	2.82x	2.87x	2.90x	3.10x
NOI Debt Yield(4)	8.3%	8.5%	8.5%	9.1%
NCF Debt Yield(4)	8.3%	8.5%	8.5%	9.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is as of October 6, 2021 and includes rent steps of $204,139 through December 2021 and straight lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

(3)	The Amoco lease is absolute NNN, with all expenses paid directly by Amoco.

(4)	The debt service coverage ratios and debt yields include the Helios Plaza Pari Passu Companion Loans.

Escrows and Reserves.

Real Estate Taxes – The Helios Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Helios Plaza Property; provided that such monthly deposits are not required so long as the Reserve Waiver Conditions (as defined below) remain satisfied.

Insurance – The Helios Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) a blanket or umbrella insurance policy covering the Helios Plaza Property acceptable to the lender is in effect and (ii) the Reserve Waiver Conditions remain satisfied.

Replacement Reserve – During the continuation of a Trigger Period (as defined below), the Helios Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $6,286 into a reserve for approved capital expenditures.

TI/LC Reserve – During the continuation of a Trigger Period, the Helios Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $23,574 into a reserve for tenant improvements and leasing commissions.

The “Reserve Waiver Conditions” means all of the following, collectively:

(i)	no event of default has occurred and is continuing;

(ii)	the initial Amoco lease is in full force and effect;

(iii)	Amoco remains the sole tenant at the Helios Plaza Property and leases the entire Helios Plaza Property;

(iv)	Amoco is required under its lease to pay all taxes relating to the Helios Plaza Property and to maintain all insurance required by the Helios Plaza Whole Loan documents; and

(v)	Amoco continues to make payments and to perform the obligations required under its lease.

Lockbox and Cash Management. The Helios Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct the tenant of the Helios Plaza Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. During the continuance of a Trigger Period, all amounts on deposit in the lockbox account are required to be swept to a lender-controlled

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #6	Cut-off Date Balance:	$40,000,000
201 Helios Way	Helios Plaza	Cut-off Date LTV:	64.1%
Houston, TX 77079		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.1%

cash management account and, provided no event of default is continuing, will be applied on each monthly payment date to debt service, reserves and operating expenses in the priority set forth in the Helios Plaza Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of:

(i)	an event of default under the Helios Plaza Whole Loan documents, and ending upon the cure, if applicable, of such event of default;

(ii)	the debt yield falling below 8.0%, and ending on the date (a) the debt yield equals or exceeds 8.0% or (b) the borrower either (1) prepays the Helios Plaza Whole Loan, together with any applicable yield maintenance premium or (2) deposits cash or a letter of credit in an amount such that, after giving effect to such prepayment, deposit or letter of credit applied as a prepayment, the debt yield would be equal to or greater than 8.0%;

(iii)	a Specified Tenant Trigger Event (as defined below) and ending on the date when such Specified Tenant Trigger Event ends; or

(iv)	the ARD and ending upon the payment in full of the Helios Plaza Whole Loan.

“Specified Tenant Trigger Event” means a period:

(A)	commencing on any of the following;

(i)	a material monetary default under a Specified Tenant (as defined below) lease;

(ii)	any bankruptcy or similar insolvency of a Specified Tenant or Specified Tenant lease guarantor;

(iii)	a Specified Tenant giving written notice of its intent to terminate its lease for 20% or more of its space prior to the expiration of the then current term;

(iv)	a Specified Tenant lease is terminated for 20% or more of its space or is no longer in full force and effect;

(v)	if a Specified Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at more than 20% of its space (other than a temporary vacancy not to exceed 90 days resulting from renovation or force majeure, including pandemics); or

(vi)	if the credit rating of a Specified Tenant lease guarantor falls below BBB-/Baa3 by two of Fitch, Moody’s or S&P; and

(B) expiring upon:

(i)	with respect to clause (A)(i) above, either (x) such default is cured or (y) the Acceptable Replacement Conditions (as defined below) have been met;

(ii)	with respect to clause (A)(ii) above, either (x) the Specified Tenant or Specified Tenant lease guarantor is no longer insolvent or subject to any bankruptcy proceedings or (y) the Acceptable Replacement Conditions have been met;

(iii)	with respect to clause (A)(iii) above, either (x) the Specified Tenant has revoked or rescinded its termination notice or (y) the Acceptable Replacement Conditions have been met;

(iv)	with respect to clause (A)(iv) above, the Acceptable Replacement Conditions have been met;

(v)	with respect to clause (A)(v) above, either (x) the Specified Tenant re-commences operations or (y) the Acceptable Replacement Conditions have been met; or

(vi)	with respect to clause (A)(vi) above, either (x) the rating of the Specified Tenant lease guarantor is at least BBB-/Baa3 by two of Fitch, Moody’s or S&P or (y) the Acceptable Replacement Conditions have been met.

“Specified Tenant” means (i) Amoco and (ii) any other lessee(s) that (a) accounts for more than 20% of total rental income or NRA, (b) provides for a lease term of more than 10 years including options to renew or (c) is with an affiliate of the borrower.

“Acceptable Replacement Conditions” means that the borrower has leased the entire Specified Tenant space to one or more replacement tenants and each applicable replacement tenant has accepted its space and is paying the full rent due thereunder (unless any such free rent is reserved); provided, however, in the event the Specified Tenant space is leased to more than one replacement tenant, then each such replacement tenant shall have a credit rating of at least BBB-/Baa3 by two of Fitch, Moody’s or S&P.

Additional Secured Indebtedness (not including trade debts). In addition to the Helios Plaza Mortgage Loan, the Helios Plaza Property also secures the Helios Plaza Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $78,500,000. The Helios Plaza Pari Passu Companion Loans accrue interest at the same rate as the Helios Plaza Mortgage Loan. The Helios Plaza Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Helios Plaza Pari Passu Companion Loans. The holders of the Helios Plaza Mortgage Loan and the Helios Plaza Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Helios Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The Amoco lease provides it with the right of first offer to purchase all or a portion of the Helios Plaza Property if the landlord desires to sell such property, including, without limitation, a ground lease with a term greater than 25 years.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Helios Plaza Property together with 18 months of business interruption insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “certified acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$32,500,000
12-24 Ford Street	12-24 Ford Street	Cut-off Date LTV:	64.6%
Brooklyn, NY 11213		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	7.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$32,500,000
12-24 Ford Street	12-24 Ford Street	Cut-off Date LTV:	64.6%
Brooklyn, NY 11213		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	7.2%

12-24 Ford Street
12-24 Ford Street
Brooklyn, NY 11213
QUEENS
BROOKLYN
East River
Williamsburg
Brooklyn Navy Yard
Downtown Brooklyn
Clinton Hill
Pratt Institute
LIU-Brooklyn Campus
Brooklyn Hospital Ctr.
Bushwick
Ridgewood
Wyckoff Heights Medical Center
Maria Hernandez Park
Shops at Loom
Pfizer Building
NYC Health Hospitals/ Woodhull
Bedford-Stuyvesant
Ocean Hill
THE EVERGREEN CEMETERY
Prospect Heights
Park Slope
Grand Army Plaza
Brooklyn Museum
Brooklyn Botanic Gardens
Prospect Park Zoo
PROSPECT PARK
Prospect Park Bandshell
Prospect Park Lake
New York Methodist Hospital
Atlantic Terminal Mall
Barclays Center
East New York
Brownsville
Crown Heights
Lincoln Terr./ Arthur S. Somers Park
Kingsbrook Jewish Medical Ctr.
SUNY Downstate Medical Ctr.
Kings County Hospital
Brookdale Univ Hospital Medical Ctr.
East Flatbush
HOLY CROSS CEMETERY
Flatbush
Flatlands
Brooklyn College
Midwood
Brooklyn-Qns Expwy
Flushing Ave
Park Ave
Bedford Ave
Nostrand Ave
Lee Ave
Manhattan Ave
Flushing Ave
Myrtle Ave
Bushwick Ave
Cooper St
DeKalb Ave
Lafayette Ave
Marcy Ave
Lewis Ave
Malcolm X Blvd
Fulton St
Atlantic Ave
Empire Blvd
Eastern Pkwy
Prospect Park W.
8th Ave
10th Ave
11th Ave
Flatbush Ave
Remsen Ave
Linden Blvd
New York Ave
Caton Ave
Church Ave
Beverley Rd
Clarendon Rd
Ave D
Ocean Ave
Ocean Pkwy
18th Ave
Foster Ave
Ave J
Ave I
278
27
PATERSON
NEW YORK CITY
MANHATTAN
NJ
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – 12-24 Ford Street

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Location:	Brooklyn, NY 11213
Original Balance:		$32,500,000		General Property Type:	Multifamily
Cut-off Date Balance:		$32,500,000		Detailed Property Type:	Mid Rise
% of Initial Pool Balance:		3.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2017/NAP
Borrower Sponsor:		Anshel Fridman		Size:	98 Units
Guarantor:		Anshel Fridman		Cut-off Date Balance per Unit:	$331,633
Mortgage Rate:		3.4980%		Maturity Date Balance per Unit:	$331,633
Note Date:		8/27/2021		Property Manager:	Manhattan Management USA LLC
First Payment Date:		10/6/2021			(borrower-related)
Maturity Date:		9/6/2031		Underwriting and Financial Information(2)
Original Term to Maturity:		120 months		UW NOI:	$2,333,744
Original Amortization Term:		0 months		UW NOI Debt Yield:	7.2%
IO Period:		120 months		UW NOI Debt Yield at Maturity:	7.2%
Seasoning:		1 month		UW NCF DSCR:	2.00x
Prepayment Provisions:		L(25),D(91),O(4)		Most Recent NOI:	$2,143,084 (8/31/2021 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$2,260,066 (12/31/2020)
Additional Debt Type:		NAP		3rd Most Recent NOI:	$2,357,647 (12/31/2019)
Additional Debt Balance:		NAP		Most Recent Occupancy:	99.0% (8/16/2021)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent Occupancy:	87.8% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	95.9% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$50,300,000 (7/1/2021)
RE Tax:	$10,268	$2,567	N/A	Appraised Value per Unit:	$513,265
Insurance:	$46,758	$4,232	N/A	Cut-off Date LTV Ratio:	64.6%
Recurring Replacements:	$0	$2,042	N/A	Maturity Date LTV Ratio:	64.6%
Performance Reserve:	$568,425	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,500,000	100.0%	Loan Payoff:	$31,335,733	96.4%
			Reserves:	$625,451	1.9%
			Closing Costs:	$485,945	1.5%
			Return of Equity:	$52,871	0.2%
Total Sources:	$32,500,000	100.0%	Total Uses:	$32,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 12-24 Ford Street Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 12-24 Ford Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “12-24 Ford Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $32,500,000 and secured by a first priority fee mortgage on a 98-unit multifamily property located in Brooklyn, New York (the “12-24 Ford Street Property”). The proceeds of the 12-24 Ford Street Mortgage Loan were used to refinance a prior loan encumbering the 12-24 Ford Street Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Ford Realty LLC and Ford Residence LLC, each a New York limited liability company structured to be bankruptcy-remote with one independent director at the managing member level. The borrower sponsor and nonrecourse carve-out guarantor for the 12-24 Ford Street Mortgage Loan is Anshel Fridman. The borrower sponsor is a real estate professional focused on Brooklyn, New York. Mr. Friedman’s current real estate holdings include 15 properties containing 500 units located in Brooklyn, New York. The borrower sponsor acquired the land in 2015 and developed the 12-24 Ford Street Property for a total cost basis of approximately $35.1 million.

The Property. The 12-24 Ford Street Property is a 98-unit, seven-story multifamily property, located at 12-24 Ford Street in the Crown Heights neighborhood of Brooklyn, New York. The 12-24 Ford Street Property was recently developed by the borrower sponsor and features a mix of studio, one-bedroom, two-bedroom and three-bedroom residential units, plus an 8,350 square foot commercial unit on the ground floor leased to a pre-school. The ground floor commercial unit is leased to Seneca Village Montessori. Seneca Village Montessori initially leased 5,691 square feet in January 2018 and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$32,500,000
12-24 Ford Street	12-24 Ford Street	Cut-off Date LTV:	64.6%
Brooklyn, NY 11213		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	7.2%

subsequently expanded by 2,659 square feet in September 2019. The 5,691 square foot lease expires in December 2027 and the 2,659 square foot lease expires in August 2026. The 12-24 Ford Street Property’s units feature modern unit finishes, hardwood floors, balconies and over-sized windows. Building amenities include a fitness center, business center, game/media room, laundry room, billiards, surface parking and a roof deck.

The 12-24 Ford Street Property benefits from two 25-year 421-a tax exemptions, one on each of the tax lots. Such 421-a tax exemptions commenced in 2019 and 2020, respectively. For years one through 21 of each such exemption, 100% of the projected assessed value of the 12-24 Ford Street Property improvements on the tax lot is exempt from real estate taxes. The exemption falls to 80% in the twenty-second year, 60% in the twenty-third year, 40% in the twenty-fourth year and 20% in the twenty-fifth year.

The 12-24 Ford Street Property is located in an “exclusion zone” and therefore, there are additional requirements for the 12-24 Ford Street Property to qualify for 421-a exemptions. Not less than 20% of the dwelling units (the “Affordable Units”) must meet affordability requirements. The initial rent for the Affordable Units cannot exceed 30% of the applicable income limits (minus the amount of any applicable utility allowance if the tenant makes utility payments in addition to rent payments). These restrictions last for 35 years from the date of the first temporary certificate of occupancy or certificate of occupancy. If the 421-a tax abatement is not maintained for the 12-24 Ford Street Property, the 12-24 Ford Street Mortgage Loan will become full recourse to the borrowers and borrower sponsor. Additionally, all units at the 12-24 Ford Street Property are rent stabilized.

The following table presents detailed information with respect to the units at the 12-24 Ford Street Property:

12-24 Ford Street Summary
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
Studio	6	6.1%	500	$1,387	$2.77	$2,400	$4.80
1 BR / 1 BA	18	18.4	600	$1,848	$3.08	$2,700	$4.50
2 BR / 1 BA	72	73.5	800	$2,424	$3.03	$3,500	$4.38
3 BR / 1 BA	2	2.0	1,100	$3,198	$2.91	$3,700	$3.36
Total/Wtd. Avg.	98	100.0%	751	$2,274	$3.03	$3,290	$4.38

Source: Appraisal.

COVID-19 Update. As of September 1, 2021, the 12-24 Ford Street Property is open and operating with 100.0% of tenants by unit count and 100.0% of tenants by underwritten base rent having paid their full July and August 2021 rent payments. Seneca Village Montessori paid partial rent, as agreed upon with the borrower sponsor, from July 2020 through May 2021. Seneca Village Montessori commenced paying full rent in June 2021. The borrower sponsor expects Seneca Village Montessori to pay additional rent over the next 12-18 months in order to pay back the rent owed. As of September 6, 2021, the 12-24 Ford Street Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the 12-24 Ford Street Mortgage Loan is October 6, 2021.

The Market. The 12-24 Ford Street Property is located at 12-24 Ford Street in the Crown Heights neighborhood of Brooklyn, New York. According to the appraisal, the 12-24 Ford Street Property is located in the Bushwick/Bedford Stuyvesant residential submarket. According to the appraisal, the Bushwick/Bedford Stuyvesant residential submarket has a vacancy rate of 4.7% and average asking rents of $2,506 per unit as of the first quarter of 2021. Within a one-, three- and five-mile radius of the 12-24 Ford Street Property, the estimated 2021 population is 169,467, 1,295,373 and 2,565,846, respectively. Within the same radii, the estimated 2021 average annual household income is $67,632, $97,809 and $106,227, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$32,500,000
12-24 Ford Street	12-24 Ford Street	Cut-off Date LTV:	64.6%
Brooklyn, NY 11213		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	7.2%

The following table presents certain information relating to comparable multifamily rental properties to the 12-24 Ford Street Property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
12-24 Ford Street 12-24 Ford Street Brooklyn, NY	2017 / NAP	99.0%(1)	98	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	500 600 800 1,100	$4.80 $4.50 $4.38 $3.36	$2,400 $2,700 $3,500 $3,700
Ensemble 824 East New York Avenue Brooklyn, NY	2018 / NAP	93.0%	94	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	500 700 900 1,150	$4.40 $3.64 $3.77 $3.30	$2,200 $2,550 $3,395 $3,795
The Plex Brooklyn 958 Nostrand Avenue Brooklyn, NY	2009 / NAP	100.0%	98	Studio 2BR / 1BA 3BR / 1BA	600 921 1,050	$3.13 $3.55 $3.43	$1,878 $3,265 $3,600
1511-1515 Bedford Avenue 1511-1515 Bedford Avenue Brooklyn, NY	2016 / NAP	100.0%	142	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	450 550 750 950	$5.63 $5.32 $5.51 $4.68	$2,533 $2,928 $4,129 $4,450
The Dean 1040 Dean Street Brooklyn, NY	2015 / NAP	100.0%	121	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	420 638 691 785	$5.48 $3.80 $5.50 $5.10	$2,300 $2,425 $3,800 $4,000
1511 Bedford Avenue 1511 Bedford Avenue Brooklyn, NY	2016 / NAP	90.0%	37	Studio 1BR / 1BA	380 783	$6.71 $3.75	$2,550 $2,940
1515 Park Place 1515 Park Place Brooklyn, NY	2019 / NAP	92.0%	52	1BR / 1BA 2BR / 1BA 3BR / 2BA	600 900 1,000	$3.33 $3.33 $3.35	$2,000 $3,000 $3.350

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 16, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$32,500,000
12-24 Ford Street	12-24 Ford Street	Cut-off Date LTV:	64.6%
Brooklyn, NY 11213		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	7.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 12-24 Ford Street Property.

Cash Flow Analysis
	2018(1)	2019	2020	8/31/2021 TTM	UW	UW Per Unit
Gross Potential Rent – Multifamily(2)	$1,809,606	$2,582,186	$2,428,691	$2,301,400	$2,648,724	$27,027.80
Gross Potential Rent – Commercial(3)	$0	$105,912	$100,513	$83,490	$133,584	$1,363.10
Parking/Gym Income	$0	$74,160	$76,385	$77,912	$81,037	$826.90
Other Income	$0	$6,928	$23,246	$10,552	$10,552	$107.67
Vacancy and Concessions	$0	$0	$0	$0	($208,673)	($2,129.32)
Effective Gross Income	$1,809,606	$2,769,186	$2,628,834	$2,473,354	$2,665,224	$27,196.16

Taxes	$152,811	$31,065	$34,595	$31,795	$30,803	$314.32
Insurance	$33,202	$39,565	$48,331	$52,659	$50,786	$518.22
Other Operating Expenses	$201,854	$340,908	$285,842	$245,816	$249,891	$2,549.91
Total Operating Expenses	$387,867	$411,539	$368,768	$330,271	$331,480	$3,382.45

Net Operating Income	$1,421,739	$2,357,647	$2,260,066	$2,143,084	$2,333,744	$23,813.71
TI/LC	$0	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$0	$24,500	$250.00
Net Cash Flow	$1,421,739	$2,357,647	$2,260,066	$2,143,084	$2,309,244	$23,563.71

Occupancy %(4)	NAV	95.9%	87.8%	99.0%	92.5%
NOI DSCR	1.23x	2.05x	1.96x	1.86x	2.02x
NCF DSCR	1.23x	2.05x	1.96x	1.86x	2.00x
NOI Debt Yield	4.4%	7.3%	7.0%	6.6%	7.2%
NCF Debt Yield	4.4%	7.3%	7.0%	6.6%	7.1%

(1)	The 12-24 Ford Street Property received its certificate of occupancy in the fourth quarter of 2017 and was leasing up in 2018. A breakout of 2018 income was not available.

(2)	Due to the COVD-19 pandemic, residential occupancy at the 12-24 Ford Street Property dropped to a low of 81.0% in January 2021. The 12-24 Ford Street Property’s occupancy increased to 86.8% in February 2021, 90.4% in April 2021, 94.2% in June 2021 and 99.0% as of August 16, 2021. The increase in multifamily rental income can be attributed to the increase in occupancy.

(3)	Seneca Village Montessori paid partial rent, as agreed upon with the borrower sponsor, from July 2020 through May 2021. Seneca Village Montessori commenced paying full rent in June 2021. The borrower sponsor expects Seneca Village Montessori to pay additional rent over the next 12-18 months in order to pay back the rent owed.

(4)	Occupancy % is as of December 31, of each respective year except for 8/31/2021 TTM, which is as of August 16, 2021. UW Occupancy % represents underwritten economic occupancy. 2018 Occupancy % was not provided by the borrower sponsor. Occupancy % represents residential occupancy.

Escrows and Reserves.

The borrowers deposited at origination (i) approximately $10,268 for property taxes, (ii) approximately $46,758 for insurance and (iii) $568,425 for a performance reserve.

Real Estate Taxes and Insurance - The borrowers are required to reserve monthly 1/12 of the estimated annual property taxes (currently approximately $2,567) and 1/12 of the estimated annual insurance premiums (currently approximately $4,232).

Recurring Replacements Reserve - The borrowers are required to reserve $2,042 monthly for replacements.

Performance Reserve - The 12-24 Ford Street Mortgage Loan is structured with a performance reserve equal to six months of debt service payments to be held as additional collateral for the 12-24 Ford Street Mortgage Loan. On or after the payment date in March 2022, provided no event of default under the 12-24 Ford Street Mortgage Loan then exists, the funds in the performance reserve may be released to the borrowers upon the 12-24 Ford Street Property maintaining at least a 7.0% debt yield based on the trailing six months of operations annualized (as calculated in the 12-24 Ford Street Mortgage Loan documents).

Lockbox and Cash Management. The 12-24 Ford Street Mortgage Loan documents require a springing lockbox with springing cash management upon the occurrence of a Sweep Event (as defined below). After the occurrence of a Sweep Event, the borrowers must establish a lockbox account and the borrowers or property manager, as applicable, are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 12-24 Ford Street Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and extraordinary expenses approved by the lender, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 12-24 Ford Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 12-24 Ford Street Mortgage Loan during the continuance of such Sweep Event.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #7	Cut-off Date Balance:	$32,500,000
12-24 Ford Street	12-24 Ford Street	Cut-off Date LTV:	64.6%
Brooklyn, NY 11213		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	7.2%

A “Sweep Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt yield based on the trailing 12-month period is less than 5.75% and (iii) on or after March 6, 2030, the date on which the debt yield based on the trailing 12-month period is less than 7.25%.

A Sweep Event will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt yield based on the trailing 12-month period is at least 6.0% for two consecutive calendar quarters, and with regard to clause (iii), upon repayment in full of the 12-24 Ford Street Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 12-24 Ford Street Property and business interruption insurance for 12 months with a 60-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

20
I-20 SERVICE ROAD
COOPER STREET
MANSFIELD ROAD
BARDIN STREET
WinCo FOODS
HOBBY LOBBY
EL FENIX
Chamas do Brasil
Olive Garden
Rainbow
SHOE CARNIVAL
GAME OVER
Applebee's
GANGNAM RICE
QUIKSET JEWELRY & WATCH REPAIR
ROSS DRESS FOR LESS
JENNY BEAUTY SUPPLY
AAA
DOLLAR TREE
ENVY NAILS
LESLIE'S
ASHLEY FURNITURE HomeStore
PGA TOUR
UBREAKIFIX
MATTRESS FIRM
GLAM INDIA BEAUTY SALON
ARLINGTON DENTAL CENTER
T-Mobile
THE GOOD FEET STORE
ORECK FLOOR CARE
NINJA RAMEN & ROYAL TEA HOUSE
Anchor / Major
Inline
Vacant

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

Bardin Place Shopping Center
4640-4654 South Cooper Street
Arlington, TX 76017
Downtown Fort Worth 8 miles
DFW Intl. Airport 9 miles
Dallas 12 miles
Tom Landry Frwy
FORT WORTH
ARLINGTON
Grand Prairie
East Arlington
Pantego
Dalworthington Gardens
Kennedale
Southeast Arlington
TARRANT COUNTY
DALLAS COUNTY
Mansfield
Rendon
Waterchase Golf Course
Park Hill Dr
Brown Blvd
Cooper St
Six Flags Hurricane Harbor
Eastchase Market
Randol Mill Park
Kindred Hospital
Lincoln Square
Arlington Convention Center
Six Flags Over Texas
Globe Life Park at Arlington
Randol Mill Rd
Fielder Plaza
TX Health Arlington Mem. Hospital
AT&T Stadium
Globe Life Field
Dalworth St
Village Creek Historical Area
Sanford St
Fielder Rd
Division St
Abram St
Planetarium-UT Arlington
Maverick Stadium
University of Texas-Arlington
College Park Center
Collins St
New York Ave
Great SW Pkwy
Dottie Lynn Recreation Center
Bowen Rd
Shady Valley Golf Club
Lake Arlington Golf Course
Allen Saxe Softball Field
Clay Gould Ballpark
Park Row Dr
Village Park Shopping Center
Pioneer Pkwy
Arkansas Ln
Epic Central
Carrier Pkwy
Grand Prairie Municipal Airport
Pres. George Bush Turnpike
Veterans Park
Vandergriff Park
Matlock Rd
Green Oaks Blvd
Little Rd
Mayfield Rd
Medical City Arlington
Traders Village
Robinson Rd
Kirby Creek Park
Arbrook Oaks Shopping Center
USMD Hospital at Arlington
Arbrook Blvd
Grand Prairie Premium Outlets
Pleasant Ridge Rd
The Parks Mall at Arlington
Arlington Highlands
Bardin Rd
Cooper Street Plaza
Concorde Career College-Grand Prairie
Great Southwest Crossing
Harold Patterson Sports Ctr.
Arlington Municipal Airport
Lake Ridge Pkwy
Polo Rd
Creekside Plaza
Rosa Parks Mem. Hwy
Cravens Park
Sublett Rd
Martha Walker Park
Lake Prairie Town Crossing
Tarrant County College-SE Campus
Lynn Creek Park
Joe Pool Lake
Eden Rd
MLK Park
Tierra Verde Golf Course
Silo Rd
Main St
Mansfield Webb Rd
Debbie Ln
Mansfield ISD Center for the Performing Arts
Mansfield Towne Center
Mansfield Towne Crossing
Walnut Creek Country Club
Rendon Bloodworth Rd
Broad St
DENTON
McKinney
FRISCO
Flower Mound
Lewisville
Carrollton
PLANO
Allen
Coppell
Farmers Branch
RICHARDSON
GARLAND
Grapevine
N. Richland Hills
IRVING
Euless
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Mansfield
DeSoto
Lancaster
Cedar Hill
Duncanville
Burleson
Midlothian
Waxahachie
Alvarado
Cleburne
Northlake
Keller
Westlake
Prosper
Benbrook

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Bardin Place Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Arlington, TX 76017
Original Balance:	$32,300,000			General Property Type:	Retail
Cut-off Date Balance:	$32,300,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1992/NAP
Borrower Sponsors:	S.J. Hurley, IV and Timothy H. Fleet			Size(3):	294,323 SF
Guarantors:	S.J. Hurley, IV and Timothy H. Fleet			Cut-off Date Balance Per SF:	$110
Mortgage Rate:	3.5200%			Maturity Date Balance Per SF:	$110
Note Date:	7/13/2021			Property Manager:	Vista Property Company, LLC
First Payment Date:	9/1/2021				(borrower-related)
Maturity Date:	8/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	0 months			UW NOI:	$3,324,152
IO Period:	120 months			UW NOI Debt Yield:	10.3%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	10.3%
Prepayment Provisions:	L(26),D(90),O(4)			UW NCF DSCR:	2.67x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,966,879 (4/30/2021 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$3,203,797 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$3,337,397 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	99.6% (5/1/2021)
Reserves(1)				2nd Most Recent Occupancy:	86.2% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$361,904	$45,238	N/A	Appraised Value (as of):	$56,300,000 (5/15/2021)
Insurance:	$0	Springing	N/A	Appraised Value Per SF:	$191
Recurring Replacements:	$0	$3,670	N/A	Cut-off Date LTV Ratio:	57.4%
TI/LC:	$0	$15,904	$572,538	Maturity Date LTV Ratio:	57.4%
Other(2):	$1,671,833	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,300,000	100.0%	Loan Payoff:	$28,756,830	89.0%
			Reserves:	$2,033,737	6.3%
			Return of Equity:	$1,251,556	3.9%
			Closing Costs:	$257,878	0.8%
Total Sources:	$32,300,000	100.0%	Total Uses:	$32,300,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other reserves are comprised of an Existing TI/LC Reserve for PGA and Ashley Furniture ($1,507,700), PGA Gap Rent Reserve (approximately $106,467), Hobby Lobby CAM Reserve (approximately $39,265) and Ross Dress for Less Gap Rent Reserve (approximately $18,401).

(3)	Size does not include 38,641 SF of storage space located behind the Ashley Furniture and PGA Tour Superstore spaces that is being marketed for lease.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Bardin Place Shopping Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Bardin Place Shopping Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The eighth largest mortgage loan (the “Bardin Place Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,300,000 and secured by a first priority fee mortgage encumbering a 294,323 SF anchored retail shopping center located in Arlington, Texas (the “Bardin Place Shopping Center Property”).

The Borrower and the Borrower Sponsors. The borrower for the Bardin Place Shopping Center Mortgage Loan is Bardin CFM, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are S.J. Hurley, IV and Timothy H. Fleet. S.J. Hurley, IV is the founder and CEO of Vista Property Company, a full-service, commercial real estate company specializing in the acquisition, development and redevelopment of retail properties in North and Central Texas as well as Oklahoma. Timothy H. Fleet is an experienced real estate investor who has invested in retail, multifamily, single family subdivisions, office, manufactured housing and land, with a current portfolio that includes more than 49 real estate investments.

The Property. The Bardin Place Shopping Center Property is a 294,323 SF retail shopping center on an approximately 32.39-acre site in Arlington, Texas. The Bardin Place Shopping Center Property was built in 1992 and is anchored by Hobby Lobby (32.7% of NRA), Ashley Furniture (13.6% of NRA), PGA Tour Superstore (10.2% of NRA) and Ross Dress for Less (8.2% of NRA). In addition, an adjacent WinCo Foods grocery store, which is not part of the collateral, is a shadow anchor for the Bardin Place Shopping Center Property. As of May 1, 2021, the Bardin Place Shopping Center Property was

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

99.6% leased to 24 tenants. One tenant, Oreck Floor Care (0.4% of NRA), is a month-to-month tenant, which is still in occupancy and open for business, but has been underwritten as vacant. The Bardin Place Shopping Center Property contains 356 parking spaces (1.2 spaces per 1,000 SF). The 294,323 SF does not include 38,641 SF of storage space located behind the Ashley Furniture and PGA Tour Superstore spaces that is being marketed for lease.

Major Tenants.

Hobby Lobby (96,127 SF, 32.7% of NRA, 19.3% of underwritten rent). Hobby Lobby is the largest privately owned arts-and-crafts retailer in the world with over 900 stores and 43,000 employees operating in 47 states. Hobby Lobby has been a tenant at the Bardin Place Shopping Center Property since 1998 and has extended its lease multiple times. Hobby Lobby has a lease expiration date in September 2033 and has the option to extend the term of its lease for five periods of five years, and one period of 10 years.

Ashley Furniture (40,000 SF, 13.6% of NRA, 10.7% of underwritten rent). Ashley Furniture is an American furniture store chain. Its parent company, Ashley Furniture Industries, was founded in 1945 and is currently headquartered in Arcadia, Wisconsin. Ashley Furniture Industries was listed at #74 on Forbes’ list of America’s largest private companies and has approximately 31,000 employees. Ashley Furniture’s lease started in March 2021 and has a lease expiration of March 31, 2031 with two, five-year renewal options remaining. Ashley Furniture has the right to reduce its base rent on a pro rata basis during the affected period (for not more than 90 days) if it is required by any controlling governmental authority to close its premises or materially limit its business operations to the public, or if any controlling governmental authority requires the landlord to refrain from providing common area services necessary for the tenant’s operations, in each case due to the COVID-19 pandemic, subject to the Rental Reduction Prerequisite. As a prerequisite for any such rent reduction (the “Rental Reduction Prerequisite”), the tenant must demonstrate to the landlord’s reasonable satisfaction that (a) the tenant’s insurance includes pandemic coverage to the extent then generally offered by reputable insurers in the Dallas/Fort Worth Metroplex, upon commercially reasonable rates and terms generally acceptable to prudent retailers of a size comparable to the tenant and related companies, (b) that the tenant has used its diligent good faith efforts to obtain whatever insurance benefits might be available under its insurance coverage, and (c) that the tenant has used its diligent good faith efforts to obtain whatever governmental benefits might be available as a result of the pandemic, where such benefits may be applied to payment of rents; and any reduction of base rent will be offset by whatever benefits the tenant is able to obtain.

PGA Tour Superstore (30,000 SF, 10.2% of NRA, 7.5% of underwritten rent). PGA Tour Superstore is one of the biggest retailers in the golf industry, with more than 40 locations in 16 states. Each location offers an extensive assortment of men’s, women’s and junior’s golf clubs, footwear, accessories, golf balls and multiple lines of apparel for men, women and juniors. PGA Tour Superstore has been a tenant at the Bardin Place Shopping Center Property since 2020, has a lease expiration of January 1, 2031 and has four, five-year renewal options remaining.

Ross Dress for Less (24,000 SF, 8.2% of NRA, 7.3% of underwritten rent). Ross is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross has more than 88,000 employees and 1,550 stores in 38 states, Washington, DC and Guam. Ross has been a tenant at the Bardin Place Shopping Center Property since 1991 and has extended its lease multiple times. Ross has a lease expiration of January 31, 2024 and has three, five-year renewal options remaining.

The following table presents a summary regarding the major tenants at the Bardin Place Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Most Recent Sales(6)
							$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Hobby Lobby	NR/NR/NR	96,127	32.7%	$696,921	$7.25	19.3%	$6,269,582	$65.22	11.1%	N	(4)	9/30/2033
Ashley Furniture(5)	NR/NR/NR	40,000	13.6%	$384,000	$9.60	10.7%	NAV	NAV	NAV	N	2 x 5 year	3/31/2031
PGA Tour Superstore	NR/NR/NR	30,000	10.2%	$270,000	$9.00	7.5%	NAV	NAV	NAV	N	4 x 5 year	1/31/2031
Ross Dress For Less	NR/A2/BBB+	24,000	8.2%	$264,000	$11.00	7.3%	$9,949,026	$414.54	2.7%	N	3 x 5 year	1/31/2024
Dollar Tree	NR/Baa2/BBB	15,000	5.1%	$217,500	$14.50	6.0%	$2,810,865	$187.39	7.7%	N	None	8/31/2024
Subtotal/Wtd. Avg.		205,127	69.7%	$1,832,421	$8.93	50.9%

Other Tenants		87,876	29.9%	$1,769,522	$20.14	49.1%
Vacant Space		1,320	0.4%	$0	$0.00	0.0%
Total/Wtd. Avg.		294,323	100.0%	$3,601,943	$12.29	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Hobby Lobby has the option to extend the term of its lease for five periods of five years, and one period of 10 years.

(5)	Ashley Furniture has the right to reduce its rent base rent on a pro rata basis during the affected period (but not for more than 90 days) if after the rent commencement date it is required by any controlling governmental authority to close its premises or materially limit its business operations to the public at the premises, or if any controlling governmental authority requires the landlord to refrain from providing common area services that are necessary for the tenant’s operations, in each case due to the COVID-19 pandemic, subject to the Rental Reduction Prerequisite.

(6)	Most Recent Sales are as of December 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

The following table presents certain information relating to the lease rollover at the Bardin Place Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	2	17,916	$18.70	6.1%	6.1%	$335,099	9.3%	9.3%
2023	6	19,176	$24.38	6.5%	12.6%	$467,527	13.0%	22.3%
2024	6	66,720	$13.02	22.7%	35.3%	$868,910	24.1%	46.4%
2025	4	12,250	$29.45	4.2%	39.4%	$360,785	10.0%	56.4%
2026	2	7,797	$19.54	2.6%	42.1%	$152,327	4.2%	60.7%
2027	0	0	$0.00	0.0%	42.1%	$0	0.0%	60.7%
2028	0	0	$0.00	0.0%	42.1%	$0	0.0%	60.7%
2029	1	3,017	$22.00	1.0%	43.1%	$66,374	1.8%	62.5%
2030	0	0	$0.00	0.0%	43.1%	$0	0.0%	62.5%
2031	2	70,000	$9.34	23.8%	66.9%	$654,000	18.2%	80.7%
2032 & Beyond	1	96,127	$7.25	32.7%	99.6%	$696,921	19.3%	100.0%
Vacant	0	1,320	$0.00	0.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	24	294,323	$12.29	100.0%		$3,601,943	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

(4)	One tenant, Oreck Floor Care (0.4% of NRA), is a month-to-month tenant, which is still in occupancy and open for business, but has been underwritten as vacant.

COVID-19 Update. As of September 1, 2021, the Bardin Place Shopping Center Mortgage Loan is current as of its debt service payment and as of such date is not subject to any forbearance, modification or debt service relief request. As of September 15, 2021, the borrower has reported that the Bardin Place Shopping Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. The borrower provided short term rent deferrals and/or abatements to eight tenants, with the last deferral ending in December 2020 and all deferred rent scheduled to be collected by December 2021.

The Market. The Bardin Place Shopping Center Property is located in Arlington, Texas, in the South Arlington Retail submarket within the Dallas/Fort Worth metropolitan statistical area (“MSA”). Primary access is provided by US Highway 287, US Highway 360, and Interstate Highway 20 and major thoroughfares include South Cooper Street and West Bardin Road. According to the appraisal, as of the first quarter of 2021, the South Arlington Retail submarket had approximately 18.2 million SF of retail space inventory, overall vacancy in the submarket was approximately 7.0% and asking rent was $15.74 PSF. According to the appraisal, as of the first quarter of 2021, the Dallas/Fort Worth MSA had approximately 443.4 million SF of retail space inventory, overall vacancy in the MSA was approximately 6.1% and asking rent was $17.06 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Bardin Place Shopping Center Property was 7,675, 118,761 and 332,494 respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Bardin Place Shopping Center Property was $105,773, $89,173 and $85,967, respectively.

The following table presents recent leasing data for junior anchor retail tenants at comparable retail properties with respect to the Bardin Place Shopping Center Property:

Comparable Junior Anchor Retail Lease Summary
Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Bardin Place Shopping Center (subject)(1) Arlington, TX	Hobby Lobby Ashley Furniture	96,127 40,000	Oct. 2013 March 2021	$7.25 $9.60	20 10
Fort Worth, TX	Gomez Western Wear	12,812	Feb. 21	$14.00	10
Watauga, TX	Fitness Fight Factory	10,307	July 20	$14.00	15
Plano, TX	Mum Shop	9,365	June 19	$15.00	15
Dallas, TX	Dollar Tree	9,983	June 20	$12.00	15

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Bardin Place Shopping Center Property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
Bardin Place Shopping Center (subject)(1) Arlington, TX	1992	294,323	Ninja Ramen and Royal Tea House Rainbow	3,997 8,416	Dec. 2016 Sept. 2016	$17.67 $14.86	NNN NNN
Shopping Center Arlington, TX	2010	19,451	Undisclosed	2,116	March 2021	$22.00	NNN
Cooperstown Square Arlington, TX	2006	25,000	Undisclosed	1,749	July 2019	$22.00	NNN
Retail Center Arlington, TX	1998	12,690	Sleep City	1,898	Dec. 2019	$26.00	NNN
Retail Strip Grand Prairie, TX	2007	14,280	Mulan Trading, Inc.	1,200	Dec. 2020	$17.50	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bardin Place Shopping Center Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Mos.)	Rent Increase Projection	Lease Type
In Line Space:	$23.00	60	2.5% per annum	NNN
Jr. Anchor Space:	$14.00	180	2.5% per annum	NNN
Hi Viz/Restaurant Space:	$30.00	60	2.5% per annum	NNN

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Bardin Place Shopping Center Property:

Cash Flow Analysis(1)
	2019	2020	4/30/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,470,387	$3,402,542	$3,248,818	$3,636,263	$12.35
Total Recoveries(3)	$1,501,794	$1,023,398	$757,750	$1,119,117	$3.80
Other Income(4)	$61,593	$35,334	$36,649	$36,649	$0.12
Less Vacancy & Credit Loss	$0	$0	$0	($237,769)	($0.81)
Effective Gross Income	$5,033,774	$4,461,274	$4,043,217	$4,554,260	$15.47

Real Estate Taxes(5)	$1,142,634	$547,834	$343,457	$542,576	$1.84
Insurance	$124,544	$133,128	$134,970	$136,626	$0.46
Other Expenses	$429,198	$576,516	$597,911	$550,905	$1.87
Total Expenses	$1,696,377	$1,257,477	$1,076,338	$1,230,107	$4.18

Net Operating Income	$3,337,397	$3,203,797	$2,966,879	$3,324,152	$11.29
Capital Expenditures	$0	$0	$0	$44,148	$0.15
TI/LC	$0	$0	$0	$200,140	$0.68
Net Cash Flow	$3,337,397	$3,203,797	$2,966,879	$3,079,864	$10.46

Occupancy %(2)	100.0%	86.2%	99.6%	95.0%
NOI DSCR	2.90x	2.78x	2.57x	2.88x
NCF DSCR	2.90x	2.78x	2.57x	2.67x
NOI Debt Yield	10.3%	9.9%	9.2%	10.3%
NCF Debt Yield	10.3%	9.9%	9.2%	9.5%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent and 4/30/2021 TTM Occupancy % are based on the underwritten rent roll dated May 1, 2021 and includes rent steps through May 2022. The increase in Gross Potential Rent from 4/30/2021 TTM to UW is due to Ashley Furniture signing a new lease that began in March 2021.

(3)	2021 recoveries are low due to down time between Hemispheres closing and vacating and Ashley Furniture and PGA Tour Superstore taking occupancy and commencing their rent payments.

(4)	Other Income includes percentage rent, signage and miscellaneous income.

(5)	2019 Real Estate Taxes are high due to WinCo Foods not yet being separated and taxes from the parcel being included.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

Escrows and Reserves.

Real Estate Taxes – On the origination date, the borrower was required to deposit $361,904 into a real estate tax reserve, and on each monthly payment date, the borrower is required to deposit 1/12 of the real estate taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially, $45,238) into a real estate tax reserve. Notwithstanding the foregoing, the borrower’s obligation to make such monthly deposits will be reduced to the extent that real estate taxes are being paid by Hobby Lobby under its lease provided that (i) Hobby Lobby is obligated under its lease to pay such taxes directly to the taxing authorities and (ii) the borrower provides reasonably satisfactory written evidence to the lender that the taxes have been paid by Hobby Lobby under its lease prior to becoming delinquent. In addition, the borrower’s obligation to make such monthly deposits will be reduced to the extent that real estate taxes are being reimbursed to the borrower annually by Ross Dress for Less, provided that (i) the borrower provides reasonably satisfactory written evidence to the lender that the borrower has paid enough taxes to the taxing authorities at least 30 days prior to delinquency so that the amount of the real estate tax reserve is sufficient to pay the remaining balances of taxes, plus a two months’ cushion (other than for taxes reimbursable by Ross Dress for Less), (ii) no Cash Sweep Event Period (as defined below) exists, and (iii) Ross Stores, Inc. maintains a rating of at least “BBB-“ or its equivalent from each rating agency rating the Certificates.

Insurance – On each monthly payment date, the borrower is required to deposit 1/12 of the annual insurance premiums that the lender reasonably estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the Bardin Place Shopping Center Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide the lender with paid receipts for the insurance premiums and certificates of insurance, no later than 10 days prior to the expiration of the current policies.

Capital Expenditures Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,670 into a capital expenditures reserve.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $15,904 into a tenant improvements and leasing commissions reserve, provided that the borrower is not required to make such monthly deposits at any time the funds in such reserve are at least approximately $572,538.

Existing TI/LC Reserve – On the origination date, the borrower was required to fund (i) $900,000 for a tenant improvement allowance due under the PGA Tour Superstore lease, (ii) $52,500 for a leasing commission due under the PGA Tour Superstore lease and (iii) $555,200 for a tenant allowance due under the Ashley Furniture lease, into a reserve for existing tenant improvements and leasing commissions.

Gap Rent Reserve –On the origination date, the borrower was required to deposit (i) approximately $106,467 for gap rent with respect to the PGA Tour Superstore lease and (ii) approximately $18,401 for gap rent under the Ross Dress for Less lease, into a gap rent reserve.

Hobby Lobby CAM Reserve – On the origination date, the borrower was required to deposit approximately $39,265 into a Hobby Lobby CAM reserve, which is required to be disbursed to the borrower upon the lender’s receipt of satisfactory evidence that a 2020 common area maintenance dispute between the borrower and Hobby Lobby has been resolved.

Lockbox and Cash Management. The Bardin Place Shopping Center Mortgage Loan is structured with a springing lockbox and springing cash management. Prior to the first occurrence of a Cash Sweep Event Period, all rents are required to be deposited into the borrower’s operating account. Within five days of the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled lockbox account, and the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. At origination, the borrower was required to deliver to the lender tenant direction letters to all tenants of the Bardin Place Shopping Center Property directing them to deposit all rents into a lender-controlled lockbox account, and upon the occurrence of a Cash Sweep Event Period, (i) the lender has the right to deliver such letters to tenants, and (ii) the borrower is required to deliver additional tenant direction letters for any new tenants. In addition, commencing on the first occurrence of a Cash Sweep Event Period, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Bardin Place Shopping Center Property, notwithstanding such tenant directions, to be deposited into the lockbox account within one business day of receipt. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into the cash management account, and, provided no event of default exists, applied to make required deposits into the tax and insurance reserves, to pay debt service on the Bardin Place Shopping Center Mortgage Loan, to make required deposits into the capital expenditures and TI/LC reserves, during a Cash Sweep Event Period, to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and to disburse any remainder into an excess cash flow reserve as additional collateral for the Bardin Place Shopping Center Mortgage Loan during the continuance of such Cash Sweep Event Period; provided that if a Cash Sweep Event Period exists solely as a result of a Trigger Tenant Credit Event (as defined below), the amounts deposited into such excess cash flow reserve may not exceed $2,000,000, and any excess funds are required to be disbursed to the borrower.

“Cash Sweep Event Period” means the period of time (a) from and after any event of default under the Bardin Place Shopping Center Mortgage Loan, until such event of default has been cured; or (b) from and after the debt service coverage ratio of the Bardin Place Shopping Center Mortgage Loan falling below 1.30x (based upon a trailing six months operating statement and current in place rent roll) for any calendar quarter, until such time as such debt service coverage ratio is at least 1.30x for two consecutive calendar quarters; or (c) during the continuance of a Trigger Tenant Credit Event.

“Trigger Tenant Credit Event” means the period of time (a) from and after the bankruptcy of Hobby Lobby or a replacement tenant therefor (each a “Trigger Tenant”) or its lease guarantor until either (1) the applicable lease is affirmed in bankruptcy, such Trigger Tenant is in occupancy of its entire space, open for business during customary business hours and paying full, unabated rent, or (2) the entire subject space is leased to a new tenant on terms and conditions reasonably approved by the lender and the borrower delivers an estoppel from such new tenant evidencing that it is in occupancy of the entire space with all tenant improvements and leasing commissions fully paid, open for business during customary business hours and paying full, unabated rent (an “Estoppel”); or (b) upon any Trigger Tenant ceasing to be open for business at the Bardin Place Property during customary business hours or vacating the Bardin Place Shopping Center Property or any portion thereof until either (1) such Trigger Tenant occupies the entirety of its demised premises at the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$32,300,000
4640-4654 South Cooper Street	Bardin Place Shopping Center	Cut-off Date LTV:	57.4%
Arlington, TX 76017		UW NCF DSCR:	2.67x
		UW NOI Debt Yield:	10.3%

Bardin Place Shopping Center Property, has reopened for business during customary business hours and is paying full unabated rent, or (2) the Trigger Tenant’s space is leased in full (or subleased in full without a termination of the Trigger Tenant’s lease) to a new tenant or sublessee, as applicable, on terms and conditions reasonably approved by the lender, and the borrower delivers an Estoppel from such new tenant or subtenant.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Real Estate Substitution. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Bardin Place Shopping Center Property, as well as 18 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

384-390 Fulton Street
384-390 Fulton Street
Brooklyn, NY 11201
East River
BROOKLYN
DUMBO
Vinegar Hill
BROOKLYN NAVY YARD
Brooklyn Heights
Downtown Brooklyn
Fort Greene
Cobble Hill
Boerum Hill
Park Slope
Jane's Carousel
Pebble Beach
Empire Fulton Ferry State Park
Brooklyn Historical Society DUMBO
St. Ann's Warehouse
Brooklyn Bridge Lookout
New York Skyline Lookout
The Granite Prospect
Brooklyn Bridge
Manhattan Bridge
John St.
Plymouth St.
Water St.
Front St.
York St.
Public School 307
Public School 8
NYC Office of Emergency Management
Middagh St.
Cranberry St.
Orange St.
Pineapple St.
Clark St.
CLARK ST
HIGH ST/ BROOKLYN BR
YORK ST
Voorhees Hall
Gold St.
Sands St.
Navy St.
Trinity Park
Flushing Ave.
Building 92
Commodore Barry Park
McKinney Secondary School of Arts
Brooklyn-Queens Expwy
Brooklyn War Memorial
Brooklyn War Mem. Park
Freedom Academy HS
Brooklyn Veterans Center
Brooklyn International HS
CUNY Midway Bldg.
US District Court
McLaughlin Park
Cadman Plaza
Henry St.
Korean War Vet Plaza
Tillary St.
US Post Office
Adams St.
NYC College of Technology
George Westinghouse HS
Flatbush Ave. Extension
Charles A. Dorsey School
Portland Ave.
Brooklyn Historical Society
Brooklyn Heights Library
Montague St.
Columbus Park
Kings Co. Family Court
NYU Tandon School of Engineering
COURT ST
Kings Co. Supreme Court
NY Marriott at the Brooklyn Bridge
METROTECH CENTER
Joralemon St.
BOROUGH HALL
Brooklyn Borough Hall
St. Francis College
Packer Collegiate Institute
Hicks St.
JAY ST/ BOROUGH HALL
LAWRENCE ST
Myrtle Ave.
St. Edwards St.
Willoughby St.
Kumble Theater
Fort Greene Park
NYC Dept. of Education
Brooklyn Law School
FULTON STREET MALL
City Point BKLYN
Long Island University-Brooklyn Campus
The Brooklyn Hospital Ctr.
NYU Langone Medical Center
NY Transit Museum
NYC Board of Education
HOYT ST/ FULTON MALL
DEKALB AVE
SUNY Empire State Coll.
Schwartz Athletic Center
DeKalb Ave.
NYC Transit Authority
Kings Co. Civil Court
Kings County Criminal Court
Livingston St.
Ashland Pl.
Saint Felix St.
Fort Greene Pl.
Brooklyn Tech HS
Clinton St.
Court St.
Smith St.
HOYT ST/ SCHERMERHORN ST
NEVINS ST
Fulton St.
State St.
Schermerhorn St.
Flatbush Ave
FULTON ST
Public School 261
Atlantic Ave.
Public School 369
Pacific St.
BAM Peter Jay Sharp Bldg./ Brooklyn Academy of Music
Dean St.
Roulette Intermedium
Hoyt St.
Bergen St.
Bond St.
Public School 38
Atlantic Terminal Mall
Atlantic Center
Nevins St.
The Math and Science Exploratory School
ATLANTIC
ATLANTIC AVE/ BARCLAYS CTR
Baltic St.
3rd Ave.
Saint Marks Pl.
4th Ave.
Barclays Center
Douglass St.
Degraw St.
5th Ave.
PATERSON
YONKERS
Mount Vernon
New Rochelle
Teaneck
Englewood
Clifton
Passaic
BRONX
MANHATTAN
NJ
Hoboken
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
LONG ISLAND
BROOKLYN
Elizabeth
Bayonne
Upper New York Bay
STATEN ISLAND
Atlantic Ocean
Long Island Sound

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – 384-390 Fulton Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11201
Original Balance:	$32,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$32,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1925/2011
Borrower Sponsors:	Abraham Sutton and Samuel Sutton			Size:	29,904 SF
Guarantors:	Abraham Sutton and Samuel Sutton			Cut-off Date Balance per SF:	$1,070
Mortgage Rate:	3.9250%			Maturity Date Balance per SF:	$1,070
Note Date:	9/14/2021			Property Manager:	Sutton Management Corp. (borrower
First Payment Date:	11/6/2021				related)
Maturity Date:	10/6/2026			Underwriting and Financial Information(2)
Original Term to Maturity:	60 months			UW NOI:	$2,420,266
Original Amortization Term:	0 months			UW NOI Debt Yield:	7.6%
IO Period:	60 months			UW NOI Debt Yield at Maturity:	7.6%
Seasoning:	0 months			UW NCF DSCR:	1.86x
Prepayment Provisions:	L(24),D(31),O(5)			Most Recent NOI:	$2,290,252 (4/30/2021 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$2,208,301 (12/31/2020)
Additional Debt Type:	NAP			3rd Most Recent NOI:	$2,109,258 (12/31/2019)
Additional Debt Balance:	NAP			Most Recent Occupancy:	100.0% (8/20/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	100.0% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	100.0% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$50,900,000 (7/1/2021)
RE Tax:	$327,890	$65,578	N/A	Appraised Value per SF:	$1,702
Insurance:	$49,463	$5,496	N/A	Cut-off Date LTV Ratio:	62.9%
Recurring Replacements:	$0	$1,323	N/A	Maturity Date LTV Ratio:	62.9%
Deferred Maintenance	$173,140	$0	N/A
TI/LC:	$0	$2,492	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,000,000	100.0%	Loan Payoff:	$21,117,302	66.0%
			Return of Equity:	$9,923,670	31.0%
			Reserves:	$550,493	1.7%
			Closing Costs:	$408,535	1.3%
Total Sources:	$32,000,000	100.0%	Total Uses:	$32,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 384-390 Fulton Street Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 384-390 Fulton Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “384-390 Fulton Street Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $32,000,000. The 384-390 Fulton Street Mortgage Loan is secured by a first priority fee mortgage encumbering a 29,904 SF, four-story, mixed-use property located in Brooklyn, New York (the “384-390 Fulton Street Property”). Proceeds of the 384-390 Fulton Street Mortgage Loan were used to pay off approximately $21.1 million of debt, pay closing costs, fund reserves and return approximately $9.9 million of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrowing entity for the 384-390 Fulton Street Mortgage Loan is Fulton Street Owner LLC, a special purpose entity with one independent director. The borrower sponsors and non-recourse carve-out guarantors are Abraham Sutton and Samuel Sutton of Sutton Management Corp. Sutton Management Corp. is a privately held, full-service real estate operating company with experience in the investment, management, and development of commercial real estate assets. Sutton Management Corp. manages a real estate portfolio across the New York metropolitan area, consisting of office, retail, multifamily, and mixed-use properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

The Property. The 384-390 Fulton Street Property is a four-story, multi-tenant office and retail property located at the northeast corner of Fulton Street and Smith Street, in Downtown Brooklyn, New York. The 384-390 Fulton Street Property is specifically located within Fulton Mall, a geographic area that spans Fulton Street from Flatbush Avenue on the east to Boerum Place on the west which features hundreds of small businesses and national brands and is a major retail destination in New York City. Subway service to the area is provided via the A, C and F and R lines at Jay St. – Metrotech, the 4,5 lines at Borough Hall, and the 2,3 lines at Hoyt Street. Situated on an 11,404 SF lot, the 384-390 Fulton Street Property was built in 1925 and contains 29,904 SF of net rentable area (“NRA”). The 384-390 Fulton Street Property consists of 18,500 SF of office space (61.9% of NRA and 24.9% of underwritten rent) and 11,404 SF of retail space (38.1% of NRA and 74.6% of underwritten rent).

As of August 20, 2021, the 384-390 Fulton Street Property is 100.0% occupied by three tenants. The ground floor is fully occupied by Duane Reade (38.1% of the NRA and 74.6% of underwritten rent), the largest tenant at the 384-390 Fulton Street Property. The second largest tenant, National Association on Drug Abuse Problems (“NADAP”), occupies the entirety of the second and third floors (11,000 SF). The third largest tenant, The Hope Program Inc., occupies the entirety of the fourth floor (7,500 SF). The borrower sponsor has owned the 384-390 Fulton Street Property since 1980 and reported that the 384-390 Fulton Street Property has been 100.0% occupied since the fourth quarter of 2009. Furthermore, approximately 74.6% of the underwritten rent is contributed by an investment grade tenant, Duane Reade, which has been in occupancy since 1987.

The appraisal provided a land value of $42.8 million (representing a 75% loan-to-land value ratio). In addition, according to the zoning report, the 384-390 Fulton Street Property has excess or transferable development rights. The maximum as of right FAR is 10, implying an allowable building area of 114,040 SF which includes excess development rights of 76,628 SF (based on an existing gross building area of 37,412 SF).

Major Tenants.

Duane Reade (11,404 SF, 38.1% of NRA, 74.6% of underwritten rent). Duane Reade is a chain of pharmacy and convenience stores owned by Walgreens Boots Alliance. Its stores are primarily located in New York City, and known for high-volume, small store layouts in densely populated Manhattan locations. In 2012, the company headquarters was moved to 40 Wall Street in Lower Manhattan, the location of its newest flagship store. Duane Reade has a credit rating of BBB- from Fitch, BBB from S&P, and Baa2 from Moody’s. Duane Reade has occupied its space under a lease that originally commenced in 1987, and has since been modified to expire on August, 31, 2031. Duane Reade’s lease is guaranteed by the parent entity, Walgreen Co. Duane Reade has one, ten-year renewal option. According to a third party market report, daily traffic count on the intersection of Boerum Place and Schermerhorn Street (two blocks from the 384-390 Fulton Street Property) was approximately 29,000 in 2020. Duane Reade also features below grade basement space, which is currently utilized as storage for the store’s inventory.

NADAP (11,000 SF, 36.8% of NRA, 14.0% of underwritten rent). NADAP is a charity organization serving to provide New Yorkers with assistance in signing up for healthcare, finding work, receiving community support, and accessing the resources they need to improve their mental, physical, emotional, and financial well-being. NADAP employs over 400 individuals serving over 35,000 clients annually in six locations and 23 satellite offices throughout New York City and Long Island. NADAP first took occupancy at the 384-390 Fulton Street Property in 2015, on the second floor, and expanded to the third floor in 2016.

The Hope Program Inc. (7,500 SF, 25.1% of NRA, 11.4% of underwritten rent). The HOPE Program Inc. is a not-for-profit work-readiness, placement, and retention program that helps New Yorkers find and keep jobs. The HOPE Program Inc. provides a job readiness program that offers individual and group counseling, self-assessment activities, job-readiness classes, GED classes and individual tutoring, benefits assistance, professional clothing, and work internships. The HOPE Program Inc. was founded in 1984, in Manhattan, and is a NYC funded organization. Additionally, The Hope Program Inc. has a 28-year partnership with the Robin Hood Foundation, which has resulted in more than $7 million invested in HOPE students and graduates. The Hope Program Inc. originally occupied its 4th floor space in May 2002 and has renewed its lease five times since.

The following table presents certain information relating to the leases at the 384-390 Fulton Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Options (Y/N)
Duane Reade	BBB- / Baa2 / BBB	11,404	38.1%	$2,468,400	74.6%	$216.45	8/31/2031	N
NADAP	NR / NR / NR	11,000	36.8%	$463,744	14.0%	$42.16	12/31/2024	N
The Hope Program Inc.	NR / NR / NR	7,500	25.1%	$378,171	11.4%	$50.42	10/31/2024	N
Subtotal/Wtd. Avg.		29,904	100.0%	$3,310,315	100.0%	$110.70

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		29,904	100.0%	$3,310,315	100.0%	$110.70

(1)	Based on the underwritten rent roll dated August 20, 2021. Total Annual UW Rent includes rent steps through January 1, 2022

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

The following table presents certain information relating to the lease rollover schedule at the 384-390 Fulton Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	2	18,500	$45.51	61.9%	61.9%	$841,915	25.4%	25.4%
2025	0	0	$0.00	0.0%	61.9%	$0	0.0%	25.4%
2026	0	0	$0.00	0.0%	61.9%	$0	0.0%	25.4%
2027	0	0	$0.00	0.0%	61.9%	$0	0.0%	25.4%
2028	0	0	$0.00	0.0%	61.9%	$0	0.0%	25.4%
2029	0	0	$0.00	0.0%	61.9%	$0	0.0%	25.4%
2030	0	0	$0.00	0.0%	61.9%	$0	0.0%	25.4%
2031	1	11,404	$216.45	38.1%	100.0%	$2,468,400	74.6%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	29,904	$110.70	100.00%		$3,310,315	100.0%

(1)	Based on the underwritten rent roll dated August 20, 2021. Rent includes base rent increases occurring through January 1, 2022 for NADAP and The Hope Program Inc.

COVID-19 Update. The first payment date for the 384-390 Fulton Street Mortgage Loan is November 6, 2021 and as of September 15, 2021, the 384-390 Fulton Street Mortgage Loan is not subject to any modification or forbearance requests. The borrower sponsor reported that no tenants at the 384-390 Fulton Street Property have requested or received rent relief and all tenants paid their July and August 2021 rent in full.

The Market. The 384-390 Fulton Street Property is located within the Downtown Brooklyn neighborhood of Brooklyn, in the greater New York City Metro market. The 384-390 Fulton Street Property is located within the Fulton Mall Shopping District. The Fulton Mall Shopping District is closed to vehicular traffic (except buses) and is comprised of a dense variety of shopping and services, encouraging pedestrian access. Major thoroughfares within the neighborhood include Flatbush Avenue, Smith Street, and Court Street, and primary vehicular access is via the Brooklyn Queens Expressway. The commute to Midtown Manhattan via subway is approximately 25 minutes, with employment centers in Downtown Manhattan being an approximate 10-minute commute. According to the appraisal, the estimated 2021 population within a 0.25-mile, 0.50-mile, and 1.5-mile radius of the 384-390 Fulton Street Property was 10,832, 42,746, and 240,768, respectively. According to the appraisal, the estimated 2021 average household income within a 0.25-mile, 0.50-mile, and 1.5-mile radius of the 384-390 Fulton Street Property was $194,765, $183,523, and $167,908, respectively. According to a third-party report, the 384-390 Fulton Street Property is part of the Downtown Brooklyn office and retail market. The Downtown Brooklyn retail market has an average vacancy rate of 5.6% and rental rates of $78.49 PSF as of second quarter 2021. The Downtown Brooklyn office market has an average vacancy rate of 15.5% and rental rates of $26.61 PSF as of second quarter 2021. The appraisal identified six comparable retail rentals located within the immediate surrounding area. The base rents range from $179.20 to $247.50 PSF on a modified gross basis and triple-net basis, with lease terms ranging from four to 15 years. The appraisal concluded to a market rent of $225.00 PSF (modified gross) for the retail component. The appraisal identified five comparable office rentals located within the immediate surrounding area. The base rents range from $40.00 to $59.47 PSF on a modified gross basis, with lease terms ranging from four to 20 years. The appraisal concluded to a market rent of $55.00 PSF (modified gross) for the office component.

The following table presents certain information relating to comparable retail leases with respect to the 384-390 Fulton Street Property:

Comparable Retail Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
1 Flatbush Avenue Brooklyn, NY	2018	0.4 miles	142,945	Bank of America, NA	3,520	Jun-20	$250.00	15.0	Net
519 Fulton Street Brooklyn, NY	1920	0.2 miles	8,800	American Standard	2,400	Dec-19	$200.00	10.0	Net
162 Flatbush Avenue Brooklyn, NY	1921	0.9 miles	8,950	Snipes	2,500	Nov-19	$220.00	4.0	Net
139 Flatbush Avenue Brooklyn, NY	2004	1.0 miles	373,000	Sephora	5,500	Jun-19	$180.00	10.6	Net
515 Fulton Street Brooklyn, NY	1920	0.1 miles	6,000	Verizon	1,500	Sep-18	$224.00	10.0	Modified Gross
166 Flatbush Avenue Brooklyn, NY	1921	0.9 miles	7,000	Chik Fil A	3,700	Mar-18	$250.00	10.0	Net

Source: Appraisal, CoStar.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable office leases with respect to the 384-390 Fulton Street Property:

Comparable Office Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
16 Court St. Brooklyn, NY	1928	0.3 miles	317,600	NYS Dept.	16,198	Aug-20	$59.47	20.0	Modified Gross
One Pierrepont Brooklyn, NY	1988	0.4 miles	700,000	Brooklyn Family	31,124	Mar-20	$50.00	15.3	Modified Gross
111 Livingston St Brooklyn, NY	1969	0.2 miles	459,100	NYS Office	121,715	Jan-20	$51.00	4.0	Modified Gross
15 Metrotech Brooklyn, NY	2003	0.3 miles	712,842	NYS Dept.	96,289	Jan-20	$52.50	15.0	Modified Gross
25 Elm Place Brooklyn, NY	1920	0.3 miles	146,000	DASNY	25,300	Dec-20	$40.00	15.0	Modified Gross

Source: Appraisal, CoStar.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the 384-390 Fulton Street Property:

Cash Flow Analysis(1)
	2018	2019	2020	4/30/2021 TTM	UW	UW PSF
Base Rent	$3,002,569	$3,006,276	$3,071,025	$3,048,365	$3,285,793	$109.88
Reimbursements	$341,809	$351,008	$395,983	$387,628	$289,966	$9.70
Rent Steps	$0	$0	$0	$0	$24,522	$0.82
Gross Up of Vacant SF	$0	$0	$0	$0	$0	$0.00
Vacancy	$0	$0	$0	$0	($112,026)	($3.75)
Effective Gross Income	$3,344,378	$3,357,284	$3,467,008	$3,435,993	$3,488,255	$116.65

Real Estate Taxes	$816,930	$879,085	$886,794	$902,780	$786,934	$26.32
Insurance	$27,498	$35,586	$60,830	$57,352	$65,951	$2.21
Other Operating Expenses	$317,269	$333,355	$311,083	$185,608	$215,104	$7.19
Total Expenses	$1,161,697	$1,248,026	$1,258,707	$1,145,741	$1,067,989	$35.71

Net Operating Income	$2,182,681	$2,109,258	$2,208,301	$2,290,252	$2,420,266	$80.93
Capital Expenditures	$0	$0	$0	$0	$15,876	$0.53
TI/LC	$72,233	$68,287	$88,155	$0	$29,904	$1.00
Net Cash Flow	$2,110,448	$2,040,971	$2,120,146	$2,290,252	$2,374,486	$79.40

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR (IO)	1.71x	1.66x	1.73x	1.80x	1.90x
NCF DSCR (IO)	1.66x	1.60x	1.66x	1.80x	1.86x
NOI Debt Yield	6.8%	6.6%	6.9%	7.2%	7.6%
NCF Debt Yield	6.6%	6.4%	6.6%	7.2%	7.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the UW.

(2)	Occupancy % shown is as of December 31 of each respective year. UW Occupancy % assumes a minimum 2.5% economic vacancy for the Duane Reade space and 5.0% for The Hope Program Inc. and NADAP. 4/30/2021 TTM Occupancy % represents occupancy as of August 20, 2021.

Escrows and Reserves.

Real Estate Taxes - The 384-390 Fulton Street Mortgage Loan documents provide for an upfront reserve of approximately $327,890 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $65,578).

Insurance - The 384-390 Fulton Street Mortgage Loan documents provide for an upfront reserve of approximately $49,463 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months (initially approximately $5,496).

Capital Expense Reserve – The 384-390 Fulton Street Mortgage Loan documents provide for ongoing monthly deposits of approximately $1,323 into a reserve for replacements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

TI/LC Reserve - The 384-390 Fulton Street Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,492 into a reserve for future tenant improvements and leasing commissions.

Immediate Repairs Reserve – The 384-390 Fulton Street Mortgage Loan documents provide for an upfront immediate maintenance and repairs reserve of $173,140.

Lease Sweep Reserve – The 394-390 Fulton Street Mortgage Loan documents provide that during the continuance of a Lease Sweep Period (as defined below), all available cash will be paid to the lender into a subaccount for approved expenses in re-leasing space under a Lease Sweep Lease (as defined below).

Lockbox and Cash Management. The 384-390 Fulton Street Mortgage Loan is structured with a springing lockbox with springing cash management upon a Trigger Period (as defined below). Upon the first occurrence of a Trigger Period, the borrower and property manager will be required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During a Trigger Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. Funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves, (ii) to pay interest due on the 384-390 Fulton Street Mortgage Loan, (iii) to make deposits into the replacements reserve, (iv) to fund the rollover reserve, (v) to pay operating expenses set forth in the annual budget and extraordinary operating or capital expenses reasonably approved by the lender, and (vi) to pay any remainder into the Lease Sweep Account, to be held by the lender as additional security for the 384-390 Fulton Street Mortgage Loan during the continuance of the Trigger Period due to a Lease Sweep Period or if no Trigger Period is continuing, into the cash collateral subaccount. If no Trigger Period exists, all funds in the lockbox account are required to be disbursed to the borrower.

A “Trigger Period” will commence upon the occurrence of (i) the stated maturity date, (ii) an event of default, (iii) the commencement of a DSCR Cash Management Period (as defined below), (iv) the commencement of a Debt Yield Cash Management Period (as defined below), (v) the commencement of a Hope Program / NADAP Vacancy Event (as defined below) or (vi) the commencement of a Lease Sweep Period; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (ii), the event of default commencing the Trigger Period has been cured (and no other event of default is then continuing), (B) with respect to a Trigger Period continuing due to clause (iii), the DSCR Cash Management Period has ended pursuant to the terms of the 384-390 Fulton Street Mortgage Loan documents, (C) with respect to a Trigger Period continuing pursuant to clause (iv), the Debt Yield Cash Management Period has ended pursuant to the terms of the 384-390 Fulton Street Mortgage Loan documents, (D) with respect to a Trigger Period continuing due to clause (v), such Hope Program / NADAP Vacancy Event being cured pursuant to the terms of the 384-390 Fulton Street Mortgage Loan documents and (E) with respect to a Trigger Period continuing pursuant to clause (vi), such Lease Sweep Period has ended pursuant to the terms of the 384-390 Fulton Street Mortgage Loan documents. The 384-390 Fulton Street Mortgage Loan documents provide that notwithstanding the foregoing, the borrower has the option to avoid the occurrence of a Trigger Period caused under clauses (iii) and (iv) above by depositing with the lender an amount equal to the applicable Trigger Waiver Amount (as defined below) and otherwise complying with the applicable Cash Management Period Waiver Conditions (as defined below).

A “DSCR Cash Management Period” will commence if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.30x (which will occur if the underwritten net cash flow is below approximately $1,655,478) and will end if the 384-390 Fulton Street Property has achieved a debt service coverage ratio of at least 1.40x (which will occur if the underwritten net cash flow is approximately $1,782,822 or higher) for two consecutive calendar quarters, as determined by the lender.

A “Debt Yield Cash Management Period” will commence if, as of the last day of any calendar quarter during the term, the debt yield is less than 6.0% (which will occur if the underwritten net cash flow is below approximately $1,920,000) and will end if the 384-390 Fulton Street Property has achieved a debt yield of at least 7.0% (which will occur if the underwritten net cash flow is approximately $2,240,000 or higher) for two consecutive calendar quarters, as determined by the lender.

A “Hope Program / NADAP Vacancy Event” will commence on the date that any of the space at the 384-390 Fulton Street Property leased to The Hope Program Inc. or NADAP as of the origination date becomes vacant or the applicable tenant is no longer paying rent for any space leased to such tenant pursuant to The Hope Program Inc. lease or the NADAP lease as of the origination date. A “Hope Program / NADAP Vacancy Event” will be cured if all space leased to The Hope Program Inc. or NADAP which has previously been subject to a Hope Program / NADAP Vacancy Event is occupied pursuant to fully executed leases meeting the requirements of the 384-390 Fulton Street Mortgage Loan documents with third-party tenants who, among other things, are not affiliates of the 384-390 Fulton Street Mortgage Loan borrower or guarantor and are in actual, physical possession of the space and paying full unabated rent.

A “Lease Sweep Period” (i) will commence on the first monthly payment date following the occurrence of any of the following:

(a) with respect to the Duane Reade lease and any other lease (leased by such tenant and/or its affiliates) which covers 50% or more rentable square feet of the improvements at the 384-390 Fulton Street Property, the earlier of (i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (including any renewal terms) (as defined below) or (b) the date the applicable tenant actually gives notice (whether actual or constructive) of its intention not to renew or extend;

(b) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder or the date that any applicable tenant gives notice of its intention not to renew its Lease Sweep Lease;

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

(c) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled, or terminated prior to its then current expiration date or any applicable tenant gives notice of its intention to terminate, surrender, or cancel its Lease Sweep Lease;

(d) the date that any tenant under a Lease Sweep Lease shall discontinue its business in any material portion of its space (i.e., “goes dark”) at the 384-390 Fulton Street Property or give notice that it intends to discontinue its business in any material portion of its space at the 384-390 Fulton Street Property;

(e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(f) the occurrence of an insolvency proceeding related to a tenant under a Lease Sweep Lease; or

(g) the credit rating of a tenant under a Lease Sweep Lease or a lease guarantor under a Lease Sweep Lease being downgraded below “BB-“ by S&P (or its functional equivalent by any other rating agency);

and (ii) will end upon the occurrence of any of the following:

(A) in the case of clause (i)(a), (i)(b), (i)(c), and (i)(d), above, the entirety of the Lease Sweep Lease space that gave rise to the subject Lease Sweep Period is leased pursuant to one or more qualified replacement leases and all approved leasing expenses (and any other expense in connection with re-tenanting of such space) have been paid in full;

(B) in the case of clause (i)(a), (i)(b), (i)(c), and (i)(d), above, the date on which the subject tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve subaccount (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension;

(C) in the case of clause (i)(e) above, the date on which the subject default has been cured and no other default under the applicable Lease Sweep Lease has occurred for a period of six consecutive months following such cure;

(D) in the case of clause (i)(f) above, the insolvency proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(E) in the cause of clause (i)(g) above, the credit rating of the applicable tenant or its parent company (and/or the applicable lease guarantor, as the case may be) being restored to at least BB- by S&P (or its functional equivalent by any other rating agency).

A “Lease Sweep Lease” means the leases with (i) Duane Reade or (ii) any other lease which covers 25% or more rentable square feet of the improvements of the 384-390 Fulton Street Property.

“Cash Management Period Waiver Conditions” means (i) with respect to a DSCR Cash Management Period, the DSCR Cash Management Period Waiver Conditions and (ii) with respect to a Debt Yield Cash Management Period, the Debt Yield Cash Management Period Waiver Conditions.

“Trigger Waiver Amount” means: (i) with respect to a DSCR Cash Management Period, the DSCR Trigger Waiver Amount; and (ii) with respect to a Debt Yield Cash Management Period, the Debt Yield Trigger Waiver Amount.

“Debt Yield Cash Management Period Waiver Conditions” means that (a) no event of default has occurred and is continuing, (b) within 10 business days after receipt by the borrower of notice of the occurrence of a Debt Yield Cash Management Period, the borrower deposits cash into the cash collateral subaccount in an amount equal to the applicable Debt Yield Trigger Waiver Amount and thereafter (c) within 10 business days of each quarter after the occurrence of such Debt Yield Cash Management Period, for so long as such Debt Yield Cash Management Period would (but for the satisfaction of these conditions) otherwise be continuing, the borrower deposits additional cash into the cash collateral subaccount in an amount equal to the then applicable Debt Yield Trigger Waiver Amount.

“Debt Yield Trigger Waiver Amount” means an amount by which the then-outstanding principal of the 384-390 Fulton Street Mortgage Loan (less the aggregate amount of any Debt Yield Trigger Waiver Amounts previously deposited and held by the lender in connection with the satisfaction of the Debt Yield Cash Management Period Waiver Conditions) would need to be reduced such that the debt yield of the 384-390 Fulton Street Mortgage Loan (calculated assuming such reduction occurred) would equal or exceed 6.0%.

“DSCR Cash Management Period Waiver Conditions” means that (a) no event of default has occurred and is continuing, (b) within 10 business days after receipt by the borrower of notice of the occurrence of a DSCR Cash Management Period, the borrower deposits cash into the cash collateral subaccount in an amount equal to the applicable DSCR Trigger Waiver Amount and thereafter (c) within 10 business days of each quarter after the occurrence of such DSCR Cash Management Period, for so long as such DSCR Cash Management Period would (but for the satisfaction of these conditions) otherwise be continuing, the borrower deposits additional cash into the cash collateral subaccount in an amount equal to the then applicable DSCR Trigger Waiver Amount.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #9	Cut-off Date Balance:	$32,000,000
384-390 Fulton Street	384-390 Fulton Street	Cut-off Date LTV:	62.9%
Brooklyn, NY 11201		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	7.6%

“DSCR Trigger Waiver Amount” means an amount by which the then-outstanding principal of the 384-390 Fulton Street Mortgage Loan (less the aggregate amount of any DSCR Trigger Waiver Amounts previously deposited and held by lender in connection with the satisfaction of the DSCR Cash Management Period Waiver Conditions) would need to be reduced such that the debt service coverage ratio of the 384-390 Fulton Street Mortgage Loan (calculated assuming such reduction occurred) would equal or exceed 1.30x.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 384-390 Fulton Street Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

ABX Industrial Portfolio
1 ABX - Macedon, NY Macedon, NY
2 ABX - Homer, LA Homer, LA
3 ABX - Columbus, GA Columbus, GA
4 ABX - Rhinelander, WI Rhinelander, WI
Rhinelander
ONEIDA COUNTY
Lake Ontario
ROCHESTER
Greece
Irondequoit
Webster
Penfield
Gates
Brighton
East Rochester
Fairport
Macedon
Palmyra
Pittsford
Henrietta
Mendon
Farmington
Victor
Rush
Manchester
New York State Thruway
MONROE COUNTY
WAYNE COUNTY
LIVINGSTON COUNTY
ONTARIO COUNTY
Canandaigua
Walworth
Williamson
Pultneyville
Marion
Texarkana
Hope
Prescott
Camden
ARKANSAS
Magnolia
El Dorado
Crossett
Springhill
Homer
Farmerville
Bastrop
Bossier City
SHREVEPORT
Minden
West Monroe
Monroe
Ruston
LOUISIANA
Chatham
Mansfield
Winnfield
Natchitoches
TEXAS
Atlanta
GEORGIA
ALABAMA
LEE COUNTY
HARRIS COUNTY
Smiths Station
Phenix City
COLUMBUS
RUSSELL COUNTY
MUSCOGEE COUNTY
East Columbus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – ABX Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BMO		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):		NR/NR/NR		Location:	Various
Original Balance:		$26,000,000		General Property Type:	Industrial
Cut-off Date Balance:		$26,000,000		Detailed Property Type:	Various
% of Initial Pool Balance:		2.8%		Title Vesting:	Fee
Loan Purpose(1):		Acquisition		Year Built/Renovated:	Various/Various
Borrower Sponsor:		New Mountain Net Lease		Size:	972,499 SF
		Partners Corporation		Cut-off Date Balance per SF:	$27
Guarantor:		New Mountain Net Lease		Maturity Date Balance per SF:	$27
		Partners Corporation		Property Manager:	Self-managed
Mortgage Rate:		3.0700%
Note Date:		9/15/2021
First Payment Date:		11/6/2021		Underwriting and Financial Information(3)
Maturity Date:		10/6/2031		UW NOI:	$2,755,059
Original Term to Maturity:		120 months		UW NOI Debt Yield:	10.6%
Original Amortization Term:		0 months		UW NOI Debt Yield at Maturity:	10.6%
IO Period:		120 months		UW NCF DSCR:	3.28x
Seasoning:		0 months		Most Recent NOI(4):	NAP
Prepayment Provisions:		L(24),D(1),DorYM1(91),O(4)		2nd Most Recent NOI(4):	NAP
Lockbox/Cash Mgmt Status:		Hard/Springing		3rd Most Recent NOI(4):	NAP
Additional Debt Type:		NAP		Most Recent Occupancy:	100.0% (10/6/2021)
Additional Debt Balance:		NAP		2nd Most Recent Occupancy:	100.0% (12/31/2020)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent Occupancy:	100.0% (12/31/2019)
Reserves(2)				Appraised Value (as of):	$40,090,000 (August 2021)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$41
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.9%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	64.9%
Replacement Reserve:	$0	Springing	$291,750
TI/LC:	$0	Springing	$1,458,749

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	64.1%	Purchase Price(1):	$40,000,000	98.6%
Borrower Equity:	$14,557,043	35.9%	Closing Costs:	$557,043	1.4%

Total Sources:	$40,557,043	100.0%	Total Uses:	$40,557,043	100.0%

(1)	The borrower acquired the ABX Portfolio Properties in an all-cash transaction on August 20, 2021. The ABX Industrial Portfolio Mortgage Loan was originated as permanent financing for the ABX Industrial Portfolio Properties

(2)	See “Escrows and Reserves” below.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the ABX Industrial Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the ABX Industrial Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	Historical NOI is not available due to the sale-leaseback transaction.

The Mortgage Loan. The tenth largest mortgage loan (the “ABX Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,000,000 and secured by a first priority fee mortgage encumbering four industrial properties totaling 972,499 SF located in Macedon, New York, Homer, Louisiana, Rhinelander, Wisconsin and Columbus, Georgia (each, a “Property” and collectively, the “ABX Industrial Portfolio Properties”). Proceeds of the ABX Industrial Portfolio Mortgage Loan, along with approximately $14.6 million of borrower equity, were used to acquire the ABX Industrial Portfolio Properties in a sale-leaseback transaction for $40,000,000 and to pay closing costs.

The Borrower and Borrower Sponsor. The borrower is NM ADB, L.P., a newly formed, single-purpose Delaware limited partnership with one independent director in its organizational structure. The borrower sponsor and non-recourse guarantor is New Mountain Net Lease Partners Corporation, an affiliate of New Mountain Finance Corporation (NASDAQ: NMFC) (“NMFC”). Founded in 1999, NMFC, together with its affiliates, manages private equity, public equity, and credit capital, with over $33 billion in assets under management as of June 30, 2021. Since inception, NMFC has closed on 128 properties across 35 states and provinces for a total of approximately 14.5 million SF and total acquisition value of approximately $1.3 billion.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

The Properties. The ABX Industrial Portfolio Properties are comprised of four single-tenant industrial warehouse and manufacturing facilities with an aggregate of 972,499 SF. The ABX Industrial Portfolio Properties are each 100.0% leased to ABX Solutions, LLC (“ABX”). ABX invested approximately $28.2 million into the ABX Industrial Portfolio Properties between 2016 and 2020 and according to the borrower sponsor, plans to invest an additional approximately $26.2 million over the next three years through both capital expenditures and investments into machinery (but is not required to do so).

ABX - Macedon, NY. The ABX - Macedon, NY Property is located at 200 Main Street in Macedon, New York. The improvements were completed in 1963 and are comprised of a warehouse building totaling 637,085 SF. The ABX - Macedon, NY Property is situated on an approximately 24.7-acre site. The ABX - Macedon, NY Property improvements were constructed with a reinforced concrete foundation, steel structural frame, brick exterior walls and feature a flat roof. ABX has invested approximately $19.7 million into the ABX – Macedon, NY Property over the past five years and, according to the borrower sponsor, plans to invest an additional $14.9 million over the next three years (but is not required to do so).

ABX - Homer, LA. The ABX - Homer, LA Property is located at 4058 US Route 79 in Homer, Louisiana. The improvements were completed in 1952 and were most recently renovated in 1986. The ABX - Homer, LA Property is comprised of a manufacturing facility building totaling 186,000 SF. The ABX - Homer, LA Property is situated on an approximately 23.3-acre site. The ABX - Homer, LA Property improvements are constructed with a reinforced concrete foundation, metal and masonry structural frame, brick and metal exterior walls and feature a flat roof. ABX has invested approximately $2.8 million into the ABX - Homer, LA Property over the past five years and according to the borrower sponsor, plans to invest an additional $1.6 million over the next three years (but is not required to do so).

ABX - Rhinelander, WI. The ABX - Rhinelander, WI Property is located at 4390 Anderle Drive in Rhinelander, Wisconsin. The improvements were completed in 2007 and were most recently renovated in 2015. The ABX - Rhinelander, WI Property consists of a manufacturing facility building totaling 79,214 SF. The ABX - Rhinelander, WI Property is situated on an approximately 12.1-acre site. The ABX - Rhinelander, WI Property improvements are constructed with a reinforced concrete foundation, masonry and steel structural frame, masonry and metal exterior walls and feature a flat roof. ABX has invested approximately $3.4 million into the ABX – Rhinelander, WI Property over the past five years and according to the borrower sponsor, plans to invest an additional $8.6 million over the next three years (but is not required to do so).

ABX - Columbus, GA. The ABX - Columbus, GA Property is located at 918 8th Avenue in Columbus, Georgia. The improvements were completed in 1943 and are comprised of a warehouse building totaling 70,200 SF. The ABX - Columbus, GA Property is situated on an approximately 2.6-acre site. The ABX - Columbus, GA Property improvements are constructed with a slab-on-grade foundation, painted brick veneer exterior walls and feature a thermoplastic polyolefin roof. ABX has invested approximately $2.3 million into the ABX - Columbus, GA Property over the past five years and, according to the borrower sponsor, plans to invest an additional $1.1 million over the next three years (but is not required to do so).

The following table presents detailed information with respect to each of the ABX Industrial Portfolio Properties:

ABX Industrial Portfolio Properties Summary
Property Name		Year Built / Renovated	SF	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
	Property Type / Subtype
ABX - Macedon, NY	Industrial / Warehouse	1963 / NAP	637,085	100.0%	$16,650,000	64.0%	$26,300,000	65.6%
ABX - Homer, LA	Industrial / Manufacturing	1952 / 1986	186,000	100.0%	$4,750,000	18.3%	$7,200,000	18.0%
ABX - Rhinelander, WI	Industrial / Manufacturing	2007 / 2015	79,214	100.0%	$2,350,000	9.0%	$3,390,000	8.5%
ABX - Columbus, GA	Industrial / Warehouse	1943 / NAP	70,200	100.0%	$2,250,000	8.7%	$3,200,000	8.0%
Total			972,499	100.0%	$26,000,000	100.0%	$40,090,000	100.0%

Major Tenant.

ABX Solutions, LLC (972,499 SF, 100.0% of NRA, 100.0% of underwritten base rent). ABX is a top 10 manufacturer of flexible packaging solutions in North America and is headquartered in Charlotte, North Carolina, providing packaging products for end-markets such as consumer goods, food & beverage, personal care and medical. Based on information available to lender, in 2020, ABX reported that it generated approximately $236.8 million in sales and approximately $30.8 million in EBITDAR. ABX has a diverse customer base, with its largest customer, Kimberly Clark, accounting for approximately 13% of sales, and no other customer accounting for more than 3% of sales as of May 2021. Kimberly Clark is entirely serviced out of the ABX - Macedon, NY Property. ABX executed a new master lease for the ABX Industrial Portfolio Properties on August 20, 2021. The lease is absolute NNN, with a 20-year term, two successive renewal options for ten years each, and no termination options. The contractual rent at each of the ABX Industrial Portfolio Properties will increase 2.0% annually during the applicable lease term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the leases at the ABX Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option
ABX - Macedon, NY	NR/NR/NR	637,085	65.5%	$1,905,549	$2.99	65.7%	8/31/2041	2 x 10-yr	N
ABX - Homer, LA	NR/NR/NR	186,000	19.1%	$520,800	$2.80	18.0%	8/31/2041	2 x 10-yr	N
ABX - Rhinelander, WI	NR/NR/NR	79,214	8.1%	$245,563	$3.10	8.5%	8/31/2041	2 x 10-yr	N
ABX - Columbus, GA	NR/NR/NR	70,200	7.2%	$228,150	$3.25	7.9%	8/31/2041	2 x 10-yr	N
Subtotal/Wtd. Avg.		972,499	100.0%	$2,900,062	$2.98	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		972,499	100.0%	$2,900,062	$2.98	100.0%

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the ABX Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	UW Base Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2029	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2030	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2031	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2032 & Beyond	1	972,499	100.0%	100.0%	$2,900,062	$2.98	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	972,499	100.0%		$2,900,062	$2.98	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. The first debt service payment date for the ABX Industrial Portfolio Mortgage Loan is November 6, 2021 and, as of September 15, 2021, the ABX Industrial Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of September 15, 2021, the borrower has reported that the ABX Industrial Portfolio Properties are open and operating. The sole tenant has not requested rent relief.

The Market. The ABX Industrial Portfolio Properties are located in Macedon, New York, Homer, Louisiana, Rhinelander, Wisconsin and Columbus, Georgia, respectively.

The ABX - Macedon, NY Property is located within the Rochester metropolitan statistical area (“MSA”). Primary access to the ABX – Macedon, NY Property is provided by Interstate 90, which runs in an east-west direction approximately seven miles south of the ABX – Macedon, NY Property. The primary economic driver and largest employers in the MSA include the University of Rochester and Rochester Regional Health System. According to the appraisal, as of the second quarter of 2021, the Macedon industrial submarket of the Rochester MSA contained approximately 4.0 million SF of inventory with a 7.7% vacancy rate and NNN rent of $5.04 PSF.

The ABX - Homer, LA Property is located within the Shreveport MSA. Primary access to the ABX - Homer, LA Property is provided by the US 79 Bypass which traverses the neighborhood in a north-south direction. The primary economic driver and largest employer in the metropolitan area is Barksdale Air Force Base. The ABX - Homer, LA Property is in the southwest part of the town but is easily accessible to all areas. Retail, restaurants, and public services are easily accessible from all areas of the community. According to the appraisal, as of the first quarter of 2021, the Shreveport MSA industrial market contained approximately 31.2 million SF of inventory with a 14.4% vacancy rate and NNN rent of $2.65 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

The ABX - Rhinelander, WI Property is located within the Oneida County industrial submarket. Primary access to the ABX - Rhinelander, WI Property is provided by U.S. Route 8. State Highway 47 is another major thoroughfare providing access to and through the west side of Rhinelander. The primary economic driver in the metropolitan area is the healthcare industry and the largest employer is UMR, a United Healthcare company. Development in the area consists primarily of mid-size owner-occupied industrial properties. Properties in the immediate area include Superior Diesel Inc, Lase Pros International, and Kerry Rhinelander. There is a railroad line that runs adjacent south of the ABX - Rhinelander, WI Property. According to the appraisal, as of the second quarter of 2021, the Oneida County industrial submarket contained approximately 2.0 million SF of inventory with a 0.0% vacancy rate and NNN rent of $10.13 PSF.

The ABX - Columbus, GA Property is located on the western side of the Columbus, Georgia area and is part of the central business district. Primary access to the ABX - Columbus, GA Property is provided by Interstate 185 to the east, which runs in a north-south direction throughout the area. The primary economic driver and largest employer in the metropolitan area is Fort Benning United States Army Base. According to the appraisal, as of the second quarter of 2021, the Columbus CBD industrial submarket contained approximately 1.9 million SF of inventory with a 0.5% vacancy rate and NNN rent of $3.14 PSF.

The following table presents 2021 demographic information according to the appraisals:

Demographic Summary
Property Name	Population			Average Annual Household Income
	One-Mile	Three-Mile	Five-Mile	One-Mile	Three-Mile	Five-Mile
ABX - Macedon, NY	1,544	7,320	22,189	$75,235	$81,880	$87,608
ABX - Homer, LA	1,530	3,429	4,434	$25,519	$28,264	$32,966
ABX - Rhinelander, WI	56	4,793	13,441	$93,326	$76,648	$75,459
ABX - Columbus, GA	6,561	62,460	136,894	$48,192	$46,437	$54,111

Source: Appraisal.

The following table presents certain information relating to the appraisals’ market rent conclusions for the ABX Industrial Portfolio Properties:

Market Rent Summary
Property Name	ABX – Macedon, NY	ABX – Homer, LA	ABX – Rhinelander, WI	ABX – Columbus, GA
Market Rent PSF	$3.00	$2.80	$3.10	$3.25
Lease Term (Months)	120	120	120	60
Lease Type (Reimbursements)	NNN – No G&A	Absolute Net	NNN	NNN
Rent Escalations	3% annually	2% annually	NAV	2% annually
Free Rent (Months)	1	0	NAV	0

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ABX Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent(3)	$2,900,062	$2.98
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss(4)	($145,003)	($0.15)
Effective Gross Income	$2,755,059	$2.83

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Expenses	$0	$0.00
Total Expenses(5)	$0	$0.00

Net Operating Income	$2,755,059	$2.83
Capital Expenditures	$97,250	$0.10
TI/LC	$0	$0.00
Net Cash Flow	$2,657,809	$2.73

Occupancy %	95.0%
NOI DSCR	3.40x
NCF DSCR	3.28x
NOI Debt Yield	10.6%
NCF Debt Yield	10.2%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Historical cash flows not available due to the sale-leaseback transaction.

(3)	UW Gross Potential Rent is as of October 6, 2021.

(4)	UW Vacancy & Credit Loss represents 5% of Gross Potential Rent.

(5)	The ABX lease is absolute NNN, with all expenses paid directly by ABX.

Escrows and Reserves.

Real Estate Taxes – The ABX Industrial Portfolio Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the ABX Industrial Portfolio Properties; provided that such monthly deposits are not required so long as the Reserve Waiver Conditions (as defined below) remain satisfied.

Insurance – The ABX Industrial Portfolio Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as the Reserve Waiver Conditions remain satisfied.

Replacement Reserve – During the continuation of a Trigger Period (as defined below), the ABX Industrial Portfolio Mortgage Loan documents provide for ongoing monthly deposits of approximately $16,208 into a reserve for approved capital expenditures, subject to a cap of approximately $291,750.

TI/LC Reserve – During the continuation of a Trigger Period, the ABX Industrial Portfolio Mortgage Loan documents provide for ongoing monthly deposits of approximately $81,042 into a reserve for tenant improvements and leasing commissions, subject to a cap of approximately $1,458,749.

The “Reserve Waiver Conditions” mean, among others listed in the ABX Industrial Portfolio Mortgage Loan documents, each of the following:

(i)	the ABX lease or approved replacement lease is in full force and effect;

(ii)	no Trigger Period exists; and

(iii)	ABX is required under its lease to pay all taxes relating to the ABX Industrial Portfolio Properties and maintain all insurance required by the ABX Industrial Portfolio Mortgage Loan documents.

Lockbox and Cash Management. The ABX Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct the tenant of the ABX Industrial Portfolio Properties to deposit all rents directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. During the continuance of a Trigger Period, all amounts on deposit in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing, are required to be applied on each monthly payment date to debt service,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

reserves and operating expenses according to the payment priorities set forth in the ABX Industrial Portfolio Mortgage Loan documents. All excess cash flow remaining after all such payments and disbursements have been made is required to be retained by the lender as additional collateral for the ABX Industrial Portfolio Mortgage Loan.

A “Trigger Period” means a period:

(A) commencing upon the occurrence of:

(i)	an event of default under the ABX Industrial Portfolio Mortgage Loan documents;

(ii)	ABX giving written notice of its intent to terminate its lease prior to the expiration of the then current term of its lease;

(iii)	if ABX “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at (x) 50% or more of its space at any individual ABX Industrial Portfolio Property or (y) 25% or more of its space across the aggregate ABX Industrial Portfolio Properties (excluding, in each case, (A) any portion of the ABX Industrial Portfolio Properties subleased to subtenants accounting for no more than 20% of the net rentable area, (B) any period that any individual ABX Industrial Portfolio Property “goes dark” for temporary, customary operational shutdowns or closures for no more than 90 days or (C) the period of time it takes ABX to perform any repairs and restoration following a casualty or condemnation of all or any portion of the ABX Industrial Portfolio Properties for no more than 90 days);

(iv)	a bankruptcy action with respect to ABX or lease guarantor, GP ABX Intermediate, LLC; or

(v)	the debt service coverage ratio based on the trailing 12-month period is less than 2.00x; and

(B) expiring upon:

(i)	with respect to clause (A)(i) above, such default is cured;

(ii)	with respect to clause (A)(ii) above, either (x) ABX has revoked or rescinded its termination notice, (y) the borrower has leased the space to one or more acceptable replacement tenant(s), or (z) the borrower deposits cash or a letter of credit in an amount equal to 18 months of base rent then due under the ABX lease;

(iii)	with respect to clause (A)(iii) above, either (x) ABX re-commences operations, (y) the borrower has leased the space (or the applicable portion thereof) to one or more acceptable replacement tenant(s), or (z) the borrower deposits cash or a letter of credit in an amount equal to 18 months of base rent then due under the ABX lease;

(iv)	with respect to clause (A)(iv) above, either (x) ABX provides evidence that the assets of ABX and GP ABX Intermediate, LLC are no longer part of a bankruptcy action, (y) borrower has leased the space (or the applicable portion thereof) to one or more acceptable replacement tenant(s), or (z) the borrower deposits cash or a letter of credit in an amount equal to 18 months of base rent then due under the ABX lease; or

(v)	with respect to clause (A)(v) above, the debt service coverage ratio based on the trailing 12-month period is greater than 2.00x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Prior to the ABX Industrial Portfolio Mortgage Loan maturity date, the borrower may obtain the release of any of the ABX Industrial Portfolio Properties (other than the ABX - Macedon, NY Property) in connection with a loss event (casualty or condemnation), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrower either (x) if the proposed release date is on or after the Permitted Defeasance Date (as defined below), partially defeases the ABX Industrial Portfolio Mortgage Loan in an amount equal to 110% of the allocated loan amount of the ABX Industrial Portfolio Property being released (the “Release Amount”) or (y) prepays a portion of the ABX Industrial Portfolio Mortgage Loan equal to the Release Amount less any insurance proceeds or awards received by lender in connection with the related loss event, and (iii) the release is permitted under REMIC requirements. No yield maintenance premium is required in connection with such prepayment.

“Permitted Defeasance Date” means the earlier of (i) the second anniversary of the closing date of the MSC 2021-L7 securitization transaction or (ii) November 6, 2024.

Prior to the ABX Industrial Portfolio Mortgage Loan maturity date, the borrower may also obtain the release of any of the ABX Industrial Portfolio Properties (other than the ABX - Macedon, NY Property) in connection with a Default Release Event (as defined below) that would be cured by releasing the individual ABX Industrial Portfolio Property provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrower either (x) if the proposed release date is on or after the Permitted Defeasance Date, partially defeases the ABX Industrial Portfolio Mortgage Loan in an amount equal to 110% of the allocated loan amount of the ABX Industrial Portfolio Property being released (the “Release Amount”) or (y) prepays a portion of the ABX Industrial Portfolio Mortgage Loan equal to the Release Amount, along with any applicable yield maintenance premium pursuant to the ABX Industrial Portfolio Mortgage Loan documents, and (iv) the release is permitted under REMIC requirements.

A “Default Release Event” means, with respect to an individual ABX Industrial Portfolio Property, the occurrence of either (i) a non-monetary default, (ii) a monetary default which is a direct result of a default by ABX under its lease or (iii) a material default by ABX or a replacement tenant under its lease.

Right of First Offer / Right of First Refusal. The ABX lease provides ABX with the right of first offer to purchase all of the ABX Industrial Portfolio Properties; however, it does not apply if an individual ABX Industrial Portfolio Property or portion of an individual ABX Industrial Portfolio Property is being sold.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ABX Industrial Portfolio	Cut-off Date LTV:	64.9%
Various		UW NCF DSCR:	3.28x
		UW NOI Debt Yield:	10.6%

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the ABX Industrial Portfolio Properties together with 18 months of business interruption insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “certified acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Los Arcos Apartments

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	KeyBank	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR	Location:	Houston, TX 77035
Original Balance:	$24,950,000	General Property Type:	Multifamily
Cut-off Date Balance:	$24,950,000	Detailed Property Type:	Garden
% of Initial Pool Balance:	2.7%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1977/2016-2021
Borrower Sponsor:	Shyam H. Hingorani	Size:	516 Units
Guarantor:	Shyam H. Hingorani	Cut-off Date Balance per Unit:	$48,353
Mortgage Rate:	3.1500%	Maturity Date Balance per Unit:	$48,353
Note Date:	9/15/2021	Property Manager:	Gramercy Asset Management LLC
First Payment Date:	11/1/2021	(borrower related)
Maturity Date:	10/1/2031
Original Term to Maturity:	120 months	Underwriting and Financial Information(1)
Original Amortization Term:	0 months	UW NOI:	$2,531,303
IO Period:	120 months	UW NOI Debt Yield:	10.1%
Seasoning:	0 months	UW NOI Debt Yield at Maturity:	10.1%
Prepayment Provisions:	L(24),D(93),O(3)	UW NCF DSCR:	2.92x
Lockbox/Cash Mgmt Status:	Springing/Springing	Most Recent NOI:	$2,758,143 (8/31/2021 TTM)
Additional Debt Type:	NAP	2nd Most Recent NOI:	$2,583,448 (12/31/2020)
Additional Debt Balance:	NAP	3rd Most Recent NOI:	$2,600,633 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	98.4% (8/31/2021)
Reserves	2nd Most Recent Occupancy:	90.7% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.4% (12/31/2019)
RE Tax:	$571,172	$63,464	N/A	Appraised Value (as of):	$42,310,000 (6/7/2021)
Insurance:	$174,714	$29,119	N/A	Appraised Value per Unit:	$81,996
Recurring Replacements:	$825,000	$25,800	N/A	Cut-off Date LTV Ratio:	59.0%
Maturity Date LTV Ratio:	59.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,950,000	100.0%	Payoff Existing Debt:	$22,034,077	88.3%
			Reserves:	$1,570,886	6.3%
			Return of Equity:	$1,080,124	4.3%
			Closing Costs:	$264,913	1.1%
Total Sources:	$24,950,000	100.0%	Total Uses:	$24,950,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the Los Arcos Apartments Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Los Arcos Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Los Arcos Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,950,000. The Los Arcos Apartments Mortgage Loan is secured by a first priority fee mortgage encumbering a 516-unit garden-style multifamily property located in Houston, Harris County, Texas (the “Los Arcos Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Texas Pointe Royale Apartments, L.P., a single-purpose Texas limited partnership with one independent director. The borrower sponsor and non-recourse carve-out guarantor is Shyam H. Hingorani, a Houston-based real estate owner and operator. The borrower sponsor has a real estate portfolio comprised of six multifamily properties containing 1,272 units located in Houston, Texas with a reported LTV of 52.8% and a NOI debt yield of 11.7%. Mr. Hingorani also owns the property management company, Gramercy Asset Management LLC, which has experience managing 2,754 units over the past 24 years.

The Property. The Los Arcos Apartments Property is a 516-unit, garden-style apartment complex located in Houston, Texas, built in 1977 and during 2016-2021 the Los Arcos Apartments Property underwent a $2.94 million renovation. The Los Arcos Apartments Property is comprised of 55 two-story buildings containing 450,642 rentable SF situated on a 19.1-acre site near the intersection of Fondren Road and West Bellfort Avenue. As of August 31, 2021, the Los Arcos Apartments Property was 98.4% leased.

Amenities at the Los Arcos Apartments Property include a clubhouse, swimming pool, playground, grill area, laundry room, and carports. Unit amenities include formica counters, wood cabinetry, range/oven, refrigerator, dishwasher and garbage disposal. There are 565 parking spaces, including the carports.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,950,000
11315 Fondren Road	Los Arcos Apartments	Cut-off Date LTV:	59.0%
Houston, TX 77035		U/W NCF DSCR:	2.92x
		U/W NOI Debt Yield:	10.1%

The following table presents detailed information with respect to the Los Arcos Apartments Property:

Los Arcos Apartments Unit Mix(1)
Unit Type	Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
One Bedroom	224	43.4%	223	99.6%	699	$782	$1.12
Two Bedroom	216	41.9%	211	97.7%	915	$956	$1.04
Three Bedroom	76	14.7%	74	97.4%	1,270	$1,330	$1.05
Total/Wtd. Avg.	516	100.0%	508	98.4%	873	$936	$1.07

(1)	Based on the underwritten rent roll dated August 31, 2021.

COVID-19 Update. The first debt service payment for the Los Arcos Apartments Mortgage Loan is due November 1, 2021, and as of September 15, 2021 the Los Arcos Apartments Mortgage Loan is not subject to any forbearance, modification or debt service relief requests. At the time of the lender’s inspection on September 1, 2021, the Los Arcos Apartments Property is open and operating including amenities except for the swimming pool. 99.9% of tenants by underwritten base rent have paid their full August 2021 rent payments. No lease modifications or rent relief was granted. The Los Arcos Apartments Property is 98.4% occupied as of August 31, 2021.

The Market. The Los Arcos Apartments Property is located in Houston, Texas, in the southwest portion of the Houston-the Woodlands-Sugar Land metropolitan area approximately 0.5 miles north of State Highway 90 and approximately 30 minutes from the Houston Central Business District. The Sam Houston Tollway, Interstate 610 and State Highway 90 are the major throughfares in the area which provide access to the surrounding suburban areas. The immediate area surrounding the Los Arcos Apartments Property along Fondren Road and West Bellfort Avenue is comprised primarily of retail and multifamily developments. Primary demand generators in the area include Amazon’s new sorting facility, the University of Houston, Texas Medical Center, and NRG Stadium.

According to a third party market report the Los Arcos Apartments Property is located in the Houston apartment market and the Fondren/Westbury apartment submarket. As of the first quarter of 2021, the Houston Metro apartment market contained 631,431 units with a vacancy rate of 6.2% and average asking rent of $1,087 per unit. During the same period, the Fondren/Westbury submarket contained 24,904 units with a vacancy rate of 4.3% and average asking rent of $749 per unit. Over the past three years the market and submarket have reported a stable occupancy trend, and effective rental rates have remained stable in the market and have slightly increased in the submarket. Absorption for the last 12 months was positive for the overall market area. Approximately 0% of the submarket inventory, and 2.2% of the market inventory represents newer construction.

According to the appraisal, the 2020 population within a one-, three-and five-mile radius of the Los Arcos Apartments Property was 32,903, 156,553, and 464,938, respectively, and the estimated 2020 average household income within the same radii was approximately $55,416, $71,783, and $70,175, respectively.

The following table presents certain information relating to comparable rental properties to the Los Arcos Apartments Property:

Comparable Rental Properties
Property	Distance from Subject	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Los Arcos Apartments(1)	N/A	1977	98.4%	516	1BR 2BR 3BR	699 915 1,270	$782 $956 $1,330	$1.12 $1.04 $1.05
Regal Pointe	1.6 miles	1978	91.0%	152	1BR 2BR 3BR	623 863 1,240	$823 $944 $1,349	$1.38 $1.09 $1.09
Peacock Hill	0.9 miles	1981	97.0%	211	1BR 2BR 3BR	837 1,225 1,236	$1,028 $1,090 $1,510	$1.24 $0.89 $1.22
Reserve at 63	1.2 miles	1982	97.0%	468	1BR 2BR 3BR	641 939 1,273	$808 $1,021 $1,327	$1.28 $1.09 $1.04
Summit at 7700	1.0 mile	1982	93.0%	172	1BR 2BR 3BR	685 964 N/A	$760 $962 N/A	$1.11 $1.00 N/A
The Willows	0.8 miles	1979	90.0%	346	1BR 2BR 3BR	758 1,122 1,429	$851 $1,119 $1,289	$1.13 $1.00 $0.91

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated August 31, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,950,000
11315 Fondren Road	Los Arcos Apartments	Cut-off Date LTV:	59.0%
Houston, TX 77035		U/W NCF DSCR:	2.92x
		U/W NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Los Arcos Apartments Property:

Cash Flow Analysis(1)
	2018	2019	2020	8/31/2021 TTM	UW	UW per Unit
Gross Potential Rent	$5,300,039	$5,470,334	$5,596,537	$5,663,745	$5,795,076	$11,230.77
Other Income	$98,963	$90,749	$60,133	$47,973	$47,973	$92.97
Vacancy	($452,263)	($468,136)	($521,255)	($329,387)	($347,705)	($673.85)
Credit Loss	($24,218)	($32,408)	($89,509)	($69,500)	($86,926)	($168.46)
Concessions	($63,623)	($117,144)	($119,535)	($57,031)	($86,926)	($168.46)
Effective Gross Income	$4,858,898	$4,943,395	$4,926,371	$5,255,800	$5,321,492	$10,312.97

Real Estate Taxes	$459,548	$589,403	$679,909	$679,910	$797,544	$1,545.63
Insurance	$195,323	$201,368	$203,191	$274,624	$332,789	$644.94
Other Expenses	$1,635,647	$1,551,991	$1,459,823	$1,543,123	$1,659,856	$3,216.77
Total Expenses	$2,290,518	$2,342,762	$2,342,923	$2,497,657	$2,790,189	$5,407.34

Net Operating Income	$2,568,380	$2,600,633	$2,583,448	$2,758,143	$2,531,303	$4,905.63
Capital Expenditures	$0	$0	$0	$0	$205,368	$398.00
Net Cash Flow	$2,568,380	$2,600,633	$2,583,448	$2,758,143	$2,325,935	$4,507.63

Occupancy %	91.5%	91.4%	90.7%	98.4%(2)	91.0%
NOI DSCR	3.22x	3.26x	3.24x	3.46x	3.18x
NCF DSCR	3.22x	3.26x	3.24x	3.46x	2.92x
NOI Debt Yield	10.3%	10.4%	10.4%	11.1%	10.1%
NCF Debt Yield	10.3%	10.4%	10.4%	11.1%	9.3%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	TTM occupancy is per the August 31, 2021 rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – Lower East Side Multifamily Portfolio

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BMO	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR	Location:	New York, NY 10002
Original Balance:	$23,500,000	General Property Type:	Multifamily
Cut-off Date Balance:	$23,500,000	Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	2.6%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1910/2021
Borrower Sponsor:	Benjamin Shaoul	Size:	66 Units
Guarantor:	Benjamin Shaoul	Cut-off Date Balance Per SF:	$356,061
Mortgage Rate:	3.8400%	Maturity Date Balance Per SF:	$356,061
Note Date:	7/26/2021	Property Manager:	Magnum Real Estate Group LLC
First Payment Date:	9/6/2021
Maturity Date:	8/6/2031	Underwriting and Financial Information(1)
Original Term to Maturity or ARD:	120 months	UW NOI:	$1,517,477
Original Amortization Term:	0 months	UW NOI Debt Yield:	6.5%
IO Period:	120 months	UW NOI Debt Yield at Maturity:	6.5%
Seasoning:	2 months	UW NCF DSCR:	1.64x
Prepayment Provisions:	L(26),D(90),O(4)	Most Recent NOI:	$867,007 (5/31/2021 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing	2nd Most Recent NOI:	$946,659 (12/31/2020)
Additional Debt Type:	NAP	3rd Most Recent NOI:	$1,198,505 (12/31/2019)
Additional Debt Balance:	NAP	Most Recent Occupancy:	97.0% (7/14/2021)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent Occupancy(2):	89.9% (12/31/2020)
Reserves	3rd Most Recent Occupancy(2):	98.3% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$34,000,000 (6/11/2021)
RE Tax:	$89,816	$44,908	NAP	Appraised Value Per SF:	$515,152
Insurance:	$4,877	$2,439	NAP	Cut-off Date LTV Ratio:	69.1%
Replacement Reserve:	$0	$1,100	NAP	Maturity Date LTV Ratio:	69.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,500,000	100.0%	Loan Payoff:	$18,731,725	79.7%
			Principal Equity Distribution:	$4,163,473	17.7%
			Closing Costs:	$510,109	2.2%
			Reserves:	$94,693	0.4%
Total Sources:	$23,500,000	100.0%	Total Uses:	$23,500,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the Lower East Side Multifamily Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lower East Side Multifamily Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(2)	The 2nd and 3rd most recent occupancy percentages exclude retail units that were later converted into residential units, as described below.

The Mortgage Loan. The twelfth largest mortgage loan (the “Lower East Side Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,500,000. The Lower East Side Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering three multifamily buildings located in New York, New York (the “Lower East Side Multifamily Portfolio Property”).

The Borrowers and the Borrower Sponsor. The borrowers are two tenants-in-common, 165 Ludlow Owner LLC and 167 Ludlow Owner LLC, each a Delaware limited liability company structured with one independent director. The borrower sponsor and non-recourse carveout guarantor is Benjamin Shaoul. Mr. Shaoul is the founder and principal of Magnum Real Estate Group LLC, a commercial real estate investment and development company located in New York City.

The Property. The Lower East Side Multifamily Portfolio Property consists of three, five-story apartment buildings totaling 66 units, located in New York, New York. The Lower East Side Multifamily Portfolio Property was built in 1910 and renovated in 2021. The apartment unit mix is comprised of one- and two-bedroom units. There are 60 market rate units and 6 rent stabilized units. Building amenities include a common backyard amenity space. Renovated units are equipped with stainless steel appliances, which include stove/oven range, refrigerator, microwave, dishwasher, sink and quartz countertops. Renovated units come equipped with either one or two bathrooms. Unrenovated units offer a standard stove/oven range, refrigerator, sink, Formica and enameled countertops and are equipped with one bathroom. The property formerly contained six retail units below grade which have been converted to two-bedroom residential units with private outdoor garden spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$23,500,000
163-167 Ludlow Street	Lower East Side Multifamily Portfolio	Cut-off Date LTV:	69.1%
New York, NY 10002		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	6.5%

The following table presents a summary regarding the unit mix of the Lower East Side Multifamily Portfolio Property:

Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit
One Bedroom	54	81.8%	52	96.3%	338	$2,795
Two Bedroom	6	9.1%	6	100.0%	800	$6,018
Rent Stabilized	6	9.1%	6	100.0%	333	$1,183
Total/Wtd. Avg.	66	100.0%	64	97.0%	380	$2,941

(1)	Based on the underwritten rent roll dated July 14, 2021.

COVID-19 Update. The Lower East Side Multifamily Portfolio Mortgage Loan is current as of its September 2021 debt service payment and is not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, the borrowers have reported that the Lower East Side Multifamily Portfolio Property is open and operating, with 100.0% of tenants by occupied net rentable area and 100.0% of tenants by underwritten base rent having paid their full September 2021 rent payments. As of September 1, 2021, no tenants at the Lower East Side Multifamily Portfolio Property have requested lease modifications or rent relief.

Market Overview. The Lower East Side Multifamily Portfolio Property is located in New York, New York in the Lower East Side neighborhood of Manhattan. Primary access to the Lower East Side Multifamily Portfolio Property is provided by the B and D trains with a stop at Grand Street and the F train with stops at East Broadway, Second Avenue and Delancey Street. The J, M and Z subway lines also serve the Lower East Side at the Essex Street stop, providing access to Brooklyn, Queens, lower Manhattan and Midtown. In the 1960s, as New York City became more of a focal point for creativity, residents were attracted to the areas of the Lower East Side as economic alternatives for city living. Many of the sub-districts within the Lower East Side including the East Village, Chinatown - Little Italy, SoHo and Alphabet City, emerged as prime locations for artist’s lofts, workspaces, innovative retail business and alternative living quarters. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the New York residential market was approximately 4.3%, with average asking rents of $2,334, $3,196, $4,889 and $7,873 for Studio, 1-, 2- and 3-bedrooms, respectively, per unit and had an inventory of approximately 18,688 units.

The following table presents comparable rental properties with respect to the Lower East Side Multifamily Portfolio Property:

Comparable Rental Properties
Property Address	Year Built	Occupancy	Distance to Subject	Number of Units	Avg. 1 Bedroom Unit Size (SF)	Avg. 2 Bedroom Unit Size (SF)	Avg. 1 Bedroom Monthly Rent Per Unit	Avg. 2 Bedroom Monthly Rent Per Unit
163-167 Ludlow Street New York, NY(1)	1910	97.0%	--	66	338	800	$2,795	$6,018
334-336 Bowery New York, NY	1909	93.4%	0.5 miles	14	500	NAP	$6,002	NAP
260-268 Elizabeth Street New York, NY	1925	91.3%	0.5 miles	46	575	731	$4,094	$6,471
143 Ludlow Street New York, NY	1920	92.0%	0.4 miles	25	NAP	464	NAP	$3,900
298 Mulberry Street New York, NY	1986	96.6%	0.6 miles	96	625	814	$4,730	$5,899
166 Orchard Street New York, NY	1920	97.1%	0.2 miles	22	400	625	$2,678	$4,198
133 Orchard Street New York, NY	1910	100.0%	0.3 miles	17	525	NAP	$3,724	NAP
150 Forsyth Street New York, NY	1995	90.9%	0.5 miles	11	400	NAP	$3,115	NAP
543 East 5th Street New York, NY	1900	81.9%	0.4 miles	22	300	714	$2,252	$5,647
168 Ludlow Street New York, NY	1900	96.7%	0.3 miles	19	376	NAP	$2,753	NAP
100-102 Forsyth Street New York, NY	1989	100.0%	0.6 miles	36	NAP	418	NAP	$3,039
74 Forsyth Street New York, NY	1900	100.0%	0.8 miles	21	NAP	450	NAP	$3,346
20-22 Prince Street New York, NY	1900	99.0%	0.8 miles	43	527	700	$3,815	$4,812

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 14, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$23,500,000
163-167 Ludlow Street	Lower East Side Multifamily Portfolio	Cut-off Date LTV:	69.1%
New York, NY 10002		UW NCF DSCR:	1.64x
		UW NOI Debt Yield:	6.5%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lower East Side Multifamily Portfolio Property:

Market Rent Conclusion
Unit Type	# of Units(1)	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Avg. Monthly Rent PSF	Monthly Market Rent Per Unit	Monthly Market Rent Per SF
One Bedroom	54	338	$2,795	$8.26	$2,800	$8.28
Two Bedroom	6	800	$6,018	$7.52	$6,250	$7.81

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 14, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Lower East Side Multifamily Portfolio Property:

Cash Flow Analysis(1)
	2019	2020	5/31/2021 TTM	UW (2)	UW PSF
Gross Potential Rent(2)	$1,822,190	$1,606,242	$1,519,308	$2,329,782	$35,299.72
Other Income	$13,225	$2,100	$3,425	$5,900	$89.39
Less Vacancy & Credit Loss	$0	$0	$0	($116,489)	($1,764.99)
Effective Gross Income	$1,835,414	$1,608,342	$1,522,733	$2,219,193	$33,624.13

Real Estate Taxes	$488,591	$512,476	$518,493	$523,200	$7,927.27
Insurance	$23,364	$23,862	$24,120	$29,262	$443.36
Management Fee	$36,708	$32,167	$30,455	$66,576	$1,008.72
Other Expenses	$88,246	$93,178	$82,658	$82,678	$1,252.70
Total Expenses	$636,909	$661,683	$655,725	$701,716	$10,632.06

Net Operating Income(2)	$1,198,505	$946,659	$867,007	$1,517,477	$22,992.07
Capital Expenditures	$0	$0	$0	$13,200	$200.00
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,198,505	$946,659	$867,007	$1,504,277	$22,792.07

Occupancy %(3)	98.3%	89.9%	97.0%	97.1%
NOI DSCR	1.31x	1.03x	0.95x	1.66x
NCF DSCR	1.31x	1.03x	0.95x	1.64x
NOI Debt Yield	5.1%	4.0%	3.7%	6.5%
NCF Debt Yield	5.1%	4.0%	3.7%	6.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	The increase in UW Gross Potential Rent and UW Net Operating Income from 5/31/2021 TTM Gross Potential Rent and Net Operating Income is primarily driven by six retail units that were converted into six residential units as part of the renovation completed in June 2021.

(3)	5/31/2021 TTM Occupancy % is as of July 14, 2021. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – New Braunfels Market Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	New Braunfels, TX 78130
Original Balance:	$23,400,000			General Property Type:	Retail
Cut-off Date Balance:	$23,400,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988, 1998, 2019-2020/2019
Borrower Sponsor:	James Patrick Wiggins			Size:	267,950 SF
Guarantor:	James Patrick Wiggins			Cut-off Date Balance Per SF:	$87
Mortgage Rate:	3.1700%			Maturity Date Balance Per SF:	$87
Note Date:	9/1/2021			Property Manager:	Wiggins Commercial Real Estate,
First Payment Date:	10/6/2021				LLC (borrower-related)
Maturity Date:	9/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,502,407
Seasoning:	1 month			UW NOI Debt Yield:	15.0%
Prepayment Provisions:	L(25),D(87),O(8)			UW NOI Debt Yield at Maturity:	15.0%
Lockbox/Cash Mgmt Status:	None/None			UW NCF DSCR:	4.23x
Additional Debt Type:	NAP			Most Recent NOI:	$2,693,063 (5/31/2021 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,311,060 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,731,427 (12/31/2019)
Reserves				Most Recent Occupancy:	94.9% (8/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2020)
RE Tax:	$496,689	$55,188	N/A	3rd Most Recent Occupancy:	91.0% (12/31/2019)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$47,000,000 (7/8/2021)
TI/LC:	$0	$14,514	$522,500(1)	Appraised Value per SF:	$175
Santikos Tenant Allowance Reserve:	$200,000	$0	N/A	Cut-off Date LTV Ratio:	49.8%
ICRYO Rent Reserve:	$20,852	$0	N/A	Maturity Date LTV Ratio:	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,400,000	100.0%	Loan Payoff:	$22,016,376	94.1%
			Reserves:	$717,541	3.1%
			Principal Equity Distribution:	$336,431	1.4%
			Closing Costs:	$329,652	1.4%
Total Sources:	$23,400,000	100.0%	Total Uses:	$23,400,000	100.0%

(1)	The TI/LC cap is $522,500, provided that at any time that the debt service coverage ratio is less than 2.00x as of the last day of a calendar quarter for two consecutive calendar quarters and continuing thereafter until the date on which the debt service coverage ratio is at least 2.00x as of the last day of a calendar quarter, the TI/LC expense reserve cap will be the amount of $1,100,000.

The Mortgage Loan. The thirteenth largest mortgage loan (the “New Braunfels Market Place Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $23,400,000. The New Braunfels Market Place Mortgage Loan is secured by a first priority fee mortgage encumbering an anchored retail property located in New Braunfels, Texas (the “New Braunfels Market Place Property”). Proceeds of the New Braunfels Market Place Mortgage Loan were used to refinance approximately $22.02 million of existing debt, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is New Braunfels Marketplace LLC, a single purpose Delaware limited liability company with no independent directors. The borrower sponsor and non-recourse carveout guarantor is James Patrick Wiggins. James Patrick Wiggins is the founder of Wiggins Commercial, a local commercial real estate firm based in New Braunfels, TX. Mr. Wiggins currently owns four properties in the New Braunfels market, and has owned the New Braunfels Market Place Property since 2001.

The Property. The New Braunfels Market Place Property is an anchored retail center totaling 267,950 SF, across three buildings (both attached and free-standing), located at 651 North Business IH-35 in New Braunfels, Texas. The New Braunfels Market Place Property is located along IH-35, the primary transportation corridor through New Braunfels, which has traffic counts of approximately 115,201 vehicles per day. The New Braunfels Market Place Property is anchored by Gold’s Gym and Santikos and also contains junior anchor tenants Ashley Furniture and Tuesday Morning. The New Braunfels Market Place Property was originally constructed circa 1988, on a 25.9 acre site. The New Braunfels Market Place Property underwent renovations following the borrower’s acquisition, including the demolition of two interior facing, freestanding buildings that were blocking the visibility of much of the in-line retail space. The parking field was extended into the reclaimed area and a new in-line building was constructed in 2019. The New Braunfels Market Place Property includes 874 parking spaces resulting in a parking ratio of 3.26 spaces per 1,000 SF of net rentable area. As of August 1, 2021, the New Braunfels Market Place Property was 94.9% occupied by 39 tenants and had an average occupancy of 89.7% from 2014 to 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,400,000
651 North Business IH 35	New Braunfels Market Place	Cut-off Date LTV:	49.8%
New Braunfels, TX 78130		UW NCF DSCR:	4.23x
		UW NOI Debt Yield:	15.0%

Major Tenants.

Gold’s Gym (42,763 SF, 16.0% of NRA, 9.6% of underwritten rent). Founded in 1965, Gold’s Gym is a global fitness club chain with just under 700 gyms on six continents, serving nearly 3.0 million members in the last 50 years. Gold’s Gym offers classes such as group exercise, yoga, and Pilates in addition to personal training, and weightlifting. Gold’s Gym filed for bankruptcy in May of 2020, emerged from bankruptcy in July of 2020, and was subsequently purchased by RSG Group, a fitness business with over 900 locations worldwide. Gold’s Gym has been a tenant at the New Braunfels Market Place Property since June 2015 and is corporately owned. The lease expires June 30, 2025 and provides for three, five-year renewal options. Membership at this Gold’s Gym location decreased 10% in 2020 which compares favorably to a 50% membership drop across all Gold’s Gym locations in 2020.

Santikos (35,311 SF, 13.2% of NRA, 8.9% of underwritten rent). Santikos is an American movie theater and entertainment center chain based in San Antonio, Texas, founded in 1911. Santikos owns and operates a circuit of drive-in and multiplex indoor theatres, providing auditoriums that feature high-definition digital projection, in-theater dining, wines, beers, cocktails, and support services for corporate meetings and events, private screenings, and galas. The company currently operates at ten locations in Texas. Santikos took occupancy in August 2021. Santikos’ lease expires August 19, 2029 and provides for two, five-year renewal options. If during any consecutive 12-month period its gross box office receipts at the New Braunfels Market Place Property are less than 35% of the 2019 gross box office sales, Santikos may terminate its lease by giving notice to the landlord during the first 30 days of the 4th lease year (beginning September 1, 2024), which termination will be effective on the 90th day after landlord’s receipt of such notice.

Ashley Furniture (22,477 SF, 8.4% of NRA, 8.2% of underwritten rent). Founded in 1997, Ashley Furniture Industries, Inc. products are sold out of over 20,000 store-fronts in more than 123 countries. Ashley Furniture Industries, Inc. provides home furnishing products which are sold through its Ashley Furniture HomeStore retail stores, including chairs, entertainment centers, recliners, sectionals, sofas, beds, and desks. Ashley Furniture HomeStore has been a tenant at the New Braunfels Market Place Property since January 2015 and has a lease that expires November 2024 with one, three-year renewal option remaining. This Ashley Furniture location is owned under a license with DSG, LLC, which owns over 100 Ashley HomeStore locations around the United States.

Tuesday Morning (15,177 SF, 5.7% of NRA, 5.1% of underwritten rent). Tuesday Morning is an off-price retailer, selling products at prices generally below those found in boutique, specialty, and department stores. Its merchandise typically includes upscale home textiles, home furnishing, housewares, gourmet food, pet supplies, bath and body products, and seasonal décor. Tuesday Morning operates from approximately 490 stores in 40 states. Tuesday Morning has been a tenant at the New Braunfels Market Place Property since May 2004 and has one 5-year renewal option remaining.

The following table presents a summary regarding the major tenants at the New Braunfels Market Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Options
Gold’s Gym	NR/NR/NR	42,763	16.0%	$342,104	$8.00	9.6%	6/30/2025	3 x 5 year	N
Santikos	NR/NR/NR	35,311	13.2%	$317,799(2)	$9.00	8.9%	8/19/2029	2 x 5 year	Y(3)
Ashley Furniture	NR/NR/NR	22,477	8.4%	$292,201	$13.00	8.2%	11/30/2024	1 x 3 year	N
Tuesday Morning	NR/NR/NR	15,177	5.7%	$182,124	$12.00	5.1%	1/31/2028	1 x 5 year	N
Subtotal/Wtd. Avg.		115,728	43.2%	$1,134,228	$9.80	31.8%

Other Tenants		138,508	51.7%	$2,433,940	$17.57	68.2%
Vacant Space		13,714	5.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		267,950	100.0%	$3,568,168	$14.03	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

(2)	Annual underwritten rent for Santikos includes $247,177 in rent steps through April 2022.

(3)	If during any consecutive 12-month period its gross box office receipts at the New Braunfels Market Place Property are less than 35% of the 2019 gross box office sales at the New Braunfels Market Place Property, Santikos may terminate its lease by giving notice to landlord during the first 30 days of the 4th lease year (beginning September 1, 2024), which termination will be effective on the 90th day after landlord’s receipt of such notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,400,000
651 North Business IH 35	New Braunfels Market Place	Cut-off Date LTV:	49.8%
New Braunfels, TX 78130		UW NCF DSCR:	4.23x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the lease rollover at the New Braunfels Market Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	4	19,324	$12.87	7.2%	7.2%	$248,714	7.0%	7.0%
2022	8	35,436	$17.16	13.2%	20.4%	$608,122	17.0%	24.0%
2023	5	13,085	$16.85	4.9%	25.3%	$220,479	6.2%	30.2%
2024	7	41,355	$14.63	15.4%	40.8%	$604,849	17.0%	47.1%
2025	3	48,041	$9.45	17.9%	58.7%	$454,056	12.7%	59.9%
2026	2	11,445	$20.00	4.3%	63.0%	$228,900	6.4%	66.3%
2027	0	0	$0.00	0.0%	63.0%	$0	0.0%	66.3%
2028	2	18,650	$13.25	7.0%	69.9%	$247,069	6.9%	73.2%
2029	4	49,335	$10.85	18.4%	88.3%	$535,327	15.0%	88.2%
2030	2	6,295	$25.30	2.3%	90.7%	$159,269	4.5%	92.7%
2031	1	2,478	$28.00	0.9%	91.6%	$69,384	1.9%	94.6%
2032 & Beyond	1	8,792	$21.84	3.3%	94.9%	$192,000	5.4%	100.0%
Vacant	0	13,714	$0.00	5.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (4)	39	267,950	$14.03	100.00%		$3,568,168	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

(2)	Certain leases may have termination options not reflected in the rollover schedule.

(3)	Total UW Rent Rolling includes $286,528 in rent steps through June 2022.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the New Braunfels Market Place Mortgage Loan is October 6, 2021. As of September 20, 2021, the New Braunfels Market Place Mortgage Loan is not currently subject to any forbearance, modification or debt service relief request. As of September 20, 2021 the New Braunfels Market Place Property is open and operating. The largest tenant, Gold’s Gym (16.0% of NRA and 9.6% of underwritten base rent), filed for Chapter 11 Bankruptcy on May 4, 2020, and emerged on July 13, 2020 under new ownership when it was purchased by the RSG Group. According to the borrower sponsor, 100% of tenants by underwritten base rent and 100% of tenants by occupied NRA paid their full August 2021 rent payments. One tenant Garden Buffet (2.8% of NRA and 3.0% of underwritten base rent) owes approximately $86,000 in rent which was paid only in part following the COVID-19 pandemic. The borrower is intentionally not pursuing these amounts as the tenant has resumed paying full rent and the borrower intends to replace/relocate the tenant to allow tenant Santikos to expand.

The Market. The New Braunfels Market Place Property is located in New Braunfels, Texas, approximately 33 miles northeast of the San Antonio CBD. New Braunfels is an older settlement community with dense roadway infrastructure around the downtown area and around the Comal and Guadalupe Rivers. According to the appraisal, population, growth and employment have been on the rise in New Braunfels over the last several years and the city is a draw for tourism and water recreation. The subject neighborhood is located in an area with primarily commercial/retail land uses. According to the appraisal, the 2021 estimated population within a one-, three-, and five- mile radius was 6,172, 65,370, and 94,658, respectively. According to the appraisal, the 2021 estimated average household income within a one-, three-, and five- mile radius was $75,165, $93,667, and $98,166, respectively. New Braunfels has benefitted from strong population growth, with 2021 estimated population at approximately 102,000, a 76% increase from 2010.

According to the appraisal, the New Braunfels Market Place Property is located in the San Antonio retail market and the Comal County retail submarket. As of the first quarter of 2021, the San Antonio retail market consisted of approximately 139.8 million SF of retail space with an overall market vacancy of 5.1% and average asking rents of approximately $19.42 PSF. Approximately 1.05 million SF of retail space was under construction at the end of the first quarter of 2021 for the San Antonio market. The Comal County retail submarket consisted of approximately 9.2 million SF of retail space with an overall market vacancy of 2.6% and average asking rents of approximately $19.81 PSF as of the first quarter of 2021. The Comal County retail submarket had approximately 4,700 SF of retail inventory delivered in the first quarter of 2021 with 169,018 SF of retail space under construction at the end of the quarter. The appraisal concluded the market rent at the New Braunfels Market Place Property for anchor spaces to be $9.00 PSF, junior anchor spaces to be $13.00 PSF, in-line spaces to be $18.00 PSF and restaurant spaces to be $25.00 PSF

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,400,000
651 North Business IH 35	New Braunfels Market Place	Cut-off Date LTV:	49.8%
New Braunfels, TX 78130		UW NCF DSCR:	4.23x
		UW NOI Debt Yield:	15.0%

The following table presents comparable retail leases with respect to the New Braunfels Market Place Property:

Comparable Leases Summary
Property	Tenant Type	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Base Rent PSF	Lease Type
Interstate Plaza, New Braunfels, TX	Anchor	3.6 miles	235,905	Undisclosed	20,000	$11.00	NNN
Courtyard Plaza New Braunfels, TX	Anchor	1.1 miles	37,856	Big Lots	30,000	$5.43	NNN
Walnut Square, New Braunfels, TX	Anchor	1.9 miles	51,522	Urban Air Adventure Park	31,422	$9.00	NNN
Walnut Square, New Braunfels, TX	Junior Anchor	1.9 miles	51,522	Dollar Tree	9,680	$11.75	NNN
Marketplace at Encino Park, San Antonio, TX	Junior Anchor	26.5 miles	NAV	Sprout’s	29,896	$16.00	NNN
13846 Interstate 35, San Antonio, TX	Restaurant	18.3 miles	NAV	Perfect Score	6,032	25.00	NNN
9502 Ingram Road, San Antonio, TX	Restaurant	38.2 miles	6,540	Hooters	6,540	$32.11	NNN
11075 Interstate 10, San Antonio, TX	Restaurant	35.6 miles	16,057	Walk Ons	10,126	$30.00	NN

Source: Appraisal and Third Party Report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the New Braunfels Market Place Property:

Cash Flow Analysis(1)
	12/31/2018	12/31/2019	12/31/2020	5/31/2021 TTM(2)	UW(2)(3)	UW Per SF
Gross Potential Rent	$2,606,659	$2,913,767	$2,649,080	$2,796,999	$3,599,918	$13.44
Total Recoveries	$885,499	$937,074	$998,034	$1,038,626	$1,275,372	$4.76
Rent Steps	$0	$0	$0	$0	$286,528	$1.07
Other Income	$0	$0	$0	$0	$91,115	$0.34
Less Vacancy & Credit Loss	$0	$0	$0	$0	($438,754)	($1.64)
Effective Gross Income	$3,492,158	$3,850,841	$3,647,114	$3,835,626	$4,814,178	$17.97

Real Estate Taxes	$469,971	$476,012	$663,642	$483,469	$662,252	$2.47
Insurance	$50,530	$82,548	$143,163	$144,987	$96,789	$0.36
Other Expenses	$509,696	$560,853	$529,250	$514,107	$552,730	$2.06
Total Expenses	$1,030,197	$1,119,413	$1,336,055	$1,142,563	$1,311,771	$4.90

Net Operating Income	$2,461,961	$2,731,427	$2,311,060	$2,693,063	$3,502,407	$13.07
Capital Expenditures	$0	$0	$0	$0	$53,590	$0.20
TI/LC	$0	$0	$0	$0	$267,950	$1.00
Net Cash Flow	$2,461,961	$2,731,427	$2,311,060	$2,693,063	$3,180,867	$11.87

Occupancy%	91.0%	91.0%	92.0%	94.9%(4)	91.5%
NOI DSCR (IO)	3.27x	3.63x	3.07x	3.58x	4.66x
NCF DSCR (IO)	3.27x	3.63x	3.07x	3.58x	4.23x
NOI Debt Yield	10.5%	11.7%	9.9%	11.5%	15.0%
NCF Debt Yield	10.5%	11.7%	9.9%	11.5%	13.6%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Increase in UW Net Cash Flow over 5/31/2021 TTM is primarily due to the borrower executing five new leases and three renewal leases totaling 66,034 SF (24.6% of NRA) in the last 12 months, resulting in gross potential rent of approximately $645,000. Additionally, UW Net Cash Flow includes approximately $286,528 in rent steps through June 2022.

(3)	Gross up of vacant space, totaling $318,277, is included in the UW Gross Potential Rent.

(4)	Occupancy is as of August 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – Fairway Retail Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Pasadena, TX 77505
Original Balance:	$17,060,000			General Property Type:	Retail
Cut-off Date Balance:	$17,033,151			Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:	1.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2002/2010, 2014
Borrower Sponsors:	Abdul P. Ali, Shoukat Mohammed,			Size:	49,600 SF
	Akbarali R. Momin			Cut-off Date Balance per SF:	$343
Guarantors:	Abdul P. Ali, Shoukat Mohammed,			Maturity Date Balance per SF:	$269
	Akbarali R. Momin			Property Manager:	Shoukat Mohammed and Sultan
Mortgage Rate:	3.5000%				Maknojia (borrower-related)
Note Date:	8/18/2021
First Payment Date:	10/6/2021
Maturity Date:	9/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	360 months			UW NOI:	$1,643,734
IO Period:	0 months			UW NOI Debt Yield:	9.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	12.3%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF DSCR:	1.74x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,568,606 (6/30/2021 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$1,521,989 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$1,467,871 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	94.0% (8/16/2021)
Reserves				2nd Most Recent Occupancy:	90.7% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.3% (12/31/2019)
RE Tax:	$353,751	$39,306	N/A	Appraised Value (as of):	$24,650,000 (6/24/2021)
Insurance:	$13,757	$4,586	N/A	Appraised Value per SF:	$497
Recurring Replacements:	$0	$1,529	N/A	Cut-off Date LTV Ratio:	69.1%
TI/LC:	$0	$4,583	$150,000	Maturity Date LTV Ratio:	54.1%
Outstanding TI/LCs:	$97,200	$0	N/A
Free Rent and Rent Gap:	$43,262	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,060,000	67.8%	Purchase Price:	$24,367,500	96.8%
Sponsor Equity:	$8,111,306	32.2%	Reserves:	$507,970	2.0%
			Closing Costs:	$295,836	1.2%

Total Sources:	$25,171,306	100.0%	Total Uses:	$25,171,306	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the Fairway Retail Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Fairway Retail Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and debt yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Fairway Retail Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $17,060,000 and secured by a first priority fee mortgage in a 49,600 SF shadow anchored retail property located in Pasadena, Texas (the “Fairway Retail Center Property”). The proceeds of the Fairway Retail Center Mortgage Loan, along with approximately $8.1 million in borrower sponsor equity, were used to acquire the Fairway Retail Center Property, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is Fairway Equity Partners, LLC, a Texas limited liability company, structured to be bankruptcy-remote with no independent director. The borrower sponsors and non-recourse carveout guarantors of the Fairway Retail Center Mortgage Loan are Abdul P. Ali, Shoukat Mohammed and Akbarali R. Momin. Abdul P. Ali, Shoukat Mohammed and Akbarali R. Momin are real estate professionals with investments across 22 commercial properties across Texas.

The Property. The Fairway Retail Center Property is located at 5575-5769 Fairmont Parkway in Pasadena, Texas. The Fairway Retail Center Property consists of 49,600 SF and is shadow anchored by SuperTarget, Kohl’s and Hobby Lobby. The Fairway Retail Center Property is leased to national, regional and local tenants, such as Mattress Firm, Verizon Wireless, Chipotle Mexican Grill and Vitamin Shoppe. The Fairway Retail Center Property is located along Fairmont Parkway within close proximity to Sam Houston Tollway (Houston Beltway), which routes around the entire city of Houston. Commercial uses in the area include retailers such as Lowe’s, Walmart, Kohl’s, Hobby Lobby, SuperTarget, The Home Depot and others.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #14	Cut-off Date Balance:	$17,033,151
5575-5769 Fairmont Parkway	Fairway Retail Center	Cut-off Date LTV:	69.1%
Pasadena, TX 77505		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	9.7%

The Fairway Retail Center Property was 94.0% occupied by 20 tenants as of August 16, 2021. No single tenant occupies more than 10.5% of the NRA, while 12 tenants totaling approximately 68.1% of the NRA have been in occupancy at the Fairway Retail Center Property for over ten years. The Fairway Retail Center Property contains 268 parking spaces which equates to a parking ratio of approximately 5.4 spaces per 1,000 square feet.

Major Tenants.

Mattress Firm (5,200 SF, 10.5% of NRA, 13.1% of underwritten base rent). Mattress Firm is an American mattress store with over 2,400 locations in 49 states and headquartered in Houston, Texas. Mattress Firm has been at the Fairway Retail Center Property since 2007 and most recently extended its lease in December 2020 through October 2030. Mattress Firm has no lease renewal options and no unilateral termination options.

Massage Heights (4,400 SF, 8.9% of NRA, 5.7% of underwritten base rent). Massage Heights is an American massage therapy and wellness brand with more than 140 locations throughout the United States and Canada. Massage Heights has been at the Fairway Retail Center Property since 2009, most recently renewed its lease in August 2021 and has a current lease expiration in October 2031. Massage Heights has no lease renewal options and no unilateral termination options.

Eye Masters (4,000 SF, 8.1% of NRA, 7.8% of underwritten base rent). Eye Masters is an optometrist and eyeglass store. Eye Masters opened at the Fairway Retail Center Property in June 2010, renewed its lease in November 2019 and has a current lease expiration in June 2025. Eye Masters has one five-year lease renewal option and no unilateral termination options.

Verizon Wireless (3,200 SF, 6.5% of NRA, 8.5% of underwritten base rent). Verizon Wireless is an American wireless network operator. Verizon Wireless opened at the Fairway Retail Center Property in 2002, renewed in 2017 and has a current lease expiration in September 2022. Verizon Wireless has no lease renewal options remaining and no unilateral termination options.

Vitamin Shoppe (3,200 SF, 6.5% of NRA, 7.4% of underwritten base rent). Vitamin Shoppe is a vitamin and supplement store that offers proteins, weight support, aromatherapy, herbs, superfood, natural beauty products and more across 730 storefronts. Vitamin Shoppe opened at the Fairway Retail Center Property in 2004 and exercised a renewal option in February 2020 that extended its lease through January 2025. Vitamin Shoppe has no lease renewal options remaining and no unilateral termination options.

The following table presents certain information relating to the tenants at the Fairway Retail Center Property:

Tenant Summary(1)
Tenant Name	Fitch/Moody’s/S&P Ratings(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Sales PSF	Occ. Cost %	Renewal Options	Termination Options
Mattress Firm	NR/NR/NR	5,200	10.5%	$234,000	13.1%	$45.00	10/31/2030	NAV	NAV	N/A	N
Massage Heights(3)	NR/NR/NR	4,400	8.9%	$101,200	5.7%	$23.00	10/31/2031	$309	12.5%	N/A	N
Eye Masters(4)	NR/NR/NR	4,000	8.1%	$138,600	7.8%	$34.65	6/30/2025	$193	26.0%	1 x 5 Yrs	N
Verizon Wireless	A-/A3/NR	3,200	6.5%	$151,800	8.5%	$47.44	9/30/2022	NAV	NAV	N/A	N
Vitamin Shoppe	NR/NR/NR	3,200	6.5%	$131,648	7.4%	$41.14	1/31/2025	NAV	NAV	N/A	N
Subtotal/Wtd. Avg.		20,000	40.3%	$757,248	42.4%	$37.86

Other Tenants		26,600	53.6%	$1,028,009	57.6%	$38.65
Vacant Space		3,000	6.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		49,600	100.0%	$1,785,257	100.0%	$38.31

(1)	Information is based on the underwritten rent roll dated August 16, 2021 with rent increases totaling approximately $9,068 through February 2022.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Sales PSF and Occ. Cost % for Massage Heights are based on the trailing 12-months sales ending March 2020.

(4)	Sales PSF and Occ. Cost % for Eye Masters is based on the trailing 12-months sales ending December 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #14	Cut-off Date Balance:	$17,033,151
5575-5769 Fairmont Parkway	Fairway Retail Center	Cut-off Date LTV:	69.1%
Pasadena, TX 77505		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the lease rollover schedule at the Fairway Retail Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	1,600	$34.16	3.2%	3.2%	$54,656	3.1%	3.1%
2022	4	8,600	$45.24	17.3%	20.6%	$389,070	21.8%	24.9%
2023	3	5,400	$38.98	10.9%	31.5%	$210,468	11.8%	36.6%
2024	1	1,150	$42.84	2.3%	33.8%	$49,266	2.8%	39.4%
2025	4	10,850	$37.68	21.9%	55.6%	$408,865	22.9%	62.3%
2026	1	1,600	$33.00	3.2%	58.9%	$52,800	3.0%	65.3%
2027	0	0	$0.00	0.0%	58.9%	$0	0.0%	65.3%
2028	1	3,000	$40.00	6.0%	64.9%	$120,000	6.7%	72.0%
2029	0	0	$0.00	0.0%	64.9%	$0	0.0%	72.0%
2030	1	5,200	$45.00	10.5%	75.4%	$234,000	13.1%	85.1%
2031	4	9,200	$28.93	18.5%	94.0%	$266,132	14.9%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	94.0%	$0	0.0%	100.0%
Vacant	0	3,000	$0.00	6.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	20	49,600	$38.31	100.0%		$1,785,257	100.0%

(1)	Information is based on the underwritten rent roll dated August 16, 2021 with rent increases totaling approximately $9,068 through February 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

COVID-19 Update. As of September 10, 2021, the borrower has reported that the Fairway Retail Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full July and August 2021 rent payments. As of September 6, 2021, the Fairway Retail Center Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Fairway Retail Center is October 6, 2021. No lease modifications or rent relief was requested or granted.

The Market. The Fairway Retail Center Property is located in Pasadena, Texas. The Fairway Retail Center Property is located approximately 10 miles southeast of Houston.

According to the appraisal, the Fairway Retail Center Property is located in the Houston retail market. As of the first quarter of 2021, for the Houston retail market, average asking rent was $20.38 PSF, vacancy was 6.0%, and inventory totaled approximately 407.5 million SF. The Fairway Retail Center Property is located in the NASA/Clear Lake retail submarket of the Houston retail market. For the first quarter of 2021, that submarket had total inventory of approximately 28.3 million SF with a vacancy rate of 5.9% and average asking rents of $18.14 PSF.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius of the Fairway Retail Center Property was 9,497, 94,831 and 280,893, respectively. The estimated 2021 average household income within the same radii was $102,084, $80,151 and $83,287, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
	In-Line	Large Space	East Pad	L&N Nails	End Cap
Property SF	17,500	4,400	8,000	1,600	18,100
Market Rent (PSF)	$40.00	$30.00	$48.00	$65.00	$45.00
Lease Term (Years)	5	5	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	None	None	None	None	None
Tenant Improvements (New Tenant) (PSF)	$25.00	$25.00	$25.00	$25.00	$25.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$5.00	$5.00	$5.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #14	Cut-off Date Balance:	$17,033,151
5575-5769 Fairmont Parkway	Fairway Retail Center	Cut-off Date LTV:	69.1%
Pasadena, TX 77505		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to comparable leases for the Fairway Retail Center Property:

Comparable Leases Summary
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Fairway Retail Center 5575-5769 Fairmont Parkway Pasadena, TX	2002 / 2010, 2014	49,600(1)	-	-	-	-	-	-
Shepherd Center 1231 West 11th Street Houston, TX	2006 / NAP	7,848	25.6 miles	Revolucion Coffee and Juice Houston, LLC	May 2021 / 39	830	$40.00	NNN
Navigation Place Shopping Center 2929 Navigation Boulevard Houston, TX	2019 / NAP	19,366	21.0 miles	Stros Bros LLC dba Tea Presso	Nov. 2020 / 60	1,200	$35.00	NNN
Hawthorne Square 3407 Montrose Boulevard Houston, TX	1997 / NAP	14,544	21.0 miles	Lao Sze Chuan	Nov. 2020 / 60	3,500	$39.00	NNN
Shops at Cinco Ranch West 5215 Farm to Market 1463 Katy, TX	2015 / NAP	26,000	50.7 miles	Exquisite Nails	Apr. 2020 / 84	1,800	$31.00	NNN
Retail Center 9509 Farm to Market 1960 Bypass Road West Humble, TX	2019 / NAP	8,575	31.7 miles	Apollonia Management Group, LLC DBA Mint Dentistry	Mar. 2020 / 120	2,775	$40.00	NNN
Retail Center 9509 Farm to Market 1960 Bypass Road West Humble, TX	2019 / NAP	8,575	31.7 miles	Daniel, Max & Marc’ Andrea, LLC DBA Stanton Optical	Mar. 2020 / 120	3,000	$44.00	NNN
Retail Center 9509 Farm to Market 1960 Bypass Road West Humble, TX	2019 / NAP	8,575	31.7 miles	Mod Super Fast Pizza, LLC	Mar. 2020 / 120	2,800	$42.00	NNN
Wick Lane Shopping Center 12428 Memorial Drive Houston, TX	1954 / NAP	30,017	35.7 miles	Chohaili & Co Jewelers	Nov. 2019 / 60	3,000	$36.00	NNN
Alabama Row 1540 West Alabama Street Houston, TX	2017 / NAP	7,533	21.3 miles	Confidential	Oct. 2019 / 84	2,500	$45.00	NNN
23302 West Fernhurst Drive 23302 West Fernhurst Drive Katy, TX	2019 / NAP	10,000	51.2 miles	Confidential	Aug. 2019 / 60	2,600	$38.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated August 16, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #14	Cut-off Date Balance:	$17,033,151
5575-5769 Fairmont Parkway	Fairway Retail Center	Cut-off Date LTV:	69.1%
Pasadena, TX 77505		U/W NCF DSCR:	1.74x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fairway Retail Center Property:

Cash Flow Analysis
	2018	2019	2020	6/30/2021 TTM	UW	UW PSF
Gross Potential Rent(1)	$1,693,405	$1,697,927	$1,710,637	$1,772,017	$1,927,367	$38.86
Reimbursements	690,043	592,493	620,143	639,036	756,858	15.26
Other Income	13,866	14,817	12,812	18,941	18,941	0.38
Vacancy and Concessions	0	0	0	0	(142,110)	(2.87)
Effective Gross Income	$2,397,314	$2,305,237	$2,343,592	$2,429,994	$2,561,056	$51.63

Taxes	461,179	444,465	443,888	443,888	460,827	9.29
Insurance	20,194	21,162	24,745	29,205	55,026	1.11
Other Operating Expenses	378,932	371,739	352,971	388,295	401,468	8.09
Total Operating Expenses	$860,305	$837,366	$821,603	$861,388	$917,321	$18.49

Net Operating Income	$1,537,009	$1,467,871	$1,521,989	$1,568,606	$1,643,734	$33.14
TI/LC	0	0	0	0	24,800	0.50
Capital Expenditures	0	0	0	0	18,352	0.37
Net Cash Flow	$1,537,009	$1,467,871	$1,521,989	$1,568,606	$1,600,582	$32.27

Occupancy %(2)	94.4%	88.3%	90.7%	94.0%	94.7%
NOI DSCR	1.67x	1.60x	1.66x	1.71x	1.79x
NCF DSCR	1.67x	1.60x	1.66x	1.71x	1.74x
NOI Debt Yield	9.0%	8.6%	8.9%	9.2%	9.7%
NCF Debt Yield	9.0%	8.6%	8.9%	9.2%	9.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 16, 2021 with rent increases totaling approximately $9,068 through February 2022.

(2)	Occupancy % is shown as of December 31 of the corresponding year. 6/30/2021 TTM Occupancy % is as of August 16, 2021. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Victory Winn-Dixie Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	Various
Original Balance:	$16,190,000			General Property Type:	Retail
Cut-off Date Balance:	$16,166,465			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various
Borrower Sponsor:	Victory Real Estate Investments, LLC			Size:	236,430 SF
Guarantor:	Victory Real Estate Investments, LLC			Cut-off Date Balance Per SF:	$68
Mortgage Rate:	3.9500%			Maturity Date Balance Per SF:	$54
Note Date:	8/10/2021			Property Manager:	Victory Commercial Real Estate,
First Payment Date:	10/1/2021				Inc. (borrower-related)
Maturity Date:	9/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	360 months			UW NOI:	$1,667,245
IO Period:	0 months			UW NOI Debt Yield:	10.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	13.0%
Prepayment Provisions:	L(23),YM1(92),O(5)			UW NCF DSCR:	1.66x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,881,001 (6/30/2021 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$1,954,809 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$1,894,700 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	93.0% (6/16/2021)
Reserves				2nd Most Recent Occupancy:	95.8% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.6% (12/31/2019)
RE Tax:	$152,328	$14,854	NAP	Appraised Value (as of):	$22,780,000 (6/23/2021)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$96
Deferred Maintenance:	$38,375	$0	NAP	Cut-off Date LTV Ratio:	71.0%
Recurring Replacements:	$0	$3,982	NAP	Maturity Date LTV Ratio:	56.5%
TI/LC:	$0	$9,851	$472,860

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,190,000	99.0%	Loan Payoff:	$15,736,962	96.2%
Borrower Equity:	$164,995	1.0%	Closing Costs:	$427,330	2.6%
			Reserves:	$190,703	1.2%
Total Sources:	$16,354,995	100.0%	Total Uses:	$16,354,995	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the Victory Winn-Dixie Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Victory Winn-Dixie Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Victory Winn-Dixie Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,190,000 and secured by a first priority fee mortgage on four anchored retail properties totaling 236,430 SF located in Alabama and Florida (collectively, the “Victory Winn-Dixie Properties” or the “Victory Winn-Dixie Portfolio”).

The Borrowers and the Borrower Sponsor. The borrowers for the Victory Winn-Dixie Portfolio Mortgage Loan are 29 North Investors, LLC, Betts Crossing Investors, LLC, Clanton Investors, LLC and Greenbrier Station Investors, LLC, each a single-purpose Alabama or Florida limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantor and borrower sponsor is Victory Real Estate Investments, LLC. The borrowers are 99.5% owned by Victory Real Estate Investments, LLC, a privately held commercial real estate company based in Columbus, Georgia and 0.5% owned by Victory MS Management, LLC, which in turn is 100% owned by Victory Real Estate Investments, LLC. Victory Real Estate Investments, LLC’s portfolio is comprised of over four million SF of retail space concentrated in nine states in the southeastern United States.

The Properties.

Betts Crossing. Betts Crossing is a 58,400 SF grocery anchored shopping center located in the city of Opelika, Alabama. Originally constructed in 1996, the property is situated on an 11.5-acre site with 366 parking spaces (6.3 per 1,000 SF). As of June 16, 2021, the property is 95.9% leased to eight tenants, including Winn-Dixie (75.3% of NRA), Louie’s Chicken Fingers (6.2% of NRA), Melanin Café (4.1% of NRA), Marco’s Pizza (3.1% of NRA), and No.1 Chinese Restaurant (3.1% of NRA). Between 2017 and 2020, the related borrower spent approximately $372,000 in capital upgrades including parking lot, landscape and lighting improvements and building upgrades for tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$16,166,465
Property Addresses - Various	Victory Winn-Dixie Portfolio	Cut-off Date LTV:	71.0%
		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	10.3%

Clanton Marketplace. Clanton Marketplace is a 57,150 SF grocery anchored shopping center located in the city of Clanton, Alabama. Originally constructed in 1993, the property is situated on a 6.4-acre site with 318 parking spaces (5.6 per 1,000 SF). As of June 16, 2021, the property is 100% leased to nine tenants, including Winn-Dixie (61.2% of NRA), Badcock Home Furniture & More (14.8% of NRA), Encore Rehabilitation (6.3% of NRA), Dr. Maurice Lyn, OD (4.2% of NRA) and Classy Touch (4.0% of NRA). Between 2016 and 2020, the related borrower spent approximately $201,000 in capital upgrades including roof improvements, parking lot and signage improvements, HVAC units and building upgrades for tenants.

29 North Shopping Center. 29 North Shopping Center is a 58,040 SF grocery anchored shopping center located in the city of Cantonment (Pensacola), Florida off the South US Highway 29. Originally constructed in 1997, the property is situated on a 7.71-acre site with 315 parking spaces (5.4 per 1,000 SF). As of June 16, 2021, the property is 100% leased to five tenants, including Winn-Dixie (75.8% of NRA), ACE Hardware (15.9% of NRA), Little Caesar’s (2.8% of NRA), Subway (2.8% of NRA) and State Farm Insurance (2.8% of NRA). Between 2017 and 2020, the related borrower spent approximately $288,000 in capital upgrades including painting, parking lot improvements, building and landscape improvements and building upgrades for tenants.

Greenbrier Station. Greenbrier Station is a 62,840 SF grocery anchored shopping center located in the city of Anniston, Alabama. Originally constructed in 1997, the property is situated on a 7.69-acre site with 349 parking spaces (5.6 per 1,000 SF). As of June 16, 2021, the property is currently 77.7% leased to five tenants, including Winn-Dixie (70.0% of NRA), Nail Perfection (3.4% of NRA), The UPS Store (2.3% of NRA), The Fixx (1.9% of NRA) and Green Zone Recycling, a parking lot tenant. Between 2019 and 2020, the related borrower spent approximately $118,000 in capital upgrades including painting, parking lot and lighting improvements.

The following table presents detailed information with respect to each of the Victory Winn-Dixie Properties:

Victory Winn-Dixie Properties Summary
Property Name / Location	Property Subtype	Year Built	SF	Occupancy %	Allocated Whole Loan Amount (“ALA”)	% of ALA	UW NOI	Appraised Value
Betts Crossing Opelika, AL	Anchored	1996	58,400	95.9%	$4,285,000	26.5%	$441,601	$5,800,000
Clanton Marketplace Clanton, AL	Anchored	1993	57,150	100.0%	$4,175,000	25.8%	$444,144	$5,650,000
29 North Shopping Center Cantonment, FL	Anchored	1997	58,040	100.0%	$3,980,000	24.6%	$416,522	$5,380,000
Greenbrier Station Anniston, AL	Anchored	1997	62,840	77.7%	$3,750,000	23.2%	$364,978	$5,950,000
Total			236,430	93.0%	$16,190,000	100.0%	$1,667,245	$22,780,000

The following table presents a summary regarding the major tenants at the Victory Winn-Dixie Properties :

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)	Approx. % of Total Annual UW Rent	Most Recent Sales
							$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Winn-Dixie(5)	NR/Caa1/B+	167,000	70.6%	$1,311,800	$7.86	70.3%	$76,539,470	$458.32	1.7%	N	(4)	(4)
ACE Hardware	NR/NR/NR	9,240	3.9%	$60,060	$6.50	3.2%	NAV	NAV	NAV	N	2 x 5 year	5/31/2029
Badcock Home Furniture & More	NR/NR/NR	8,450	3.6%	$59,150	$7.00	3.2%	NAV	NAV	NAV	N	2 x 5 year	2/28/2023
Encore Rehabilitation	NR/NR/NR	3,600	1.5%	$38,160	$10.60	2.0%	NAV	NAV	NAV	N	None	11/30/2021
Louie’s	NR/NR/NR	3,600	1.5%	$28,800	$8.00	1.5%	NAV	NAV	NAV	N	None	6/30/2025
Subtotal/Wtd. Avg.		191,890	81.2%	$1,497,970	$7.81	80.3%

Other Tenants		28,100	11.9%	$367,579	$13.08	19.7%
Vacant Space		16,440	7.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		236,430	100.0%	$1,865,549	$8.48	100.0%

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Winn-Dixie occupies (i) 44,000 SF at the Betts Crossing property with a lease expiration of December 4, 2029 and has five, 5-year renewal options remaining, (ii) 35,000 SF at the Clanton Marketplace property with a lease expiration of March 10, 2029 and has three, 5-year renewal options remaining, (iii) 44,000 SF at the 29 North Shopping Center property with a lease expiration of October 8, 2029 and has five, 5-year renewal options remaining and (iv) 44,000 SF at the Greenbrier Station property with a lease expiration of January 29, 2029 and has five, 5-year renewal options remaining.

(5)	The Winn-Dixie leases at each of the Betts Crossing property, the 29 North Shopping Center property and the Greenbrier Station property provide Winn-Dixie with a right of first refusal to purchase the related property. The parent company of Winn-Dixie completed a Chapter 11 bankruptcy reorganization in 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$16,166,465
Property Addresses - Various	Victory Winn-Dixie Portfolio	Cut-off Date LTV:	71.0%
		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	10.3%

The following table presents certain information relating to the lease rollover at the Victory Winn-Dixie Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	3,600	$10.60	1.5%	1.5%	$38,160	2.0%	2.0%
2022	5	3,700	$16.43	1.6%	3.1%	$60,800	3.3%	5.3%
2023	5	15,250	$9.16	6.5%	9.5%	$139,737	7.5%	12.8%
2024	4	7,600	$10.86	3.2%	12.8%	$82,516	4.4%	17.2%
2025	2	5,400	$9.73	2.3%	15.0%	$52,560	2.8%	20.0%
2026	2	3,400	$13.62	1.4%	16.5%	$46,320	2.5%	22.5%
2027	2	2,640	$14.79	1.1%	17.6%	$39,036	2.1%	24.6%
2028	1	2,160	$16.00	0.9%	18.5%	$34,560	1.9%	26.5%
2029	5	176,240	$7.78	74.5%	93.0%	$1,371,860	73.5%	100.0%
2030	0	0	$0.00	0.0%	93.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	93.0%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	93.0%	$0	0.0%	100.0%
Vacant	0	16,440	$0.00	7.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	27	236,430	$8.48	100.0%		$1,865,549	100.0%

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Victory Winn-Dixie Portfolio Mortgage Loan was originated on August 10, 2021 and has a first payment date in October 2021. As of August 10, 2021 the Victory Winn-Dixie Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of September 15, 2021, the borrower has reported that the Victory Winn-Dixie Portfolio is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. The borrower provided short term rent deferrals and/or abatements to five tenants. All tenants have since completed their repayment plans and returned to paying contractual rent.

The Market. The Betts Crossing property is located in Opelika, Alabama in the Lee County retail submarket within the Columbus retail market. According to the appraisal, as of the first quarter of 2021, the Lee County submarket had approximately 7.5 million SF of retail space inventory, overall vacancy in the submarket was approximately 2.2% and asking rent was $12.32 PSF. According to the appraisal, as of the first quarter of 2021, the Columbus retail market had approximately 30.2 million SF of retail space inventory, overall vacancy in the market was approximately 5.1% and asking rent was $12.70 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Betts Crossing property was 3,436, 17,711 and 31,571 respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Betts Crossing property was $57,847, $64,166 and $64,395, respectively.

The Clanton Marketplace property is located in Clanton, Alabama in the Chilton County retail submarket within the Birmingham retail market. According to the appraisal, as of the first quarter of 2021, the Chilton County submarket had approximately 2.0 million SF of retail space inventory, overall vacancy in the submarket was approximately 1.1% and asking rent was $8.67 PSF. According to the appraisal, as of the first quarter of 2021, the Birmingham retail market had approximately 106.1 million SF of retail space inventory, overall vacancy in the market was approximately 4.2% and asking rent was $12.18 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Clanton Marketplace property was 2,637, 9,371 and 13,931 respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Clanton Marketplace property was $61,034, $65,808 and $66,700, respectively.

The Greenbrier Station property is located in Anniston, Alabama in the Calhoun County retail submarket within the Calhoun, Cleburne and Talladega counties retail market. According to the appraisal, as of the first quarter of 2021, the Calhoun County submarket had approximately 8.0 million SF of retail space inventory, overall vacancy in the submarket was approximately 2.9% and asking rent was $9.28 PSF. According to the appraisal, as of the first quarter of 2021, the Calhoun, Cleburne and Talladega counties retail market had approximately 13.6 million SF of retail space inventory, overall vacancy in the market was approximately 4.3% and asking rent was $9.25 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Greenbrier Station property was 2,993, 17,791 and 37,379 respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Greenbrier Station property was $96,423, $72,505 and $66,034, respectively.

The 29 North Shopping Center property is located in Cantonment, Florida in the Gonzalez/SW Santa Rosa retail submarket within the Pensacola retail market. According to the appraisal, as of the first quarter of 2021, the Gonzalez/SW Santa Rosa retail submarket had approximately 1.7 million SF of retail space inventory, overall vacancy in the submarket was approximately 3.5% and asking rent was $14.21 PSF. According to the appraisal, as of the first quarter of 2021, the Pensacola retail market had approximately 30.6 million SF of retail space inventory, overall vacancy in the market was approximately 3.1% and asking rent was $14.50 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the 29 North Shopping Center property was 2,462, 24,186 and 56,207 respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the 29 North Shopping Center property was $97,644, $89,812 and $80,260, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$16,166,465
Property Addresses - Various	Victory Winn-Dixie Portfolio	Cut-off Date LTV:	71.0%
		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data for grocery anchor tenants at comparable retail properties with respect to the Betts Crossing property, the Clanton Marketplace property and the Greenbrier Station property:

Comparable Grocery Anchor Retail Lease Summary
Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Betts Crossing (subject)(1) Opelika, AL	Winn-Dixie	44,000	Dec. 2016	$7.75	13
Clanton Marketplace (subject)(1) Clanton, AL	Winn-Dixie	35,000	Mar. 2018	$8.00	11
Greenbrier Station (subject)(1) Anniston, AL	Winn-Dixie	44,000	Jan. 2017	$7.70	12
South Plaza Brooksville, FL	Winn-Dixie	45,000	Nov. 2020	$8.00	10
Semmes Marketplace Semmes, AL	Winn-Dixie	44,000	Mar. 2020	$9.75	10
Lake City Commons Lake City, AL	Kroger	63,419	July 2018	$8.00	6
Winn Dixie Deltona, FL	Winn-Dixie	48,467	Jan. 2018	$9.47	10

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Betts Crossing property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Rent PSF	Lease Type
Betts Crossing (subject)(1) Opelika, AL	1996	58,400	Louie’s	3,600	$8.00	NNN
University Village Auburn, AL	2003	34,970	Undisclosed	1,550	$16.00	NNN
Asbury Hills Professional Center Auburn, AL	2008	14,000	Undisclosed	1,400	$14.50	NNN
Freestanding Retail Building Opelika, AL	1971	4,032	Undisclosed	3,180	$12.50	NNN
Corner Village Shopping Center Auburn, AL	2016	9,000	WNB Factory	1,500	$19.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Betts Crossing property:

Market Rent Summary
Market Rent PSF
Grocery Anchor:	$8.50
Shops:	$12.50

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$16,166,465
Property Addresses - Various	Victory Winn-Dixie Portfolio	Cut-off Date LTV:	71.0%
		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Clanton Marketplace property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Rent PSF	Lease Type
Clanton Marketplace (subject)(1) Clanton, AL	1993	57,150	Badcock Home Furniture & More	8,450	$7.00	NNN
Payton Park Sylacauga, AL	1996	53,400	Direct Auto Insurance	1,400	$16.20	NNN
3251-3271 Malcolm Drive Montgomery, AL	2005	9,624	El Taco Shop	1,850	$14.00	NNN
Essex Square Marketplace Northport, AL	1992	62,575	Staffing Agency	1,200	$15.50	NNN
Columbiana Square Columbiana, AL	1997	59,951	Undisclosed	1,200	$8.00	NNN
Shops at Montevallo Montevallo, AL	2005	10,119	Undisclosed	2,000	$14.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Clanton Marketplace property:

Market Rent Summary
Market Rent PSF
Grocery Anchor:	$8.50
Shops:	$10.50

Source: Appraisal.

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Greenbrier Station property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Rent PSF	Lease Type
Greenbrier Station (subject)(1) Anniston, AL	1997	62,840	Nail Perfection	2,160	$16.00	NNN
The Colonnade Oxford, AL	1998	27,050	Smoothie Shop	1,200	$12.00	NNN
Anniston Commons Anniston, AL	1988	104,000	Undisclosed	2,000	$14.00	NNN
Jacksonville Crossing Jacksonville, AL	1980	42,500	Sun Com Mobile	1,580	$10.50	NNN
Anniston Commons Anniston, AL	1988	104,000	Undisclosed	2,000	$12.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Greenbrier Station property:

Market Rent Summary
Market Rent PSF
Grocery Anchor:	$8.50
Shops:	$11.50

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$16,166,465
Property Addresses - Various	Victory Winn-Dixie Portfolio	Cut-off Date LTV:	71.0%
		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data for grocery anchor tenants at comparable retail properties with respect to the 29 North Shopping Center property:

Comparable Grocery Anchor Retail Lease Summary
Location	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
29 North Shopping Center (subject)(1) Cantonment, FL	Winn-Dixie	44,000	Oct. 2017	$8.00	12
Brooksville, FL	Winn-Dixie	45,000	Nov. 2020	$8.00	10
Panama City, FL	Winn-Dixie	51,668	Sep. 2020	$7.24	10
Semmes, AL	Winn-Dixie	44,000	Mar. 2020	$9.75	10
Lake City, GA	Kroger	63,419	July 2018	$8.00	6

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the 29 North Shopping Center property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Rent PSF	Lease Type
29 North Shopping Center (subject)(1) Cantonment, FL	1997	58,040	ACE Hardware	9,240	$6.50	NNN
Point Crossing Pensacola, FL	2018	19,680	VIP Healthcare	3,500	$15.00	NNN
Pine Forest Corners Pensacola, FL	2014	17,900	Purple Onion	1,400	$18.00	NNN
Pine Forest Commons Pensacola, FL	1998/2007	27,916	Camacho	4,000	$16.00	NNN
Northside Plaza Cantonment, FL	1986	46,000	Hershey’s Ice Cream	1,300	$11.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 16, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 29 North Shopping Center Property:

Market Rent Summary
Market Rent PSF
Grocery Anchor:	$8.25
Shops:	$15.25

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$16,166,465
Property Addresses - Various	Victory Winn-Dixie Portfolio	Cut-off Date LTV:	71.0%
		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Victory Winn-Dixie Portfolio:

Cash Flow Analysis(1)
	2018	2019	2020	6/30/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$1,826,251	$1,890,713	$1,933,044	$1,909,923	$2,027,159	$8.57
Total Recoveries	$363,529	$352,013	$364,168	$338,359	$358,356	$1.52
Other Income	$29,082	$61,632	$52,494	$36,134	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($245,107)	($1.04)
Effective Gross Income	$2,218,862	$2,304,357	$2,349,706	$2,284,415	$2,140,409	$9.05

Real Estate Taxes	$170,910	$164,158	$170,712	$174,095	$181,166	$0.77
Insurance	$24,487	$29,842	$34,783	$36,303	$32,035	$0.14
Other Expenses	$213,331	$215,658	$189,402	$193,017	$259,963	$1.10
Total Expenses	$408,728	$409,658	$394,896	$403,416	$473,164	$2.00

Net Operating Income	$1,810,135	$1,894,700	$1,954,809	$1,881,001	$1,667,245	$7.05
Capital Expenditures	$0	$0	$0	$0	$48,198	$0.20
TI/LC	$0	$0	$0	$0	$90,646	$0.38
Net Cash Flow	$1,810,135	$1,894,700	$1,954,809	$1,881,001	$1,528,401	$6.46

Occupancy %	95.8%	98.6%	95.8%	93.0%	89.6%
NOI DSCR	1.96x	2.06x	2.12x	2.04x	1.81x
NCF DSCR	1.96x	2.06x	2.12x	2.04x	1.66x
NOI Debt Yield	11.2%	11.7%	12.1%	11.6%	10.3%
NCF Debt Yield	11.2%	11.7%	12.1%	11.6%	9.5%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is based on the June 16, 2021 underwritten rent roll.

Partial Release. The borrowers have the right to obtain the release of up to two of the individual Victory Winn-Dixie Portfolio Properties after the expiration of the lockout period and prior to the open prepayment date, upon prepayment of a release price of 120% of the allocated loan amount of the property being released, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, provided that (i) the debt yield and debt service coverage ratio after the release are equal to or greater than the greater of 9.44% and 1.66x, respectively, and the debt yield and debt service coverage ratio immediately prior to such release, (ii) the loan-to-value ratio after the release is less than or equal to the lesser of 71.1% and the loan-to-value ratio immediately prior to such release and (iii) the release must comply with REMIC rules and conditions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L7

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), KeyBanc Capital Markets Inc. (together with its affiliates, “KBCM”), BMO Capital Markets Corp. (together with its affiliates, “BMO Capital Markets”) and Mischler Financial Group, Inc. (together with its affiliates, “Mischler” and, collectively with Morgan Stanley, KBCM and BMO Capital Markets, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF Morgan Stanley & Co. LLC, KEYBANC CAPITAL MARKETS INC., BMO CAPITAL MARKETS CORP. AND MISCHLER FINANCIAL GROUP, INC. HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.